                                                                  Exhibit 10.32

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         dated as of September 23, 2003

                                      among

                             STAR GAS PROPANE, L.P.,

                            THE LENDERS NAMED HEREIN,

                              WACHOVIA BANK, N.A.,
                             as Documentation Agent,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                                       and

                               JPMORGAN CHASE BANK
                             as Administrative Agent

--------------------------------------------------------------------------------

                           J.P. MORGAN SECURITIES INC.
                                       and
                             FLEET SECURITIES INC.,
                   as Co-Lead Arrangers and Joint Bookrunners


                                TABLE OF CONTENTS

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Article I DEFINITIONS ......................................................................1
   Section 1.01.   Defined Terms ...........................................................1
   Section 1.02.   Terms Generally ........................................................40
   Section 1.03.   Types of Borrowings ....................................................41

Article II THE CREDITS ....................................................................41
   Section 2.01.   Commitment to Make Loans ...............................................41
   Section 2.02.   Loans ..................................................................43
   Section 2.03.   Notice of Borrowings ...................................................44
   Section 2.04.   Notes; Repayment of Loans ..............................................45
   Section 2.05.   Fees ...................................................................45
   Section 2.06.   Interest on Loans ......................................................46
   Section 2.07.   Default Interest .......................................................47
   Section 2.08.   Alternate Rate of Interest .............................................47
   Section 2.09.   Termination and Reduction of Commitments ...............................48
   Section 2.10.   Conversion and Continuation of Borrowings ..............................49
   Section 2.11.   Mandatory Repayments and Prepayments ...................................51
   Section 2.12.   Optional Prepayments ...................................................54
   Section 2.13.   Reserve Requirements; Certain Changes in Circumstances .................55
   Section 2.14.   Change in Legality .....................................................57
   Section 2.15.   Indemnity ..............................................................57
   Section 2.16.   Pro Rata Treatment .....................................................58
   Section 2.17.   Sharing of Setoffs .....................................................58
   Section 2.18.   Payments ...............................................................59
   Section 2.19.   Taxes ..................................................................59
   Section 2.20.   Assignment of Commitments Under Certain Circumstances ..................61
   Section 2.21.   Letters of Credit ......................................................61

Article III REPRESENTATIONS AND WARRANTIES ................................................66
   Section 3.01.   Organization; Powers ...................................................66
   Section 3.02.   Authorization ..........................................................67
   Section 3.03.   Enforceability .........................................................67
   Section 3.04.   Consents and Governmental Approvals ....................................68
   Section 3.05.   Business; Financial Statements .........................................68
   Section 3.06.   No Material Adverse Change .............................................69
   Section 3.07.   Title to Properties; Possession Under Leases ...........................69
   Section 3.08.   Subsidiaries ...........................................................70
   Section 3.09.   Litigation; Compliance with Laws .......................................70
   Section 3.10.   Agreements .............................................................70
   Section 3.11.   Federal Reserve Regulations ............................................70
   Section 3.12.   Investment Company Act; Public Utility Holding Company Act .............70
   Section 3.13.   Use of Proceeds ........................................................71


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   Section 3.14.   Tax Returns ............................................................71
   Section 3.15.   No Material Misstatements ..............................................71
   Section 3.16.   Employee Benefit Plans .................................................72
   Section 3.17.   Environmental and Safety Matters .......................................73
   Section 3.18.   Security Interests .....................................................74
   Section 3.19.   Solvency ...............................................................74
   Section 3.20.   Transactions with Affiliates ...........................................74
   Section 3.21.   Ownership ..............................................................74
   Section 3.22.   Insurance ..............................................................75
   Section 3.23.   Labor Relations ........................................................75
   Section 3.24.   Changes, etc ...........................................................75
   Section 3.25.   Indebtedness ...........................................................75
   Section 3.26.   Assets and Business ....................................................75
   Section 3.27.   Chief Executive Office .................................................76
   Section 3.28.   Fixed Price Supply Contracts ...........................................76
   Section 3.29.   Trading and Inventory Policies .........................................76

Article IV CONDITIONS OF LENDING ..........................................................77
   Section 4.01.   Effectiveness ..........................................................77
   Section 4.02.   All Extensions of Credit ...............................................83
   Section 4.03.   Tranche B Extensions of Credit .........................................85

Article V ACCOUNTING; FINANCIAL STATEMENTS; INSPECTION ....................................87
   Section 5.01.   Accounting .............................................................87
   Section 5.02.   Financial Statements ...................................................87
   Section 5.03.   Inspection .............................................................92

Article VI BUSINESS AND FINANCIAL COVENANTS ...............................................93
   Section 6.01.   Indebtedness ...........................................................93
   Section 6.02.   Liens, etc .............................................................97
   Section 6.03.   Investments, Guaranties, etc ...........................................99
   Section 6.04.   Restricted Payments ...................................................100
   Section 6.05.   Transactions with Affiliates ..........................................101
   Section 6.06.   Prohibited Stock and Indebtedness .....................................101
   Section 6.07.   Consolidation, Merger, Sale of Assets, etc ............................102
   Section 6.08.   Partnership or Corporate Existence etc.; Business .....................105
   Section 6.09.   Payment of Taxes and Claims ...........................................105
   Section 6.10.   Compliance with ERISA .................................................105
   Section 6.11.   Maintenance of Properties; Insurance ..................................106
   Section 6.12.   Operative Agreements; Collateral Documents ............................107
   Section 6.13.   Chief Executive Office ................................................107
   Section 6.14.   Covenant to Secure Notes Equally ......................................107
   Section 6.15.   Compliance with Laws ..................................................108
   Section 6.16.   Further Assurances ....................................................108
   Section 6.17.   Subsidiaries ..........................................................109
   Section 6.18.   Use of Proceeds .......................................................110
   Section 6.19.   Accounting Changes ....................................................110


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   Section 6.20.   Certain Real Property .................................................111
   Section 6.21.   Sale and Lease-Back Transactions ......................................112
   Section 6.22.   Acquisitions ..........................................................112
   Section 6.23.   Impairment of Security Interests ......................................112
   Section 6.24.   Limitation on Restrictions on Subsidiary Dividends, etc ...............112
   Section 6.25.   No Other Negative Pledges .............................................112
   Section 6.26.   Sales of Receivables ..................................................113
   Section 6.27.   Fixed Price Supply Contracts; Certain Policies ........................113
   Section 6.28.   Certain Operations ....................................................113
   Section 6.29.   Funded Debt to Cash Flow ..............................................114
   Section 6.30.   Independent Corporate Existence .......................................114

Article VII EVENTS OF DEFAULT ............................................................115
   Section 7.01.   Events of Default .....................................................115
   Section 7.02.   Remedies ..............................................................119

Article VIII THE AGENTS AND ISSUING BANK .................................................120
   Section 8.01.   Appointment and Authorization .........................................120
   Section 8.02.   Liability of Agents ...................................................120
   Section 8.03.   Action by Agents ......................................................121
   Section 8.04.   Notice of Default .....................................................121
   Section 8.05.   Successor Agents ......................................................121
   Section 8.06.   Agent and Affiliate ...................................................122
   Section 8.07.   Indemnification .......................................................122
   Section 8.08.   Credit Decision .......................................................123
   Section 8.09.   Intercreditor Agreement ...............................................123

Article IX MISCELLANEOUS .................................................................123
   Section 9.01.   Notices ...............................................................123
   Section 9.02.   Survival of Agreement .................................................125
   Section 9.03.   Binding Effect ........................................................125
   Section 9.04.   Successors and Assigns; Participations and Assignments ................126
   Section 9.05.   Expenses; Indemnity ...................................................129
   Section 9.06.   Right of Setoff .......................................................131
   Section 9.07.   Applicable Law ........................................................131
   Section 9.08.   Waivers; Amendment ....................................................131
   Section 9.09.   Interest Rate Limitation ..............................................133
   Section 9.10.   Entire Agreement ......................................................133
   Section 9.11.   Severability ..........................................................133
   Section 9.12.   Counterparts ..........................................................134
   Section 9.13.   Headings ..............................................................134
   Section 9.14.   Jurisdiction; Consent to Service of Process; Waiver of
                      Jury Trial .........................................................134
   Section 9.15.   LEGEND ................................................................134
   Section 9.16.   Effect of Amendment and Restatement of the Existing Credit
                      Agreement ..........................................................135
   Section 9.17.   Special Provisions ....................................................135

Schedules

Schedule 1.01A     Lenders and Commitments
Schedule 1.01B     Restricted Subsidiaries
Schedule 3.07(a)   Real Property Not Owned or Leased
Schedule 3.07(b)   Real Property Owned or Leased
Schedule 3.08      Subsidiaries
Schedule 3.09      Litigation
Schedule 3.14      State Taxes
Schedule 3.16      Employee Benefit Plans
Schedule 3.17      Environmental Matters
Schedule 3.18      Security Interests
Schedule 3.20      Transactions with Affiliates
Schedule 3.28      Fixed Price Supply Contracts
Schedule 6.30      Independent Corporate Existence

Exhibits

Exhibit A-1        Form of Tranche A Revolving Credit Note
Exhibit A-2        Form of Tranche B Note
Exhibit B-1        Form of General Partner Consent and Agreement
Exhibit B-2        Form of Public Partnership Consent and Agreement
Exhibit C          Form of Subsidiaries Consent and Agreement
Exhibit D          Form of Intercompany Note
Exhibit E          Form of Assignment and Acceptance
Exhibit F-1        Form of Opinion of Phillips Nizer LLP
Exhibit F-2        Form of Opinion of Local Counsel to Borrower
Exhibit G          Form of Perfection Certificate
Exhibit H          Form of Supplemental Agreement
Exhibit I-1        Form of Notice of Borrowing
Exhibit I-2        Form of Borrowing Certificate
Exhibit J          Form of Agreement of Lenders and Supplement to Intercreditor
                      Agreement
Exhibit K          Form of Compliance Certificate
Exhibit L          Form of Exemption Certificate
Exhibit M          Form of Solvency Certificate
Exhibit N          Form of Cash Collateral Agreement
Exhibit O          Form of Lockbox Agreement
Exhibit P          Form of Mortgage
Exhibit Q          Form of Borrowing Base Certificate

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 23, 2003, among STAR GAS PROPANE, L.P., a Delaware limited partnership (the "Borrower"), the Lenders (as defined herein), WACHOVIA BANK, N.A., as documentation agent (in such capacity, the "Documentation Agent"), FLEET NATIONAL BANK, as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

          WHEREAS, the Borrower is a party to that certain Credit Agreement, dated as of December 13, 1995 (as amended, the "Existing Credit Agreement"), together with the lenders named therein, The First National Bank of Boston, as administrative agent, and Nationsbank, N.A., as documentation agent;

          WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement; and

          WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement subject to the terms and conditions as set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree that on the Closing Date, as provided in Section 9.16, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any ABR Revolving Loan or ABR Tranche B Term
Loan.

          "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Tranche A Revolving Loan" shall mean any Tranche A Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Tranche B Revolving Loan" shall mean any Tranche B Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Account Debtor" shall mean any Person who is obligated to the Borrower or any Restricted Subsidiary under, with respect to or on account of any Receivable.

          "Acquired Business Entity" means (i) any business entity the capital stock or assets of which have been acquired substantially as an entirety by the Borrower by purchase, merger or, consolidation, and (ii) any other assets which were operated as an identifiable business unit, i.e., a branch or division of a business entity and which have been acquired substantially as an entirety by the Borrower.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate, rounded upwards to the nearest 1/100%, obtained by dividing (a) the LIBO Rate for such Interest Period by (b) an amount equal to 1 minus the Statutory Reserves, if any; provided, however, that if at any time during such Interest Period the Statutory Reserves applicable to such Eurodollar Borrowing changes, the Adjusted LIBO Rate shall automatically be adjusted to reflect such change, effective as of the date of such change.

          "Administrative Agent" shall mean JPMorgan Chase Bank, together with its affiliates, in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

          "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that (i) for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, (ii) as applied to the Borrower, the term "Affiliate" shall include Petro Holdings, Petro, all Subsidiaries of Petro, the General Partner and the Public Partnership, and (iii) no Person which is an institution shall be deemed to be an Affiliate of the Borrower solely by reason of ownership of the Facilities Obligations or other securities issued in exchange for the Facilities Obligations or by reason of having the benefits of any agreements or covenants contained in this Agreement or the other Loan Documents.

          "After Acquired Property" shall have the meaning assigned to such term in Section 6.20.

          "Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agent.

          "Aggregate Cost of Unmortgaged Property" shall have the meaning assigned to such term in Section 6.20.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

          "Agreement of Lenders and Supplement to Intercreditor Agreement" shall mean the Agreement of Lenders and Supplement to Intercreditor Agreement, dated as of the date hereof among the Borrower, the Lenders and the Trustee, substantially in the form of Exhibit J hereto.

          "Agreement of Parity Lenders and Supplement to Intercreditor Agreement" shall mean the Agreement of Parity Lenders and Supplement to Intercreditor Agreement, dated as of the date hereof among the Borrower, the Lenders party to the Parity Debt Credit Agreement and the Trustee.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Federal Funds Effective Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

          "Applicable Margin" shall mean (a) with respect to any ABR Tranche A Revolving Loan, the Applicable Tranche A ABR Margin, (b) with respect to any Eurodollar Tranche A Revolving Loan, the Applicable Tranche A Eurodollar Margin,
(c) with respect to any ABR Tranche B Revolving Loan or ABR Tranche B Term Loan, the Applicable Tranche B ABR Margin and (d) with respect to any Eurodollar Tranche B Revolving Loan or Eurodollar Tranche B Term Loan, the Applicable Tranche B Eurodollar Margin.

          "Applicable Tranche A ABR Margin" shall mean, with respect to any Tranche A Revolving Loan outstanding on any day:

          (i)  0.625%, if such day falls within a Level I Pricing Period;

          (ii) 0.875%, if such day falls within a Level II Pricing Period; and

          (iii) 1.125%, if such day falls within a Level III Pricing Period.

          "Applicable Tranche A Eurodollar Margin" shall mean, with respect to any Tranche A Revolving Loan outstanding on any day:

          (i)  1.625%, if such day falls within a Level I Pricing Period;

          (ii) 1.875%, if such day falls within a Level II Pricing Period; and

          (iii) 2.125%, if such day falls within a Level III Pricing Period.

          "Applicable Tranche B ABR Margin" shall mean, with respect to any Tranche B Revolving Loan or Tranche B Term Loan outstanding on any day:

          (i) 0.625%, if such day falls within a Level I Pricing Period;

          (ii) 0.875%, if such day falls within a Level II Pricing Period; and

          (iii) 1.125%, if such day falls within a Level III Pricing Period.

          "Applicable Tranche B Eurodollar Margin" shall mean, with respect to any Tranche B Revolving Loan or Tranche B Term Loan outstanding on any day:

          (i) 1.625%, if such day falls within a Level I Pricing Period;

          (ii) 1.875%, if such day falls within a Level II Pricing Period; and

          (iii) 2.125%, if such day falls within a Level III Pricing Period.

          "Assets" shall mean the productive assets of the Borrower and its Restricted Subsidiaries which are used and useful in their business and operations and are pledged as Collateral to the Trustee.

          "Assignee" shall have the meaning set forth in Section 9.04(b).

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit E or such other form as shall be approved by the Administrative Agent.

          "Audited Financial Statements" shall have the meaning assigned to such term in Section 3.05(c).

          "Available Cash", with respect to any calendar quarter, shall mean (a) the sum of (i) all cash of the Borrower and the Restricted Subsidiaries on hand at the end of such quarter and (ii) all additional cash of the Borrower and the Restricted Subsidiaries on hand through available borrowings made after the end of such quarter (provided that such borrowings shall in no event exceed available borrowings as of the end of such quarter) at the date of determination of Available Cash with respect to such quarter, less (b) any cash reserves that the General Partner shall determine to be necessary or appropriate in its reasonable discretion to (A) provide for the proper conduct of the business of the Borrower and the Restricted Subsidiaries (including cash reserves for future capital expenditures) or (B) provide funds for distributions under Sections 5.4(a)(i), (ii), and (iii) or 5.4(b)(i) of the MLP Agreement in respect of any one or more of the next four quarters or (C) comply with applicable law or any loan agreement (including this Agreement and the Note Agreements), mortgage, security agreement, debt instrument or other agreement or obligation to which the Borrower or any Restricted Subsidiary is a party or its assets are subject (including the payment of principal, Make Whole Amount (as defined in the 1995 Note Agreement), if applicable, and interest in respect of the Mortgage Notes, the 2000 Parity Notes, the 2001 Parity Notes, the Notes and the notes under the Parity Debt Credit Agreement Facility); provided that Available Cash shall exclude, without duplication, (w) in each calendar quarter, a reserve equal to the Specified Percentage of the aggregate amount of all interest in respect of all Indebtedness of the Borrower and the Restricted Subsidiaries to be paid or to accrue in the next quarter (assuming, in the case of Indebtedness incurred hereunder, that such Indebtedness will bear interest at the then prevailing rate for Eurodollar Loans of the applicable Class for one-month's duration, plus the Applicable Margin for such Loans, and assuming in the case of other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter will remain in effect until such Indebtedness is due to be paid), (x) with respect to any Indebtedness of which principal and/or interest is payable annually (provided, in the case of principal, that such Indebtedness is secured equally and ratably with the Mortgage Notes), in the third calendar quarter immediately preceding each calendar quarter in which any scheduled principal and/or interest payment is due with respect to such Indebtedness (a "payment quarter"), a reserve equal to at least 25% of the aggregate amount of all principal and interest to be paid in respect of such Indebtedness secured equally and ratably with the Mortgage Notes in such payment quarter; in the second calendar quarter immediately preceding a payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal and interest to be paid in respect of such Indebtedness in such payment quarter; and in the calendar quarter immediately preceding a payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal and interest to be paid in respect of such Indebtedness in such payment quarter, (y) with respect to the Mortgage Notes and any other Indebtedness of which principal and/or interest is payable semi-annually or otherwise less frequently than quarterly (provided, in the case of principal, that such Indebtedness is secured equally and ratably with the Mortgage Notes), in each calendar quarter a reserve equal to at least 50% of the aggregate amount of all principal and interest to be paid in respect of the Mortgage Notes and such other Indebtedness in the next quarter; provided, further, that the amount of such reserve specified in clauses (x) and (y) of this definition for principal amounts to be paid shall be reduced by the aggregate principal amount of all binding, irrevocable letters of credit established to refinance such principal amounts, and (z) any assets of any Unrestricted Subsidiary.

          "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" shall have the meaning assigned to such term in the preamble hereto.

          "Borrower Security Agreement" shall mean the Pledge and Security Agreement dated as of December 13, 1995 among the Borrower, the General Partner, the Restricted Subsidiaries and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Borrowing" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect. For purposes of

Section 4.02, a "Borrowing" does not include a conversion of any previously outstanding Tranche B Revolving Loan into a Tranche B Term Borrowing pursuant to
Section 2.01(c).

          "Borrowing Base" shall mean an amount equal to the Loan Value of Eligible Receivables, Eligible Commodities Inventory and Eligible
Non-Commodities Inventory, determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent as required by Section 4.01(k)(v) or Section 5.02(k).

          "Borrowing Base Certificate" shall mean a certificate of the Financial Officer of the Borrower, substantially in the form of Exhibit Q hereto, delivered to the Administrative Agent pursuant to Section 4.01(k)(v) or Section 5.02(k).

          "Business" shall mean the operation by the Borrower and its Subsidiaries (other than Petro Holdings or its Subsidiaries) of the wholesale and retail sale, distribution and storage of propane gas, heating oil, diesel fuel and gasoline and related petroleum derivative products and the provision of services to customers, and the related retail sale of supplies and equipment, including home appliances.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the applicable interbank market.

          "Capital Contribution" shall mean the net cash proceeds received by the Borrower from the General Partner or from the Public Partnership as a capital contribution or as consideration for the issuance by the Borrower of additional partnership interests, in each case for the sole purpose of funding the expenditures referred to in Section 6.01(b).

          "Capital Expenditures" shall mean, for any period, all amounts (whether paid in cash or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or other capital expenditures; provided that it is agreed that the Capital Expenditures of Unrestricted Subsidiaries shall not be consolidated with those of the Borrower and its Restricted Subsidiaries for purposes of calculating "Capital Expenditures".

          "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as opposed to being accounted for as operating lease expenses on an income statement of such Person under GAAP) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock" of any Person shall mean any and all shares, partnership, limited liability company and other interests (general or limited), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person.

          "Cash Collateral Agreement" shall mean the Cash Collateral Agreement dated as of the date hereof among the Borrower, the Administrative Agent and the Trustee in the form of Exhibit N, as amended, supplemented or otherwise modified from time to time.

          "Cash Equivalents" shall mean:

               (a) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

               (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest generic rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

               (c) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest generic ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

               (d) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (I) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (II) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks");

               (e) bankers' acceptances eligible for rediscount under requirements of the Board and accepted by Permitted Banks; and

               (f) obligations of the type described in clause (a), (b), (c) or
     (d) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question.

          "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

          "Change in Control" shall mean the occurrence of any of the following events: (i) the partners of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (ii) the General Partner shall cease for any reason (other than a Qualifying Involuntary Removal) to be the sole general partner of the Borrower and, in the case of an Involuntary Removal (so long as no other Event of Default or Default shall have occurred and be continuing), a period of at least 60 days shall have elapsed since the occurrence of such Involuntary Removal; (iii) the Public Partnership ceases for any reason to beneficially own, directly or indirectly, 100% of all classes of Capital Stock of the Borrower (other than the General Partner's interest in the Borrower); (iv) the General Partner shall cease for any reason (other than a Qualifying Involuntary Removal) to be the sole general partner of the Public Partnership and, in the case of an Involuntary Removal (so long as no other Event of Default or Default shall have occurred and be continuing), a period of at least 60 days shall have elapsed since the occurrence of such Involuntary Removal; or (v) the Sevin Group collectively shall cease for any reason to beneficially own Capital Stock having the voting power to elect all of the directors or other governing board of the General Partner.

          "Charges" shall have the meaning assigned to such term in Section
9.09.

          "Class" shall have the meaning assigned to such term in Section 1.03.

          "Closing" shall mean the time at which this Agreement shall become effective.

          "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied, which date is September 23, 2003.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents.

          "Collateral Documents" shall mean the Security Agreements, the Subsidiaries Consent and Agreement, the General Partner Consent and Agreement, the Public Partnership Consent and Agreement, the Motor Vehicle Security Agreements, the Perfection Certificate, the Lockbox Agreements, the Mortgages, the Intercreditor Agreement, the Agreement of Lenders and Supplement to Intercreditor Agreement, the Cash Collateral Agreement, checking and deposit account agreements and all other security agreements and other documents and instruments executed and/or delivered pursuant to the terms hereof or thereof (including the certificates of title referred to in Section 4.01(c) of the Borrower Security Agreement) in order to secure any Facilities Obligations and Parity Debt or perfect any Lien granted for the benefit of the Lenders and the holders of Parity Debt pursuant thereto.

          "Commitment" shall mean, with respect to any Lender, such Lender's Tranche A Revolving Credit Commitment and Tranche B Commitment.

          "Commitment Fees" shall mean the Tranche A Commitment Fees and the Tranche B Commitment Fees.

          "Commodities Inventory" shall mean all inventory consisting of propane gas and other petroleum derivative products of, and held for sale by, the Borrower or any Restricted Subsidiary.

          "Commodity Hedging Agreement" shall mean any agreement or arrangement designed solely to protect the Borrower and the Restricted Subsidiaries against fluctuations in the price of propane with respect to quantities of propane that the Borrower and the Restricted Subsidiaries reasonably expect to purchase from suppliers, sell to their customers or need for their inventory during the period covered by such agreement or arrangement.

          "Conduit Lender" shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that, the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.13, Section 2.15, Section 2.19 or
Section 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

          "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated August 2003 and furnished to certain Lenders.

          "Consolidated Cash Flow" shall mean at any date of determination, for the Reference Period with respect to such date of determination, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (a) Consolidated Net Income and (b) all amounts deducted in arriving at such Consolidated Net Income in respect of (I) interest charges (including amortization of debt discount and expense and imputed interest in Capital Lease Obligations), (II) provisions for all taxes and reserves (including reserves for deferred income taxes) and (III) non-cash items, including, without limitation, non-cash expenses or losses incurred as a result of Statement of Financial Accounting Standard Number 133 and the implementation of Statement of Financial Accounting Standard Numbers 141 and 142 less (ii) without duplication, any non-cash items added in the determination of such Consolidated Net Income for such period. Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the Reference Period with respect to any date of determination to, without duplication, any asset sales or asset acquisitions (including any asset acquisition giving rise to the need to make such calculation as a result of the Borrower or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness) occurring during the period commencing on the first day of such Reference Period to and including the date of determination, as if such asset sale or asset acquisition occurred on the first day of such

Reference Period. The pro forma calculations required by this definition will be determined in accordance with GAAP, shall be certified by a Financial Officer of the Borrower, and shall be calculated in a manner reasonably satisfactory to the Required Lenders; provided, however, that such calculation shall be made (i) based on the historical sales volume associated with any Eligible Propane Acquisition for the Reference Period with respect to the date of such acquisition, less estimated post-acquisition loss of sales volume (not to be less than three percent (3%)), (ii) based on the actual cost to the Borrower of the volume of goods sold as determined in clause (i) above, (iii) based on the pro forma expenses that would have been incurred by the Borrower in the operation of such Eligible Propane Acquisition if it had occurred on the first day of such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower in the operation of such Eligible Propane Acquisition and non-personnel costs and expenses incurred by the Borrower or the General Partner in the operation of the Business at similarly situated facilities of the Borrower and the Restricted Subsidiaries, and (iv) without inclusion of the operations of any Unrestricted Subsidiary.

          "Consolidated Interest Expense" shall mean as of any date of determination, the total amount payable by the Borrower and its Restricted Subsidiaries on a consolidated basis (it being understood that amounts payable by Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Consolidated Interest Expense), during the Reference Period with respect to such date of determination, in respect of all interest charges (including amortization of debt discount and expense and imputed interest on actual payments under Capital Lease Obligations) during such Reference Period with respect to Indebtedness of the Borrower and its Restricted Subsidiaries.

          "Consolidated Net Income" shall mean, with reference to any period, the net income (or deficit) of the Borrower and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis (it being understood that the net income of Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Consolidated Net Income), after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions (but subject to the limitations specified in the proviso below), (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,
(e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),
(f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Restricted Subsidiary, (i) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary, and
(k) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; provided, further, that notwithstanding clause (b) above, there shall be excluded in all events the income (or deficit) of Petro Holdings and its Subsidiaries, whether or not any amounts are actually received by the Borrower or any Restricted Subsidiary from or through Petro Holdings or any of its Subsidiaries in the form of dividends or otherwise.

          "Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis (it being understood that amounts payable by Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Consolidated Pro Forma Debt Service), during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all interest charges (excluding amortization of debt discount and expense) with respect to Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date of determination (other than all scheduled principal payments during any such four consecutive calendar quarter period with respect to Funded Debt and the Tranche B Loans), after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, and (a) including actual payments under Capital Lease Obligations,
(b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Facilities and the Parity Debt Credit Agreement) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Facilities and/or the Parity Debt Credit Agreement, that (i) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Facilities or the Parity Debt Credit Agreement, as the case may be, during the most recent four fiscal quarters and (ii) except for the 12-month period immediately prior to the termination or final maturity thereof (unless extended or renewed), no principal payments will be made under Facility A and (iii) principal payments relating to Facility B and the Parity Debt Credit Agreement will become due based on the assumption that the conversion to the fixed amortization schedule pursuant to
Section 2.01(c) and Section 2.11(c) of this Agreement and Sections 2.01(b) and 2.11(b) of the Parity Debt Credit Agreement, as applicable, has occurred, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended, (e) including any other debt repayments due within twelve months from such date of determination and (f) excluding principal and interest payments in connection with the Star/Petro Intercompany Subordinated Debt.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Current Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date as current assets; provided that it is understood that the current assets of Unrestricted Subsidiaries shall not be consolidated with those of the Borrower or any Restricted Subsidiary for purposes of calculating Current Assets.

          "Current Liabilities" shall mean, as of any date, without duplication,
(a) all liabilities which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date as current liabilities; provided that it is understood that the current liabilities of Unrestricted Subsidiaries shall not be consolidated with those of the Borrower or any Restricted Subsidiary for purposes of calculating Current Liabilities, and (b) all Indebtedness as of such date in respect of the Tranche A Revolving Loans and Tranche A Letters of Credit.

          "Current Value" shall have the meaning assigned to such term in
Section 6.20.

          "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Disqualified Stock" of any Person shall mean any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (c) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Tranche B Maturity Date.

          "Documentation Agent" shall mean Wachovia Bank, N.A., in its capacity as documentation agent for the Lenders hereunder, and its successors in such capacity.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Eligible Commodities Inventory" shall mean Commodities Inventory of the Borrower or any Restricted Subsidiary (it being understood that the Commodities Inventory of any Unrestricted Subsidiary shall not be included in calculating Eligible Commodities Inventory) as to which all of the following requirements have been fulfilled to the satisfaction of the Agents:

               (a) such Inventory is owned by the Borrower or such Restricted Subsidiary, is subject to the security interest of the Trustee in favor of the Secured Parties pursuant to the Security Agreements, which security interest is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Lien permitted under clause (b) of Section 6.02;

               (b) such Inventory is not held on consignment;

               (c) such Inventory is of customary quality and meets all standards applicable to such Inventory, its use or sale imposed by any Governmental Authority having regulatory authority over such matters;

               (d) such Inventory is of a type sold in the ordinary course of the business of the Borrower or such Restricted Subsidiary;

               (e) such Inventory is located within the United States (i) in the TEPPCO Partners, L.P. pipeline system in one of the states listed in
     Schedule 4 to the Security Agreements, (ii) in commercial storage facilities or (iii) at one of the locations listed in Schedule 4 to the Security Agreements;

               (f) such Inventory is stored in storage facilities of the Borrower or such Restricted Subsidiary, in commercial storage facilities or in the TEPPCO Partners, L.P. pipeline system and if located in a warehouse or other facility leased by the Borrower or such Restricted Subsidiary, the lessor has delivered to the Administrative Agent a waiver, consent and agreement in form and substance satisfactory to the Administrative Agent; provided that any such Inventory stored in such pipeline system or in commercial storage facilities does not in the aggregate exceed 10% of the total Eligible Commodities Inventory;

               (g) such Inventory has not been delivered to a customer of the Borrower or any Restricted Subsidiary (regardless of whether such delivery is on a consignment basis) and has not been returned by any customer;

               (h) in the case of any Inventory consisting of any petroleum derivative products other than propane, such inventory does not exceed 10% of the total Eligible Commodities Inventory; and

               (i) such Inventory is not determined by the Agents, on behalf of the Lenders, to be ineligible for any other reason, based upon credit, collateral or other considerations customarily taken into account by the Agents in making such determinations.

          "Eligible Non-Commodities Inventory" shall mean Non-Commodities Inventory of the Borrower or any Restricted Subsidiary (it being understood that the Non-Commodities Inventory of any Unrestricted Subsidiary shall not be included in calculating Eligible Non-Commodities Inventory) as to which all of the following requirements have been fulfilled to the satisfaction of the
Agents:

               (a) such Inventory is owned by the Borrower or such Restricted Subsidiary, is subject to the security interest of the Trustee in favor of the Secured Parties pursuant to the Security Agreements, which security interest is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Lien permitted under clause (b) of Section 6.02;

               (b) such Inventory is not held on consignment;

               (c) such Inventory is in good condition, is not damaged and meets all standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

               (d) such Inventory is currently saleable, at prices approximating at least the cost thereof, in the ordinary course of the business of the Borrower or such Restricted Subsidiary and is of a type sold in the ordinary course of business of the Borrower or such Restricted Subsidiary;

               (e) such Inventory is not work in process, or obsolete or repossessed, or used goods taken in trade;

               (f) such Inventory is located within the United States at one of the locations listed in Schedule 4 to the Security Agreements;

               (g) such Inventory is in the possession and control of the Borrower or such Restricted Subsidiary and not any third party and if located in a warehouse or other facility leased by the Borrower or such Restricted Subsidiary, the lessor has delivered to the Administrative Agent a waiver, consent and agreement in form and substance satisfactory to the Administrative Agent;

               (h) such Inventory has not been delivered to a customer of the Borrower or any Restricted Subsidiary (regardless of whether such delivery is on a consignment basis) and has not been returned by any customer;

               (i) in the case of any such Inventory consisting of new parts inventory and new supplies inventory, such Inventory does not exceed $200,000 in the aggregate; and

               (j) such Inventory is not determined by the Agents, on behalf of the Lenders, to be ineligible for any other reason, based upon credit, collateral or other considerations customarily taken into account by the Agents in making such determinations.

          "Eligible Propane Acquisitions" shall mean acquisitions by the Borrower or any Restricted Subsidiary of controlling stock or all or any part of the assets of Persons primarily engaged in the distribution of propane and, incidental thereto, propane appliances, within (a) the continental United States of America or (b) Canada or Puerto Rico, to the extent that the Trustee, for the benefit of the Secured Parties, has a perfected first-priority security interest in such acquired Capital Stock or assets of such Person pursuant to the Collateral Agreements; provided that, any acquisition made by an Unrestricted Subsidiary shall not constitute an Eligible Propane Acquisition. A Person shall be "primarily engaged" in the distribution of propane and propane appliances within the continental United States of America, Canada or Puerto Rico in the event that at least eighty-five percent (85%) of its annual gross revenue is derived from such distribution activities within such locations.

          "Eligible Receivable" shall mean a Receivable arising in the ordinary course of the business of the Borrower or any Restricted Subsidiary (it being understood that Receivables of any Unrestricted Subsidiary shall not be included in Eligible Receivables) as to which all of the following requirements have been fulfilled to the satisfaction of the Agents:

               (a) such Receivable is owned by the Borrower or such Restricted Subsidiary and represents a complete bona fide, arm's-length transaction which requires no further act on the part of the Borrower or such Restricted Subsidiary to make such Receivable payable by the applicable Account Debtor;

               (b) such Receivable is not past due more than 60 days after the due date of the original invoice;

               (c) such Receivable provides for credit terms which are not materially more favorable than customary among the competitors of the Borrower and its Restricted Subsidiaries with respect to similar Account Debtors;

               (d) such Receivable does not arise out of any transaction between or among the Borrower, any Restricted Subsidiary and any creditor, lessor or supplier of the Borrower or any Restricted Subsidiary (except as to the portion of such Receivable that is greater than all amounts owing by the Borrower and the Restricted Subsidiaries to such Person);

               (e) the Account Debtor with respect thereto is located in the United States of America;

               (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, or to any contractual provision prohibiting its assignment or requiring notice of or consent of any Person to such assignment, except to the extent the requirements thereof have been satisfied;

               (g) the Borrower or such Restricted Subsidiary is not in breach of any express or implied representation or warranty with respect to the goods or services the sale of which gave rise to such Receivable;

               (h) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which, in the Agents' judgment, is reasonably likely to result in the insolvency of such Account Debtor;

               (i) the Inventory the sale of which gave rise to such Receivable were shipped or delivered to the applicable Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

               (j) such Receivable, when added to all other Receivables owing to the Borrower or any Restricted Subsidiary by the applicable Account Debtor or any of its Affiliates, does not exceed in face amount the greater of (i) 1% of the total Eligible Receivables and (ii) $150,000 (unless the Agents shall have determined in their sole discretion to include such Receivables of a particular Account Debtor to the extent in excess of the foregoing greater amount);

               (k) such Receivable is evidenced by an invoice or other documentation in form satisfactory to the Administrative Agent containing only terms normally offered by the Borrower or such Restricted Subsidiary, and is dated no later than the date of shipment;

               (l) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present (and no facts exist which are the basis for any future) offset, credit, rebate, deduction or counterclaim, dispute or other defense on the part of such Account Debtor;

               (m) such Receivable is not evidenced by chattel paper or an instrument of any kind;

               (n) such Receivable does not constitute deferred revenue from any service agreement and does not arise from fees for the time value of money;

               (o) such Receivable is subject to the security interest of the Trustee in favor of the Secured Parties pursuant to the Security Agreements, which security interest is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Lien permitted under clause (b) of Section 6.02 and the Inventory giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien;

               (p) such Receivable is payable in dollars; and

               (q) such Receivable is not determined by the Agents, on behalf of the Lenders, to be ineligible for any other reason based upon credit, collateral or other considerations customarily taken into account by the Agents in making such determinations.

          "Environmental Laws" shall mean the common law and all Federal, state, local and foreign laws, rules or regulations relating to pollution or protection of public health, safety or the environment, including laws relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including air, surface water, ground water or land) or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and the regulations and rules issued thereunder.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Tranche B Term Loan.

          "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Tranche A Revolving Loan" shall mean any Tranche A Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Tranche B Revolving Loan" shall mean any Tranche B Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Tranche B Term Borrowing" shall mean a Borrowing comprised of Eurodollar Tranche B Term Loans.

          "Eurodollar Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
Article VII.

          "Excess Proceeds" shall mean the meaning specified in Section 6.07(c)(iii)(B).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rule and regulations promulgated thereunder.

          "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereto.

          "Existing Parity Debt Credit Agreement" shall mean the Parity Debt Credit Agreement dated as of February 22, 2002 among the Borrower, the lenders party thereto from time to time, Fleet National Bank as Administrative Agent and Issuing Bank and Bank of America, N.A. as Documentation Agent, as the same may be amended, modified or supplemented from time to time.

          "Existing Unmortgaged Property" shall have the meaning assigned to such term in Section 6.20.

          "Existing Lenders" shall have the meaning assigned to such term in
Section 4.01(e).

          "Facilities" shall mean Facility A and Facility B.

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                                                                              18

          "Facilities Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on (including interest accruing after the maturity of the Loans and Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section
2.21 and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under this Agreement or any other Loan Document, (c) all obligations of the Borrower to any Agent or Lender under any Interest Rate Agreement and (d) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing.

          "Facility A" shall mean the Tranche A Revolving Loans and the Tranche A Letters of Credit provided or participated in by the Lenders to the Borrower pursuant to this Agreement and the other Loan Documents.

          "Facility B" shall mean the Tranche B Revolving Loans, the Tranche B Letters of Credit and the Tranche B Term Loans provided or participated in by the Lenders to the Borrower pursuant to this Agreement and the other Loan Documents.

          "Facility Obligations" shall have the meaning assigned to such term in the Parity Debt Credit Agreement.

          "Federal Funds Effective Rate" shall mean, for any day, the rate equal to the weighted average (rounded upwards to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Business Day, as determined by the Administrative Agent using any reasonable means of determination. Each determination by the Administrative Agent of the Federal Funds Effective Rate shall, in the absence of manifest error, be conclusive.

          "Fees" shall mean the Commitment Fees, the other fees payable pursuant to Section 2.05 and the Letter of Credit Fees.

          "Financial Officer" shall mean, as to any corporation, the chief financial officer or principal accounting officer of such corporation and, as to any partnership, an officer of its managing general partner who would qualify as a Financial Officer of such general partner hereunder.

          "Funded Debt", as applied to any Person, shall mean all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from the date of the initial creation thereof (including any current installment thereof due within one year of the date of determination) provided that Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof; provided, further, that Funded Debt shall not include intercompany Indebtedness permitted pursuant to Section 6.01(d).

          "Funding Office" shall mean the office of the Administrative Agent specified in Section 9.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

          "General Partner" shall mean Star Gas LLC or, after an Involuntary Removal, any Person which replaces Star Gas LLC as sole general partner of the Borrower and the Public Partnership in a Qualifying Involuntary Removal.

          "General Partner Consent and Agreement" shall mean the General Partner Consent and Agreement dated as of the date hereof among the General Partner and the Trustee as to the consent and agreement of the General Partner in connection with the General Partner Guarantee and the Partners Security Agreement, in the form attached hereto as Exhibit B-1, as amended, supplemented or otherwise modified from time to time.

          "General Partner Guarantee Agreement" shall mean the Guarantee Agreement between the General Partner and the Trustee dated as of March 25, 1999, as amended, supplemented or otherwise modified from time to time.

          "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

          "Growth-Related Capital Expenditures" shall mean, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

          "Guaranty", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

          "Guarantee Agreements" shall mean the General Partner Guarantee Agreement and the Subsidiaries Guarantee Agreement.

          "Hazardous Materials" shall mean any toxic or hazardous substance or waste, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

          "Hedging Agreement" shall mean any interest rate swap, collar, cap or similar interest rate arrangement designed solely to protect the Borrower against fluctuations in interest rates on Indebtedness outstanding or committed under the Facilities.

          "Indebtedness", as applied to any Person, shall mean the following (without duplication):

               (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

               (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

               (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition or property, assets or businesses, and all obligations upon which interest charges are customarily paid;

               (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

               (e) any Capital Lease Obligations to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

               (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

               (g) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

               (h) any Preferred Stock of any Subsidiary of such Person valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

               (i) any indebtedness of the character referred to in clause (a) through (h) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

               (j) all obligations of such Person in respect of Interest Rate Agreements; and

               (k) all standby letters of credit (including the Letters of Credit) of such Person and any indebtedness of any other Person of the character referred to in clause (a) through (i) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

Notwithstanding the foregoing, in determining the Indebtedness of the Borrower and the Restricted Subsidiaries, there shall be excluded all undrawn commercial letters of credit (not yet due and payable), trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

          "Indemnified Party" shall have the meaning assigned to such term in
Section 9.05(b).

          "Initial Acquisition Facility" shall mean Facility B.

          "Intercompany Notes" shall mean the promissory notes of the Subsidiaries issued to the Borrower as contemplated by Section 6.01(c), either
(i) in the form attached hereto as Exhibit D, or (ii)\ such other form as may be satisfactory to the Administrative Agent, representing all Indebtedness of the Subsidiaries to the Borrower outstanding at any time.

          "Intercreditor Agreement" shall mean the Intercreditor and Trust Agreement dated as of December 13, 1995, among (i) the Borrower, the Public Partnership, Star Gas LLC and the Restricted Subsidiaries, as trustor, (ii) HSBC Bank USA (formerly known as Marine Midland Bank), as trustee, (iii) the note purchasers named therein, (iv) the bank lenders named therein, (v) the Documentation Agent, (vi) the Syndication Agent, and (vii) the Administrative Agent, as amended by the First Amendment to Intercreditor and Trust Agreement dated as of May 31, 1996, the Second Amendment to Intercreditor and Trust Agreement dated as of September 30, 2000, the Third Amendment to Intercreditor and Trust Agreement dated as of October 25, 2002, and as supplemented by an Agreement of Parity Lenders and Supplement to Intercreditor Agreement, dated as of March 15, 2001, the Supplemental Agreement, dated as of March 25, 1999, the Agreement of Parity Lenders and Supplement to Intercreditor Agreement dated as of October 23, 2001, the Agreement of Parity Lenders and Supplement to Intercreditor Agreement, dated as of February 22, 2002, the Agreement of Lenders and Supplement to Intercreditor Agreement and the Agreement of Parity Lenders and Supplement to Intercreditor Agreement, and as further amended, supplemented or otherwise modified from time to time.

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, in the case of any Eurodollar Borrowing, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the last day of each March, June, September and December and (ii) with respect to any Tranche A Revolving Loan, Tranche B Revolving Loan or Tranche B Term Loan, the Tranche A Maturity Date, the Tranche B Conversion Date or the Tranche B Maturity Date, respectively; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

          "Interest Rate Agreement" shall mean any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

          "Inventory" shall mean Commodities Inventory and Non-Commodities Inventory.

          "Investment", as applied to any Person, shall mean any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of
Section 6.03, the amount involved in Investments made during any period shall be the aggregate cost to the Borrower of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment) or as loans from any Person in whom such Investments have been made.

          "Involuntary Removal" shall mean an involuntary removal of the General Partner as the general partner of the Borrower pursuant to Section 12.2 of the Partnership Agreement or as the general partner of the Public Partnership pursuant to Section 13.2 of the MLP Agreement.

          "Issuing Bank" shall mean, as to any Letter of Credit, JPMorgan Chase Bank, in its capacity as the issuer of such Letter of Credit, and its successors in such capacity.

          "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any Governmental Authority of any of the foregoing) of any Governmental Authority.

          "Lender" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Letter Agreement" shall have the meaning set forth in Section
2.05(c).

          "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

          "Letter of Credit Exposure" shall mean at any time the sum of (i) the Tranche A Letter of Credit Exposure and (ii) the Tranche B Letter of Credit Exposure. The Letter of Credit Exposure of any Lender at any time shall mean the sum of its Tranche A Letter of Credit Exposure and Tranche B Letter of Credit Exposure at such time.

          "Letter of Credit Fees" shall mean the Tranche A Letter of Credit Fees and Tranche B Letter of Credit Fees.

          "Letters of Credit" shall mean any and all Tranche A Letters of Credit and Tranche B Letters of Credit.

          "Level I Pricing Period" shall mean, subject to Section 2.06(e), any period during which the Leverage Ratio is less than 3.50 to 1.00 and no Event of Default has occurred and is continuing.

          "Level II Pricing Period" shall mean, subject to Section 2.06(e), any period during which the Leverage Ratio is greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00 and no Event of Default has occurred and is continuing.

          "Level III Pricing Period" shall mean, subject to Section 2.06(e), any period which is not a Level I Pricing Period or a Level II Pricing Period.

          "Leverage Ratio" as of any date shall mean the ratio of (a) Total Funded Debt as of the last day of the Reference Period with respect to such date to (b) Consolidated Cash Flow for such Reference Period.

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "LIBO Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Lien", as to any Person, shall mean any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease Obligation with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP.

          "Loan Documents" shall mean (a) this Agreement, (b) the Notes, (c) the Letters of Credit, (d) the Guarantee Agreements, (e) the Intercompany Notes, (f) the Collateral Documents, (g) any Interest Rate Agreements entered into by the Borrower with any Agent or Lender and (h) any Supplemental Agreements.

          "Loan Parties" shall mean the Public Partnership, the General Partner, the Borrower and the Restricted Subsidiaries.

          "Loan Value of Eligible Receivables, Eligible Commodities Inventory and Eligible Non-Commodities Inventory" shall mean the sum of (a) 90% of the Net Unpaid Balance of all Eligible Receivables, plus (b) 90% of the aggregate book value of all Eligible Commodities Inventory, determined following the moving weighted average method based on the lower of cost or market in accordance with GAAP, plus (c) 50% of the aggregate book value of all Eligible Non-Commodities Inventory, determined following the moving weighted average method based on the lower of cost or market in accordance with GAAP.

          "Loans" shall mean any or all of the Tranche A Revolving Loans, the Tranche B Revolving Loans and the Tranche B Term Loans.

          "Lockbox Agreement" shall mean an agreement among any Lender or other bank, the Borrower or any Restricted Subsidiary, and the Administrative Agent in substantially the form attached hereto as Exhibit O or in such other form as may be reasonably satisfactory to the Administrative Agent.

          "Make Whole Amount" shall have the meaning set forth in the 1995 Note Agreement as in effect on December 13, 1995.

          "Margin Stock" shall have the meaning assigned to such term under Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower or the Business, (b) the ability of the Borrower, the General Partner or any Restricted Subsidiary to perform its obligations under this Agreement or any other Operative Agreement or (c) the validity, enforceability, perfection or priority of this Agreement or any other Operative Agreement or of the rights or remedies of any Lender or the Trustee.

          "Material Contract" shall mean any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) except for employee compensation plans, employee contracts and other employee compensation arrangements approved by the General Partner or, prior to March 25, 1999, by Star Gas Corporation, in its capacity as general partner of the Borrower.

          "Maximum Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the highest total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis (it being understood that amounts payable by Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Maximum Consolidated Pro Forma Debt Service), during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date of determination occurs and ending on the maturity date of the Mortgage Notes, in respect of scheduled principal payments and all interest charges with respect to all Indebtedness of the Borrower and the Restricted Subsidiaries (other than all scheduled principal payments with respect to the Tranche B Revolving Loans only to the extent that the outstanding principal amount of the Tranche B Revolving Loans is zero for a period of at least 30 consecutive days during the two-year period prior to any such date of determination) outstanding or to be outstanding, after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, and (a) including actual payments under Capital Lease Obligations,
(b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Facilities and the Parity Debt Credit Agreement) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Facilities and the Parity Debt Credit Agreement, that (i) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Facilities or the Parity Debt Credit Agreement, as the case may be, during the most recent four fiscal quarters, (ii) except for the 12-month period immediately prior to the termination or final maturity thereof (unless extended or renewed), no principal payments will be made under the Facility A and (iii) principal payments relating to Facility B and the Parity Debt Credit Agreement Facility will become due based on the assumption that the conversion to the fixed amortization schedule is exercised pursuant to Section 2.01(c) and Section 2.11(c) under this Agreement and Section 2.01(b) and Section 2.11(c) of the Parity Debt Credit Agreement, as applicable, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Facilities and the Parity Debt Credit Agreement) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended, (e) including any other debt repayments due within twelve months from such date of determination and (f) excluding principal and interest payments in connection with the Star/Petro Intercompany Subordinated Debt.

          "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.

          "MLP Agreement" shall mean the Agreement of Limited Partnership of the Public Partnership.

          "Mortgage" shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents and fixture filing, or similar instrument creating and evidencing a lien on a real property and other property and rights incidental thereto, which shall be substantially in the form of Exhibit P, containing such schedules and including such exhibits as shall not be inconsistent with the provisions of Section 4.01(g) or shall be necessary to conform such instrument to applicable local law and which shall be dated the date of delivery thereof and made by the owner of the real property described therein for the benefit of the Trustee, as mortgagee (or beneficiary), assignee and secured party for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

          "Mortgage Notes" shall mean the $85,000,000 8.04% First Mortgage Notes due September 15, 2009 issued by Borrower pursuant to the 1995 Note Agreement.

          "Mortgaged Properties" shall mean the real properties identified on
Schedule 3.07(b) and each other real property subjected to a Mortgage under
Section 6.20 or otherwise.

          "Motor Vehicle Security Agreements" shall mean the Security Agreements for Motor Vehicles and other Rolling Stock between the Borrower or the Restricted Subsidiary, as applicable, and the Trustee in the form of Exhibit D to the Borrower Security Agreement, as amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Unpaid Balance" of any Eligible Receivable on any date shall mean the unpaid balance of such Eligible Receivable on such date.

          "Net Working Capital" as of any date shall mean the lesser of (a) (i) Current Assets as of such date, minus (ii) Current Liabilities as of such date and (b) $8,000,000.

          "1995 Note Agreement" shall mean the Note Agreement dated as of December 13, 1995, among the Star Gas LLC, the Borrower and the investors named therein, as amended by the First Amendment to Note Agreement dated as of May 31, 1996, the Second Amendment to Note Agreement dated as of March 25, 1999, the Third Amendment to Note Agreement dated as of September 30, 2000, the Fourth Amendment to Note Agreement dated as of October 25, 2002, and as further amended, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

          "Non-Commodities Inventory" shall mean new household appliances, new parts inventory and new supplies inventory which are held for sale by the Borrower or its Restricted Subsidiaries in the normal course of business and which, upon sale, will qualify for the full term of the original manufacturer's warranty, if any.

          "Non-Excluded Taxes" shall have the meaning assigned to such term in
Section 2.19.

          "Note Agreements" shall mean, collectively, the 1995 Note Agreement, the 2000 Note Agreement and the 2001 Note Agreement.

          "Notes" shall mean the Tranche A Revolving Credit Notes and the Tranche B Notes.

          "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

          "Operative Agreements" shall mean this Agreement, the Note Agreements, the Collateral Documents, the MLP Agreement and the Partnership Agreement.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Parent Consolidated Cash Flow" shall mean at any date of determination, for the Reference Period with respect to such date of determination, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (a) Parent Consolidated Net Income and (b) all amounts deducted in arriving at such Parent Consolidated Net Income in respect of (I) interest charges (including amortization of debt discount and expense and imputed interest in Capital Lease Obligations), (II) provisions for all taxes and reserves (including reserves for deferred income taxes), (III) non-cash items, including, without limitation, (x) non-cash expenses or losses incurred as a result of Statement of Financial Accounting Standard Number 133 and the implementation of Statement of Financial Accounting Standard Numbers 141 and 142 and (y) non-cash expenses related to unit appreciation rights, and (IV) Petro Reorganization Expenses in an aggregate amount of up to $12,000,000, less
(ii) without duplication, any non-cash items added in the determination of such Parent Consolidated Net Income for such period. Parent Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the Reference Period with respect to any date of determination to, without duplication, any asset sales or asset acquisitions (including any asset acquisition giving rise to the need to make such calculation as a result of the Borrower or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness) occurring during the period commencing on the first day of such Reference Period to and including the date of determination, as if such asset sale or asset acquisition occurred on the first day of such Reference Period. The pro forma calculations required by this definition will be determined in accordance with GAAP, shall be certified by a Financial Officer of the Public Partnership, and shall be calculated in a manner reasonably satisfactory to the Required Lenders; provided, however, that such calculation shall be made (i) based on the historical sales volume associated with any acquisition of a related business for the Reference Period with respect to the date of such acquisition, less estimated post-acquisition loss of sales volume (not to be less than three percent (3%)), (ii) based on the actual cost to the Borrower of the volume of goods sold as determined in clause (i) above, (iii) based on the pro forma expenses that would have been incurred by the Borrower in the operation of such related business if it had occurred on the first day of such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower in the operation of such related business and non-personnel costs and expenses incurred by the Borrower or the General Partner in the operation of the Business at similarly situated facilities of the Borrower and the Restricted Subsidiaries, and (iv) without inclusion of the operations of any Unrestricted Subsidiary.

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                                                                              29

          "Parent Consolidated Funded Debt" as of any date shall mean all Funded Debt of the Public Partnership and its Subsidiaries as of such date, excluding Indebtedness in respect of the Tranche A Revolving Loans and Tranche A Letters of Credit and Indebtedness incurred for working capital purposes under the Petro Credit Agreement.

          "Parent Consolidated Interest Expense" shall mean as of any date of determination, the total amount payable by the Public Partnership and its Subsidiaries on a consolidated basis, during the Reference Period with respect to such date of determination, in respect of all interest charges (including amortization of debt discount and expense and imputed interest on actual payments under Capital Lease Obligations) during such Reference Period with respect to Indebtedness of the Public Partnership and its Subsidiaries.

          "Parent Consolidated Net Income" shall mean, with reference to any period, the net income (or deficit) of the Public Partnership and its Subsidiaries (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Public Partnership or a Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Public Partnership or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Public Partnership or such Subsidiary in the form of dividends or similar distributions (but subject to the limitations specified in the proviso below), (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities), (f) any write-up of any asset,
(g) any net gain from the collection of the proceeds of life insurance policies,
(h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Public Partnership or any Subsidiary, (i) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and (k) in the case of a successor to the Public Partnership by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Parent Indenture" shall mean the Indenture, dated as of February 6, 2003, among the Public Partnership, Star Gas Finance Company and Union Bank of California, N.A., as Trustee, with respect to the Public Partnership's issuance of 10 1/4% Senior Notes due 2013, as amended, modified, replaced, refinanced or otherwise modified from time to time.

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                                                                              30

          "Parent Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Public Partnership, the General Partner and the Borrower and its Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, any Lender or the Trustee thereunder.

          "Parity Debt" shall mean Indebtedness of the Borrower incurred in accordance with Section 6.01(a), (b), (f) and (j) (but only to the extent such Indebtedness under Section 6.01(j) is incurred to any Lender) or Section 6.01(i) and secured by the lien of the Collateral Documents in accordance with Section 6.02(g) or (h). For purposes of clarification, "Parity Debt" includes the 2000 Parity Notes and the 2001 Parity Notes.

          "Parity Debt Agreements" shall have the meaning assigned to such term in the Intercreditor Agreement.

          "Parity Debt Credit Agreement" shall mean the Parity Debt Credit Agreement dated as of September 23, 2003 among the Borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, as administrative agent and issuing bank, Wachovia Bank, N.A. as documentation agent, and Fleet National Bank, as syndication agent, as the same may be amended, supplemented, replaced, refinanced or otherwise modified from time to time.

          "Parity Debt Credit Agreement Facility" shall mean the "Facility" as such term is defined in the Parity Debt Credit Agreement.

          "Participant" shall have the meaning set forth in Section 9.04(c).

          "Partners Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement among the Public Partnership, the General Partner and the Trustee dated as of March 25, 1999, as amended, supplemented or otherwise modified from time to time.

          "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Borrower, as in effect on March 25, 1999, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 6.12 hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Perfection Certificate" shall mean a certificate from the Borrower substantially in the form of Exhibit G.

          "Permitted Exceptions" shall have the meaning set forth in Section
3.26.

          "Permitted Insurers" shall mean insurers with ratings of A or better according to Best's Insurance Reports (or a comparable rating agency for insurance companies located outside of the United States and Canada) and with assets of no less than $500,000,000.

          "Person" shall mean any natural Person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

          "Petro" shall mean Petroleum Heat and Power Co., Inc., a Minnesota corporation.

          "Petro Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of June 15, 2001, among Petroleum Heat and Power Co., Inc., the various financial institutions parties thereto from time to time, Bank of America, N.A., as administrative agent, Fleet National Bank, as syndication agent, and First Union National Bank, as documentation agent, as amended, supplemented or otherwise modified from time to time.

          "Petro Holdings" shall mean, collectively, Petro Holdings, Inc., a Minnesota corporation, and its subsidiaries.

          "Petro Holdings Dividends" shall mean the cash dividends or distributions actually received by the Borrower or a Restricted Subsidiary from Petro Holdings with respect to a calendar quarter during the 45 days immediately following any such calendar quarter.

          "Petro Reorganization Expenses" shall mean expenses relating to the reorganization of Petro Holdings and its Subsidiaries, including, but not limited to, severance pay, project consultants, project related travel expense, corporate identity expense (e.g. repainting trucks), set-up and implementation fees of outsourcing arrangements and salary of personnel to the extent relating to services dedicated to the project and not related to operations in the ordinary course of business.

          "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA which is or has been established or maintained, or to which contributions are or have been made, by Star Gas Corporation, in its former capacity as general partner of the Borrower, the General Partner, the Borrower or any Related Person or to which Star Gas Corporation, in its former capacity as general partner of the Borrower, the General Partner, the Borrower or any Related Person is or has been obligated to contribute, or an employee benefit plan as to which Star Gas Corporation, in its former capacity as general partner of the Borrower, the General Partner, the Borrower or any Related Person could be treated as a contributory sponsor under
Section 4069 or Section 4212 of ERISA if such plan were terminated.

          "Preferred Stock", as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its Base Rate (which may not be the lowest rate at which the Administrative Agent makes loans to borrowers) in effect at its principal office in New York, New York. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower.

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                                                                              32

          "Pro Forma Balance Sheet" shall have the meaning assigned to such term in Section 3.05(b).

          "Public Partnership" shall mean Star Gas Partners, L.P., a Delaware limited partnership.

          "Public Partnership Consent and Agreement" shall mean the Public Partnership Consent and Agreement dated as of the date hereof among the Public Partnership and Trustee as to the consent and agreement of the Public Partnership in connection with the Partners Security Agreement, in the form attached hereto as Exhibit B-2, as amended, supplemented or otherwise modified from time to time.

          "Qualifying Involuntary Removal" shall mean any Involuntary Removal; provided that (a) the Person which shall become the general partner of the Borrower and the Public Partnership shall be satisfactory to the Required Lenders in their sole discretion or (b) (i) the ratio of (A) Total Funded Debt as of the last day of the Reference Period with respect to the date of removal of the predecessor general partner to (B) Consolidated Cash Flow for such Reference Period shall be no greater than 4.25 to 1.00, (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service for such Reference Period will be greater than 1.25 to 1.00 and (iii) within 60 days after such Involuntary Removal, the successor general partner (which shall be a corporation organized and existing under the laws of the United States of America or any State thereof) shall expressly assume, by a written agreement executed and delivered to the Trustee, in form satisfactory to the Trustee and the Required Lenders, all the obligations of the "General Partner" under this Agreement and the other Loan Documents.

          "RCRA" shall mean the Federal Resource Conservation and Recovery Act, as amended.

          "Receivables" shall mean all billed accounts for goods sold, leased or otherwise marketed in the ordinary course of business of the Borrower and the Restricted Subsidiaries and for services rendered in the ordinary course of business of the Borrower and the Restricted Subsidiaries, recorded on books of account in accordance with GAAP.

          "Reference Period" with respect to any date of determination shall mean the period of four consecutive fiscal quarters of the Borrower most recently completed at least 45 days prior to such date, except that (a) in connection with any calculation required pursuant to Section 2.01(c) and Section 6.04, the "Reference Period" with respect to any date of determination shall mean the period of four consecutive fiscal quarters of the Borrower immediately preceding, or ending on, such date of determination and (b) solely for purposes of Section 6.29, the "Reference Period" with respect to any date of determination shall have the meaning set forth in the second sentence of Section 6.29(b).

          "Register" shall have the meaning assigned to such term in Section 9.04(b)(iv).

          "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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                                                                              33

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Person" shall mean any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with the General Partner or the Borrower under Section 414 of the Code.

          "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .22, .23, .25, .27, or .28 of PBGC Reg. (S)4043.

          "Required Lenders" shall mean, at any time, Lenders holding Loans and participations in Letters of Credit, and having Commitments, representing in the aggregate more than 50% of the sum at such time of (a) the aggregate principal amount of the Loans outstanding, (b) the aggregate amount of the Letter of Credit Exposure and (c) the aggregate amount of unused Commitments.

          "Responsible Officer" shall mean the President, any Vice President, the Chief Financial Officer, the Treasurer and the Secretary of the General Partner and any other officer of the General Partner who is responsible for compliance with or performance of any obligation under this Agreement, the other Loan Documents or the other Operative Agreements and any employee of the Borrower performing any of the above functions.

          "Restricted Payment" shall mean (a) any payment, dividend or other distribution, direct or indirect, in respect of (i) any Capital Stock of the Borrower or any Restricted Subsidiary, except a distribution payable solely in additional Capital Stock of the Borrower (other than Disqualified Stock) or (ii) any Capital Stock of any Unrestricted Subsidiary to a holder of such Capital Stock that is not the Borrower, a Restricted Subsidiary or any Unrestricted Subsidiary that is wholly owned by the Borrower or a Restricted Subsidiary, (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any Capital Stock of the Borrower or any Restricted Subsidiary now or hereafter outstanding, except to the extent that the consideration therefor consists of Capital Stock of the Borrower (other than Disqualified Stock) and (c) except for any prepayment of Parity Debt contemplated by Section 2.11 and the Collateral Documents, any principal payment on, or redemption, repurchase, defeasance or other acquisition, or retirement for value, prior to any scheduled repayment or maturity, of (i) any Indebtedness subordinated in right of payment to the Facilities Obligations or (ii) any Mortgage Notes or other Parity Debt.

          "Restricted Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower (excluding Petro Holdings and its direct and indirect subsidiaries) (a) organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and/or the related retail sale of supplies and equipment, including home appliances and (d) designated by the Borrower as a Restricted Subsidiary in Schedule 1.01B or at a subsequent date; provided, however, that (i) to the extent a newly formed or acquired Wholly Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of
Section 6.17.

          "Revolving Credit Borrowing" shall mean a Borrowing consisting of Revolving Loans.

          "Revolving Credit Commitment" shall mean any and all Tranche A Revolving Credit Commitments and Tranche B Revolving Credit Commitments.

          "Revolving Loans" shall mean any and all Tranche A Revolving Loans and Tranche B Revolving Loans.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, the Syndication Agent and the Documentation Agent, in their capacities as such under each Loan Document, (c) each Agent or Lender with which the Borrower enters into an Interest Rate Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any of the Loan Parties under any Loan Document, (e) the holders of any Parity Debt and (f) the successors and assigns of the foregoing.

          "Security Agreements" shall mean the Partners Security Agreement and the Borrower Security Agreement.

          "Seller" shall mean, with respect to any Acquired Business Entity, the Person from whom the Business acquires (whether by purchase, merger or consolidation) such Acquired Business Entity.

          "Sevin Group" shall mean the Estate of Malvin P. Sevin and trusts created thereunder, Audrey L. Sevin and Irik P. Sevin and any trust over which any one or more of such Persons have sole voting power.

          "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

          "Solvent" shall have the meaning assigned to such term in Section
3.19.

          "Specified Percentage" as of any date shall mean (a) 50%, if the ratio of Consolidated Cash Flow to Consolidated Interest Expense referred to in
Section 6.04(c) as of such date is less than or equal to 2.00 to 1.00, (b) 25%, if such ratio of Consolidated Cash Flow to Consolidated Interest Expense as of such date is greater than 2.00 to 1.00, but less than or equal to 2.25 to 1.00 and (c) 0.00, if such ratio of Consolidated Cash Flow to Consolidated Interest Expense as of such date is greater than 2.25 to 1.00.

          "Star Gas LLC" shall mean Star Gas LLC, a Delaware limited liability company and the successor general partner of the Borrower.

          "Star/Petro" shall mean Star/Petro, Inc., a Minnesota corporation.

          "Star/Petro Intercompany Subordinated Debt" shall mean the borrowings of Star/Petro made from time to time pursuant to Section 6.01(d) from the Public Partnership and evidenced by the Star/Petro Intercompany Subordinated Note, which shall be fully subordinate to the prior payment in full of the principal and premium, if any, and interest on the Notes.

          "Star/Petro Intercompany Subordinated Note" shall mean the intercompany note evidencing the Star/Petro Intercompany Subordinated Debt, which shall be fully subordinate to the prior payment, in full, of the principal, interest and premium, if any, on the Notes, with the terms as specified either (i) in the form of Intercompany Note attached as Exhibit D hereto, but modified (as set more fully forth in Section 6.04(c) hereof) to permit (x) principal and interest payments to be made solely from proceeds of capital contributions or equity investments indirectly made by the Public Partnership into Star/Petro and/or dividends received from Petro Holdings and
(y) interest payments in the event that the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 2.0 to 1.0; provided that, immediately prior to and after giving effect to such principal or interest payments, no condition or event shall exist which constitutes an Event of Default, or (ii) in such other form satisfactory to the Agents and the Lenders, in the sole discretion of each.

          "Statutory Reserves" shall mean the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by the Board and any other banking authority to which the Administrative Agent is subject for any legal requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board, (b) any other category of liabilities that includes eurodollar deposits by reference to which the LIBO Rate for any Eurodollar Borrowing is determined, (c) the principal amount of or interest on any portion of any Eurodollar Borrowing or (d) any other category of extensions of credit, or other assets, that is based upon the LIBO Rate by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

          "Subsidiaries Consent and Agreement" shall mean the Subsidiaries Consent and Agreement dated as of the date hereof among the Restricted Subsidiaries and the Trustee as to the consent and agreement of the Restricted Subsidiaries in connection with the Subsidiaries Guarantee Agreement and the Borrower Security Agreement substantially in the form of Exhibit C, as amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Guarantee Agreement" shall mean the Guarantee Agreement dated as of December 13, 1995 among the Restricted Subsidiaries and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by the Borrower or by one or more Subsidiaries of the Borrower or by the Borrower and one or more Subsidiaries of the Borrower, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of the Borrower.

          "Supplemental Agreement" shall mean an agreement between a Restricted Subsidiary and the Trustee in the form attached hereto as Exhibit H, as amended, supplemented or otherwise modified from time to time.

          "Title Company" shall mean such title insurance company as shall be satisfactory to the Agents.

          "Total Funded Debt" as of any date shall mean (a) all Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, including Indebtedness in respect of the Mortgage Notes, Tranche B Revolving Loans, Tranche B Term Loans and Tranche B Letters of Credit, but excluding Indebtedness in respect of the Tranche A Revolving Loans and Tranche A Letters of Credit, minus (b) Net Working Capital of the Borrower and its Restricted Subsidiaries as of such date (or, if such Net Working Capital is negative, plus the amount thereof).

          "Tranche A Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

          "Tranche A Letters of Credit" shall mean any and all standby letters of credit issued pursuant to Section 2.21(a).

          "Tranche A Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Tranche A Letter of Credit.

          "Tranche A Letter of Credit Exposure" shall mean at any time the sum of (i) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit, plus (ii) the aggregate amount of all Tranche A Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.21, minus (iii) other than for the purpose of determining compliance with Section
2.01 or Section 2.21(a) or (b), the aggregate principal amount of cash collateral in respect of outstanding Tranche A Letters of Credit deposited by the Borrower with the Administrative Agent and held pursuant to the Cash Collateral Agreement pursuant to Section 2.21(k). The Tranche A Letter of Credit Exposure of any Lender at any time shall mean

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                                                                              37

its pro rata share (based on such Lender's Tranche A Revolving Credit Commitment Percentage) of the aggregate Tranche A Letter of Credit Exposure at such time.

          "Tranche A Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and the Lenders in respect of Tranche A Letters of Credit pursuant to Section 2.21(f).

          "Tranche A Maturity Date" shall mean September 30, 2006.

          "Tranche A Revolving Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Tranche A Maturity Date and (b) the termination of the Tranche A Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

          "Tranche A Revolving Credit Borrowing" shall mean a Borrowing comprised of Tranche A Revolving Loans.

          "Tranche A Revolving Credit Commitment" shall mean, as to any Lender, the obligation of such Lender, if any, to make Tranche A Revolving Loans and participate in Tranche A Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Tranche A Revolving Credit Commitment" opposite such Lender's name on Schedule 1.01A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the total Tranche A Revolving Credit Commitments of all the Lenders is $24,000,000.

          "Tranche A Revolving Credit Commitment Percentage" shall mean, for each Lender, the percentage identified as its Tranche A Revolving Credit Commitment Percentage on Schedule 1.01A hereto which includes assignments to certain Lenders in accordance with the provisions of Section 9.04, as such percentage may be modified in connection with any further assignment made in accordance with the provisions of Section 9.04 or as the same may be reduced from time to time pursuant to Section 2.09.

          "Tranche A Revolving Credit Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing Tranche A Revolving Loans, and any substitutions or replacements therefor.

          "Tranche A Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Tranche A Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

          "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Loans hereunder as set forth in Section 2.01(b), as the same may be reduced from time to time pursuant to Section 2.09 or changed from time to time pursuant to an assignment in accordance with Section 9.04, and to convert Tranche B Revolving Loans into a Tranche B Term Loan hereunder as set forth in Section 2.01(c).

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                                                                              38

          "Tranche B Commitment Fee" shall have the meaning assigned to such term in Section 2.05(b).

          "Tranche B Conversion Date" shall mean September 30, 2006.

          "Tranche B Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Tranche B Letter of Credit.

          "Tranche B Letter of Credit Exposure" shall mean at any time the sum of (i) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit, plus (ii) the aggregate amount of all Tranche B Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.21, minus (iii) other than for the purpose of determining compliance with Section
2.01 or Section 2.21(a) or (b), the aggregate principal amount of cash collateral in respect of Tranche B Letters of Credit deposited by the Borrower with the Administrative Agent and held pursuant to the Cash Collateral Agreement pursuant to Section 2.21(k). The Tranche B Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on such Lender's Tranche B Revolving Credit Commitment Percentage) of the aggregate Tranche B Letter of Credit Exposure at such time.

          "Tranche B Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and the Lenders in respect of Tranche B Letters of Credit pursuant to Section 2.21(f).

          "Tranche B Letters of Credit" shall mean any and all standby letters of credit issued pursuant to Section 2.21(b).

          "Tranche B Loans" shall mean the Tranche B Revolving Loans and the Tranche B Term Loans.

          "Tranche B Maturity Date" shall mean September 30, 2008.

          "Tranche B Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Tranche B Revolving Loans and (after the Tranche B Conversion Date) Tranche B Term Loans, and any substitutions or replacements therefor.

          "Tranche B Repayment Date" shall have the meaning assigned to such term in Section 2.11(c).

          "Tranche B Revolving Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Tranche B Conversion Date and (b) the termination of the Tranche B Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

          "Tranche B Revolving Credit Borrowing" shall mean a Borrowing comprised of Tranche B Revolving Loans.

          "Tranche B Revolving Credit Commitment" shall mean, as to any Lender, the obligation of such Lender, if any, to make Tranche B Revolving Loans and participate in Tranche B Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Tranche B Revolving Credit Commitment" opposite such Lender's name on Schedule 1.01A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the total Tranche B Revolving Credit Commitments of all the Lenders is $25,000,000.

          "Tranche B Revolving Credit Commitment Percentage" shall mean, for each Lender, the percentage identified as its Tranche B Revolving Credit Commitment Percentage on Schedule 1.01A hereto which includes assignments to certain Lenders in accordance with the provisions of Section 9.04, as such percentage may be modified in connection with any further assignment made in accordance with the provisions of Section 9.04 or as the same may be reduced from time to time pursuant to Section 2.09. For clarification, the term "Tranche B Revolving Credit Commitment Percentage" shall refer to each Lender's percentage of the Tranche B Term Loans, as determined in accordance with Section 2.01(c).

          "Tranche B Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Tranche B Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

          "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

          "Tranche B Term Loans" shall have the meaning assigned to such term in
Section 2.01(c). Each Tranche B Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

          "Tranche B Term-Out Effective Date" shall mean the date that is five Business Days prior to the Tranche B Conversion Date.

          "Tranche B Term-Out Option" shall have the meaning assigned to such term in Section 2.01(c).

          "Transferee" shall mean an Assignee or a Participant.

          "Trustee" shall mean HSBC Bank USA (formerly known as Marine Midland
Bank), as Trustee under the Intercreditor Agreement, and its successors and assigns thereunder.

          "2000 Note Agreement" shall mean the Note Agreement dated as of March 30, 2000, among the Borrower, Star/Petro and the investors named therein, as amended by the First Amendment to Note Agreement dated as of September 30, 2000, the Second Amendment to Note Agreement dated as of October 25, 2002, and as further amended, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

          "2000 Parity Notes" shall mean the $12,500,000 8.67% First Mortgage Notes, Series A, due March 30, 2012 and the $15,000,000 8.72% First Mortgage Notes, Series B, due March 30, 2015 issued by the Borrower and Star/Petro pursuant to the 2000 Note Agreement.

          "2001 Note Agreement" shall mean the Note Agreement dated as of March 15, 2001, among the Borrower, Star/Petro and the investors named therein, as amended by the First Amendment to Note Agreement dated as of October 25, 2002, and as further amended, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

          "2001 Parity Notes" shall mean the $7,500,000 7.62% First Mortgage Notes, Series A, due April 1, 2008 and the $22,000,000 7.95% First Mortgage Notes, Series B, due April 1, 2001 issued by the Borrower and Star/Petro pursuant to the 2001 Note Agreement.

          "Type" shall have the meaning assigned to such term in Section 1.03.

          "Unrestricted Subsidiary" shall mean any Wholly Owned Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States of America or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances; provided that at all times Petro Holdings and its subsidiaries shall be deemed Unrestricted Subsidiaries.

          "Wholly Owned", as applied to any Subsidiary, shall mean a Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares, if required by law) of which is at the time owned by the Borrower or by one or more Wholly Owned Subsidiaries or by the Borrower and one or more Wholly Owned Subsidiaries.

          "Working Capital Facility" shall mean Facility A.

          Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Audited Financial Statements. Unless otherwise expressly required herein, all calculations with respect to the Borrower and the Restricted Subsidiaries shall be made exclusive of any assets, liabilities, income or losses of any Unrestricted Subsidiary. As used herein, the "knowledge" of the Borrower includes the knowledge of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

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                                                                              41

          Section 1.03. Types of Borrowings. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.03. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan." Borrowings, Loans, Letters of Credit and certain related terms hereunder may be distinguished by "Class" and by "Type." The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans or of a Letter of Credit refers to whether such Loan is a Tranche A Revolving Loan, a Tranche B Revolving Loan or a Tranche B Term Loan, each of which constitutes a Class. The "Class" of a Letter of Credit refers to whether such Letter of Credit is a Tranche A Letter of Credit or a Tranche B Letter of Credit, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (e.g., a "Eurodollar Tranche A Revolving Loan" is a Loan which is both a Tranche A Revolving Loan and a Eurodollar Loan).

                                   ARTICLE II

                                   THE CREDITS

          Section 2.01. Commitment to Make Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Tranche A Revolving Loans to the Borrower, at any time and from time to time during the Tranche A Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) the excess, if any, of (A) such Lender's Tranche A Revolving Credit Commitment over (B) its Tranche A Letter of Credit Exposure at such time and (ii) the excess, if any, of (A) such Lender's Tranche A Revolving Credit Commitment Percentage of the Borrowing Base at such time over (B) its Tranche A Letter of Credit Exposure at such time, provided that, in no event shall the Lenders be required to make any Tranche A Revolving Loans if, after giving effect to such Loans, the sum of (I) the aggregate principal amount of outstanding Tranche A Revolving Loans on any date plus (II) the Tranche A Letter of Credit Exposure on such date exceed the aggregate Tranche A Revolving Credit Commitments of all the Lenders.

          (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Tranche B Revolving Loans to the Borrower, at any time and from time to time during the Tranche B Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the excess, if any, of (i) such Lender's Tranche B Revolving Credit Commitment over
(ii) its Tranche B Letter of Credit Exposure at such time, provided that, in no event shall the Lenders be required to make any Tranche B Revolving Loans if, after giving effect to such Loans, the sum of (A) the aggregate principal amount of outstanding Tranche B Revolving Loans on any date plus (B) the Tranche B Letter of Credit Exposure on such date exceed the aggregate Tranche B Revolving Credit Commitments of all the Lenders.

          (c) At any time during the period beginning 60 days prior to the Tranche B Conversion Date and ending on the date that is 30 Business Days prior to the Tranche B Conversion Date, the Borrower in its sole discretion may elect (the "Tranche B Term-Out

Option") by written notice to the Administrative Agent, (i) to convert all or a portion of the Tranche B Revolving Term Loans outstanding on the Tranche B Conversion Date into term loans (each such loan, a "Tranche B Term Loan") on the Tranche B Conversion Date and (ii) subject to the terms of Section 2.21(b), to request an extension of the expiration of any Tranche B Letter of Credit outstanding on the Tranche B Term-Out Effective Date to a date no later than the date which is five Business Days prior to the Tranche B Maturity Date. The Tranche B Term-Out Option shall become effective on the Tranche B Term-Out Effective Date upon the receipt by the Administrative Agent of an Officers' Certificate, dated as of the Tranche B Term-Out Effective Date, certifying as of such date, that:

          (i) the ratio of Parent Consolidated Funded Debt to Parent Consolidated Cash Flow as of the Tranche B Term-Out Effective Date shall be no greater than 5.00 to 1.00 (together with supporting calculations and pro forma financial statements demonstrating compliance with such condition to the satisfaction of the Agents);

          (ii) neither the Borrower nor any of its Subsidiaries shall have made any Restricted Payment since the date of the most recent Borrowing or issuance of Letter of Credit if, on the date of such Restricted Payment, the ratio of (x) Parent Consolidated Cash Flow to (y) Parent Consolidated Interest Expense plus the aggregate amount of Restricted Payments made by the Public Partnership to its equityholders during the Reference Period with respect to such date, was less than 0.75 to 1.00 (together with supporting calculations and pro forma financial statements demonstrating compliance with such condition to the satisfaction of the Agents);

          (iii) on the Tranche B Term-Out Effective Date, the Public Partnership and its Subsidiaries shall have in effect weather insurance coverage of at least $12,500,000 on a consolidated basis;

          (iv) the representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the Tranche B Term-Out Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); and

          (v) no Default or Event of Default shall have occurred and be continuing as of the Tranche B Term-Out Effective Date.

          (d) The Borrower may borrow, pay or prepay and reborrow Tranche A Revolving Loans during the Tranche A Revolving Credit Availability Period, within the limits set forth in Section 2.01(a) and upon the other terms and subject to the other conditions and limitations set forth herein. The Borrower may borrow, pay or prepay and reborrow Tranche B Revolving Loans during the Tranche B Revolving Credit Availability Period, within the limits set forth in
Section 2.01(b) and upon the other terms and subject to the other conditions and limitations set forth herein, provided that, subject to the terms and conditions set forth herein, at all times the Borrower shall maintain Tranche B Loans outstanding in a minimum principal amount of $500,000 until the earlier of (x) Facility B is terminated in full through acceleration or otherwise and (y) the Facility Obligations under the Parity Debt Credit Agreement have been paid in full in cash and the Commitments under the Parity Debt Credit Agreement have been fully terminated. Amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

          Section 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche A Revolving Credit Commitments or Tranche B Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $100,000 and not less than $500,000 in the case of Eurodollar Loans and (ii) an integral multiple of $100,000 in the case of ABR Loans (or, in the case of ABR Loans, an aggregate principal amount equal to the remaining balance of the Tranche A Revolving Credit Commitments or Tranche B Revolving Credit Commitments, as the case may be).

          (b) A particular Borrowing of any Class shall consist solely of ABR Loans or Eurodollar Loans of such Class, as the Borrower may request pursuant to
Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that, any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than five separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent at the Funding Office, not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) If the Administrative Agent has not received from the Borrower the payment required by Section 2.21(g) by 12:30 p.m., New York City time, on the date on which the Issuing Bank has notified the Borrower and the Administrative Agent that payment of a draft presented under any Letter of Credit of any Class will be made, as provided in Section 2.21(g), the Administrative Agent will promptly notify the Issuing Bank and each Lender of the Letter of Credit Disbursement of such Class and, in the case of each Lender, its pro rata share (based on such Lender's Tranche A Revolving Credit Commitment Percentage and Tranche B Revolving Credit Commitment Percentage of such Class) of such Letter of Credit Disbursement. Not later than 2:00 p.m., New York City time, on such date, each Lender shall make available its pro rata share, as so determined, of such Letter of Credit Disbursement, in Federal or other funds immediately available, to the Administrative Agent at the Funding Office, and the Administrative Agent will promptly make such funds available to the Issuing Bank. The Administrative Agent will promptly remit to each Lender that shall have made such funds available its pro rata share, as so determined, of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such Letter of Credit Disbursement.

          (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by such Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing or payment, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing or payment in accordance with Section 2.02(c) or (d), as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Administrative Agent and the Issuing Bank are the same Person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Administrative Agent at,
(i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.06 or Section 2.21(g), as applicable and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (i) any Tranche A Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Maturity Date or (ii) any Tranche B Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Tranche B Conversion Date. Further, and notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request, nor shall any Lender be required to make, any Eurodollar Loan during the existence of a Default or an Event of Default unless the Required Lenders otherwise agree.

          Section 2.03. Notice of Borrowings. The Borrower shall give the Administrative Agent telephone notice (promptly confirmed in writing or by telecopy in the form of Exhibit I-1 hereto) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the applicable Class and Type of such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar

Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's pro rata portion of the requested Borrowing.

          Section 2.04. Notes; Repayment of Loans. The Tranche A Revolving Loans and Tranche B Loans made by each Lender shall be evidenced by a Tranche A Revolving Credit Note or a Tranche B Note, as applicable, duly executed and delivered on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A-1 or A-2, as applicable, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Tranche A Revolving Credit Commitment (in the case of its Tranche A Revolving Credit Note) and Tranche B Revolving Credit Commitment (in the case of its Tranche B Note). The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable (a) in the case of a Tranche A Revolving Loan, on the Tranche A Maturity Date, (b) subject to Section 2.01(c), in the case of a Tranche B Revolving Loan, on the Tranche B Conversion Date and (c) in the case of a Tranche B Term Loan, as provided in Section 2.11. Each Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

          Section 2.05. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the last day of the Tranche A Revolving Credit Availability Period, a commitment fee (a "Tranche A Commitment Fee") on the average daily unused amount of the Tranche A Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period commencing with the date of this Agreement or ending with the last day of the Tranche A Revolving Credit Availability Period), equal to (i) during any Level I Pricing Period, 0.25% per annum, (ii) during any Level II Pricing Period, 0.375% per annum and (iii) at all other times, 0.50% per annum. The "unused amount" of the Tranche A Revolving Credit Commitment of a Lender on any date means the amount of such Lender's Tranche A Revolving Credit Commitment on such date, less the sum of its outstanding Tranche A Revolving Loans on such date and its Tranche A Letter of Credit Exposure on such date. All Tranche A Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Tranche A Commitment Fee due to each Lender shall commence to accrue from the date of this Agreement and shall cease to accrue on the last day of the Tranche A Revolving Credit Availability Period.

          (b) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the last day of the Tranche B Revolving Credit Availability Period, a commitment fee (a "Tranche B Commitment Fee") on the average daily unused amount of the Tranche B Revolving Credit Commitment of such Lender during the preceding calendar quarter (or shorter period commencing with the date of this Agreement or ending with the last day of the Tranche B Revolving Credit Availability Period), equal to (i) during any Level I Pricing Period, 0.25% per annum, (ii) during any Level II Pricing Period, 0.375% per annum and (iii) at all other times, 0.50% per annum. The "unused amount" of the Tranche B Revolving Credit Commitment of a Lender on any date means the amount of such Lender's Tranche B Revolving Credit Commitment on such date, less the sum of its outstanding Tranche B Revolving Loans on such date and its Tranche B Letter of Credit Exposure on such date. All Tranche B Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Tranche B Commitment Fee due to each Lender shall commence to accrue from the date of this Agreement and shall cease to accrue on the last day of the Tranche A Revolving Credit Availability Period.

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Letter Agreement dated August 19, 2003 (the "Letter Agreement"), among the Administrative Agent, J.P. Morgan Securities Inc. and the Borrower, in the amounts and on the dates provided in the Letter Agreement. Such fees shall be in addition to reimbursement of the Agents' reasonable out- of-pocket expenses.

          (d) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

          Section 2.06. Interest on Loans. (a) Subject to Section 2.07, each Tranche A Revolving Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed) at a rate per annum equal to the Alternate Base Rate, plus the Applicable Tranche A ABR Margin.

          (b) Subject to Section 2.07, each Tranche B Revolving Loan or Tranche B Term Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed) at a rate per annum equal to the Alternate Base Rate, plus the Applicable Tranche B ABR Margin.

          (c) Subject to Section 2.07, each Tranche A Revolving Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Tranche A Eurodollar Margin.

          (d) Subject to Section 2.07, each Tranche B Revolving Loan or Tranche B Term Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Tranche B Eurodollar Margin.

          (e) Any change in any Applicable Margin required hereunder shall be deemed to occur (i) five Business Days after the date the Borrower delivers its financial statements required by Section 5.02(a) or (b), as the case may be, in respect of its most recent fiscal quarter and the certificate required by
Section 5.02(c) or (ii) on the date any Tranche B Revolving Credit Borrowing is made or any Tranche B Letter of Credit is issued in respect of the financial statements required by Section 4.03(a); provided that, if the Borrower fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to Section 5.02(a) or (b), as the case may be, and Section 5.02(c), the Applicable Margin for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level III Pricing Period were in effect, and after the date such statements and certificate are actually delivered the Applicable Margin shall be determined as otherwise provided for herein.

          (f) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          Section 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under this Agreement or any other Loan Document, by acceleration or otherwise, interest shall accrue, to the extent permitted by law, on such defaulted amount during the period from (and including) the date of such default to (but not including) the date of actual payment (after as well as before judgment) at (a) in the case of principal or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) that would otherwise be applicable to such Loan pursuant to Section
2.06 as if a Level III Pricing Period were in effect, plus 2.00% or (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to ABR Tranche B Revolving Loans pursuant to Section 2.06 as if a Level III Pricing Period were in effect, plus 2.00%. The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

          Section 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or

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                                                                              48

telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          Section 2.09. Termination and Reduction of Commitments. (a) The Tranche A Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., New York City time, on (i) September 30, 2003, if the Closing hereunder in accordance with Article IV has not occurred by such date and (ii) otherwise, the Tranche A Maturity Date. The Tranche B Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., New York City time, on (i) September 30, 2003, if the Closing hereunder in accordance with Article IV has not occurred by such date and (ii) otherwise, the Tranche B Conversion Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Revolving Credit Commitments and/or the Tranche B Revolving Credit Commitments; provided, however that (i) upon any such reduction of the Tranche B Revolving Credit Commitment, the Borrower simultaneously reduce the Parity Debt Credit Agreement Facility by a pro rata amount, provided that, the Borrower may, at its option, elect the aggregate amount of any such reduction to be applied, first, to the Parity Debt Credit Agreement Facility, and, second, to Facility B, and provided further, that in no event shall the outstanding Indebtedness under the Parity Debt Credit Agreement Facility be reduced to an amount less than $2,000,000 (unless the Facility Obligations under the Parity Credit Agreement Facility is paid in full in cash and the commitments under such Facility are fully terminated), (ii) each partial reduction of the Revolving Credit Commitments of any Class shall be in a minimum collective aggregate principal amount which is an integral multiple of $100,000 and not less than $500,000,
(iii) the Tranche A Revolving Credit Commitments may not be so terminated in whole or in part unless and until (A) the Tranche B Revolving Credit Commitments have been terminated in whole, (B) the Tranche B Revolving Loans and Tranche B Term Loans, together with interest, fees and all other obligations in respect thereof, have been paid in full, (C) all Tranche B Letters of Credit (other than any such Letters of Credit for which the Borrower has deposited with the Administrative Agent pursuant to the Cash Collateral Agreement an amount in cash equal to 100% of the undrawn amount of such Letters of Credit as provided in
Section 2.21(k)) have been cancelled or have expired and (D) all Tranche B Letter of Credit Disbursements have been reimbursed in full and (iv) no such termination or reduction of Tranche A Revolving Credit Commitments or Tranche B Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the related Loans made on the effective date thereof,
(x) in the case of a termination or reduction of the Tranche A Revolving Credit Commitments, the sum of the aggregate outstanding principal amount of Tranche A Revolving Loans on the date of such reduction plus the Tranche A Letter of Credit Exposure on such date would exceed the Tranche A Revolving Credit Commitments, (y) in the case of a termination or reduction of the Tranche B Revolving Credit Commitments, the sum of the aggregate outstanding principal amount of Tranche B Revolving Loans on the date of such reduction plus the Tranche B Letter of Credit Exposure on such date would exceed the Tranche B Revolving Credit Commitments or

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                                                                              49

(z) the aggregate outstanding Indebtedness under Facility B shall be reduced to an amount less than $500,000 unless the Facility Obligations under the Parity Debt Credit Agreement have been paid in full in cash and the Commitments (as defined in the Parity Debt Credit Agreement) have been fully terminated.

          (c) In the event, and on each occasion, that the Borrower is required to prepay or repay Tranche A Revolving Loans and/or to provide cash collateral for Tranche A Letters of Credit as provided in Section 2.11(e) or (f) and
Section 2.11(h), then on the date of such required action, the Tranche A Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to the sum of such required payment and cash collateral. In the event, and on each occasion, that the Borrower is required to prepay or repay Tranche B Revolving Loans and/or to provide cash collateral for Tranche B Letters of Credit as provided in Section 2.11(e) or (f) and Section 2.11(h), then on the date of such required action, the Tranche B Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to the sum of such required payment and cash collateral; provided, however, that
(i) the Borrower simultaneously reduce the Parity Debt Credit Agreement Facility by a pro rata portion of the amount of such prepayment or reduction determined pursuant to the allocation method set forth in Section 4(d)(ii) of the Intercreditor Agreement and (ii) in no event shall any such reduction or prepayment reduce either (x) the outstanding Indebtedness under Facility B to an amount less than $500,000 or (y) the outstanding Indebtedness under the Parity Debt Credit Agreement Facility to an amount less than $2,000,000, in each case, unless the Facility Obligations under the Parity Debt Credit Agreement are simultaneously paid in full in cash and the Commitments (as defined in the Parity Debt Credit Agreement) are terminated in full. In addition, the Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments shall be automatically and permanently reduced by the amount of Excess Proceeds referred to in paragraph (e) or (f) of Section 2.11 which is allocable to reduce such Commitments as provided in Section 2.11(h). For purposes of applying the requirements of this Section 2.09(c), the amount of any Excess Proceeds referred to in paragraph (e) or (f) of Section 2.11 which is allocable to the Facilities Obligations shall be calculated as if the definition set forth in the last sentence of Section 2.11(e) included, in addition, the maximum aggregate amount of the unused Tranche B Revolving Credit Commitments.

          (d) Each reduction in the Revolving Credit Commitments of any Class in accordance with this Article II shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments of such Class. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Revolving Credit Commitments of any Class, the Commitment Fees on the amount of the Revolving Credit Commitments of such Class so terminated or reduced accrued to the date of such termination or reduction.

          Section 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the Business Day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 11:00 a.m., New York City time, three

Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) the aggregate principal amount of such Borrowing converted into or continued as (A) a Eurodollar Borrowing, shall be an integral multiple of $100,000 and not less than $500,000 or (B) an ABR Borrowing, shall be the lesser of (I) the remaining outstanding principal amount of such Borrowing and (II) an integral multiple of $100,000;

          (iii) each conversion or continuation shall be effected by each Lender by applying the proceeds of the new Loan of such Lender resulting from such conversion or continuation to the Loan (or portion thereof) of such Lender being converted or continued; accrued interest on a Eurodollar Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted or continued at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) unless the Required Lenders otherwise agree, during the existence of a Default or an Event of Default, the Borrower shall not be entitled to elect to have any Borrowing converted into or continued as a Eurodollar Borrowing;

          (vii) any portion of a Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (v) or (vi) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (viii) no Interest Period may be selected for any Tranche A Revolving Credit Borrowing that is a Eurodollar Borrowing that would end later than the Tranche A Maturity Date; and

          (ix) no Interest Period may be selected for any Eurodollar Tranche B Term Borrowing that would end later than a Tranche B Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) Eurodollar Tranche B Term Borrowings with Interest Periods ending on or prior to such Tranche B Repayment Date and (B) the ABR Tranche B Term Borrowings would not be at least equal to the principal amount of Tranche B Term Borrowings to be paid on such Tranche B Repayment Date.

          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (I) the principal amount, the Type and, in the case of a Eurodollar Borrowing, the Interest Period of the Borrowing that the Borrower requests be converted or continued, (II) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (IV) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's pro rata portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

          Section 2.11. Mandatory Repayments and Prepayments. (a) On the Tranche A Maturity Date, all Tranche A Revolving Credit Borrowings shall be due and payable to the extent not previously paid.

          (b) On the Tranche B Conversion Date, all Tranche B Revolving Credit Borrowings not converted into Tranche B Term Loans pursuant to Section 2.01(c) shall be due and payable to the extent not previously paid.

          (c) Subject to adjustment as provided in Section 2.11(h) and Section 2.12(b), the Borrower shall repay the Tranche B Term Loans and reduce the Tranche B Letter of Credit Exposure in quarterly installments, commencing on December 31, 2006, and continuing on the last day of every third calendar month thereafter through September 30, 2008 (the due date of each such installment being called a "Tranche B Repayment Date"), provided that, notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate amount of outstanding Indebtedness under Facility B be less than $500,000 until the Facility Obligations under the Parity Debt Credit Agreement have been paid in full in cash and the Commitments (as defined in the Parity Debt Credit Agreement) have been fully terminated. The amount of any such installment payable on a Tranche B Repayment Date shall, subject to the proviso in the preceding sentence, be the amount, if any, necessary (after giving effect to any reductions on account of the expiration after the Tranche B Conversion Date of any Tranche B Letters of Credit) to reduce the sum of (i) the aggregate principal amount of the Tranche B Term Loans outstanding immediately after the Tranche B Conversion Date and (ii) the Tranche B Letter of Credit Exposure outstanding immediately after the Tranche B Conversion Date by an aggregate percentage of such sum equal to the percentage set forth opposite such Repayment Date below:

December 31, 2006      12.5%
March 30, 2007         25.0%
June 30, 2007          37.5%
September 30, 2007     50.0%

December 31, 2007      62.5%
March 31, 2008         75.0%
June 30, 2008          87.5%
September 30, 2008   100.00%

On the Tranche B Repayment Date that is September 30, 2008, the Borrower shall repay the remaining principal and interest owing on all outstanding Tranche B Term Loans and fully cash collateralize any then existing Tranche B Letter of Credit Exposure. All payments under this paragraph (c) shall be applied (I) first, to repay any outstanding Tranche B Term Loans and (II) second, after the Tranche B Term Loans have been paid in full, to reduce the Tranche B Letter of Credit Exposure. Any such payments so applied to reduce the Tranche B Letter of Credit Exposure shall be deposited with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k).

          (d) During each year, the Borrower will cause a period of at least 30 consecutive days to occur, at any time between March 1 and August 31 of such year, during which no Tranche A Revolving Credit Borrowings shall be outstanding.

          (e) If at any time the Borrower or any of the Restricted Subsidiaries disposes of property or such property shall be damaged, destroyed or taken in eminent domain or there shall be title insurance proceeds with respect to such property, in any such case, with the result that there are Excess Proceeds, and the Borrower does not apply such Excess Proceeds in the manner described in
Section 6.07(c)(iii)(B)(I), the Borrower shall prepay, upon notice as provided in paragraph (g) of this Section 2.11 (which notice shall be given not later than 180 days after the date of such sale of property), a principal amount of the outstanding Facilities Obligations equal to the amount of such remaining Excess Proceeds allocable to the Facilities Obligations, determined by allocating such remaining Excess Proceeds pro rata among the Lenders and the holders of Parity Debt, if any, outstanding on the date such prepayment is to be made, according to the aggregate then unpaid principal amounts of the Facilities Obligations and Parity Debt (and the Make Whole Amount on the principal amount of the Mortgage Notes to be prepaid) in accordance with the allocation method set forth in Section 4(d)(ii) of the Intercreditor Agreement. For purposes of this Section 2.11, the "aggregate then unpaid principal amount of the Facilities Obligations" shall equal the sum of (i) the aggregate principal amount of the outstanding Loans, (ii) the Letter of Credit Exposure and (iii) the maximum aggregate amount of the unused Tranche A Revolving Credit Commitments.

          (f) In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties subject to any of the Collateral Documents, or there shall be proceeds under title insurance policies with respect to any real property, all Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts, Net Awards (as defined in the Mortgage) or title insurance proceeds which, as of any date, shall not theretofore have been applied to the cost of Restoration (as defined in the Mortgage) shall be deemed to be proceeds of property disposed of voluntarily, shall be subject to the provisions of Section 6.07(c) and, if subdivision (iii)(B)(I) of Section 6.07(c) is applicable thereto, shall be subject to the prepayment provisions of paragraph (e) of this Section 2.11; provided that, if any such event or circumstances (individually or together with all other related events and circumstances) shall result in proceeds of more than $25,000,000 in the aggregate, the Borrower shall not apply such

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                                                                              53

proceeds to replacement or other assets or undertake any Restoration without the prior written consent of the Required Lenders.

          (g) The Borrower will give the Administrative Agent irrevocable written notice of each prepayment under paragraph (e) or (f) of this Section
2.11 not less than ten days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the Facilities Obligations to be prepaid, the principal amount of each issue of Parity Debt to be prepaid and the paragraph under which such prepayment is to be made. Each Lender shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, a certificate of a Financial Officer of the Borrower certifying that the applicable conditions of this Section 2.11 have been fulfilled and specifying the particulars of such fulfillment. Such certificate shall set forth the principal amount of the Facilities Obligations being prepaid and specify how such amount was determined, and certify that such amount has been computed in accordance with this Section 2.11.

          (h) All mandatory prepayments of the Facilities Obligations under paragraphs (e) and (f) of this Section 2.11 shall be applied (i) first, to pay or prepay any outstanding Tranche B Revolving Loans or Tranche B Term Loans and, to the extent that the remaining amount of such prepayment is greater than the aggregate principal amount of outstanding Tranche B Loans, to reduce the Tranche B Letter of Credit Exposure, (ii) second, to permanently reduce any remaining unused Tranche B Revolving Credit Commitments as contemplated by Section 2.09(c), (iii) third, to pay or prepay any outstanding Tranche A Revolving Loans, and (iv) fourth, to permanently reduce any remaining unused Tranche A Revolving Credit Commitments as contemplated by Section 2.09(c), provided that, in the event that any such prepayment would reduce the outstanding Indebtedness under Facility B to an amount less than $500,000 prior to the date that the Facility Obligations under the Parity Debt Credit Agreement have been paid in full in cash and the Commitments (as defined in the Parity Debt Credit Agreement) have been fully terminated, an amount equal to the excess of the (x) amount of such prepayment minus (y) the sum of the aggregate principal amount of outstanding Tranche B Loans on the date of such prepayment or reduction plus the Tranche B Letter of Credit Exposure on such date shall be deposited with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in
Section 2.21(k). All such mandatory prepayments so applied on or after the Tranche B Conversion Date shall be applied to reduce the amount of scheduled payments due under Section 2.11(c) after the date of such prepayment in the inverse order of maturity (without affecting the requirement that such prepayments be applied first to pay all outstanding Tranche B Term Loans and only thereafter to reduce the Tranche B Letter of Credit Exposure). Subject to the foregoing provisions, any such mandatory prepayment of Loans of any Class shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid. Any such payments under paragraphs (e) and (f) of this Section 2.11 so applied to reduce the Letter of Credit Exposure shall be deposited with the Trustee and applied as provided in the Intercreditor Agreement.

          (i) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Tranche A Revolving Loans on any date and (ii) the Tranche A Letter of Credit Exposure on such date exceeds the lesser of (A) the aggregate amount of the Tranche A Revolving Credit Commitments at such time, (B) the Borrowing Base at such

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                                                                              54

time, and (C) the Borrowing Base as calculated pursuant to Section 10.1(e)(ii)(3)(y) of the Note Agreements, the Borrower shall immediately prepay Tranche A Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Tranche A Revolving Loans, reduce the Tranche A Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess.

          (j) In the event and on any date that the ratio of Consolidated Cash Flow to Consolidated Interest Expense (in each case, as defined in the Note Agreements) is less than 2.0 to 1.0, the Borrower will repay the Tranche A Revolving Loans and cash collateralize Tranche A Letters of Credit to the extent necessary so that the sum of (i) the aggregate principal amount of aggregate outstanding principal amount of the Tranche A Revolving Loans on such date plus
(ii) the Tranche A Letter of Credit Exposure on such date shall not exceed $18,000,000 (and, to the extent that the amount of such prepayment exceeds the aggregate principal amount of outstanding Tranche A Revolving Loans, the Borrower shall deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k) an amount equal to such excess).

          (k) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Tranche B Revolving Loans on any date and (ii) the Tranche B Letter of Credit Exposure on such date exceeds the aggregate amount of the Tranche B Revolving Credit Commitments at such time, the Borrower shall immediately prepay Tranche B Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Tranche B Revolving Loans, reduce the Tranche B Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess.

          (l) Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. The repayments and prepayments of the Loans required by the respective subsections of this Section 2.11 and the optional prepayments permitted by Section 2.12 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent expressly specified herein. All payments under this Section
2.11 shall be subject to Section 2.15, but otherwise shall be without premium or penalty.

          Section 2.12. Optional Prepayments. (a) Subject to Section 2.01(d) and
Section 2.12(b), the Borrower shall have the right at any time and from time to time to prepay any Borrowing or payment due under Section 2.11(c), in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (i) in the case of any prepayment of amounts payable under Section 2.11(c), not later than 11:00 a.m., New York City time, three Business Days in advance of the proposed prepayment, (ii) in the case of any prepayment of Eurodollar Revolving Loans, not later than 11:00 a.m., New York City time, three Business Days in advance of the proposed prepayment and (iii) in the case of any prepayment of ABR Revolving Loans, not later than 11:00 a.m., New York City time, on the Business Day of the proposed prepayment; provided, however, that (A) to the extent the Borrower prepays Facility B, the Borrower simultaneously reduce the Parity Debt Credit Agreement Facility pro rata, such that the prepayments made pursuant to this Section 2.12(a) and Section 2.12(a) of the Parity Debt Credit Agreement shall be in equal dollar amounts, provided that, the Borrower may, at its option, elect the aggregate amount of such prepayments to be applied, first, to the Parity Debt Credit Agreement Facility, and, second, to Facility B, and provided further, that in no event shall (x) the aggregate outstanding Indebtedness under the Parity Debt Credit Agreement Facility be reduced to an amount less than $2,000,000 and (y) the aggregate outstanding Indebtedness under Facility B be reduced to an amount less than $500,000 unless the Facility Obligations under the Parity Debt Credit Agreement have been paid in full in cash and the Commitments (as defined in the Parity Debt Credit Agreement) have been fully terminated, (B) each partial prepayment of ABR Loans shall be in a minimum aggregate amount of $100,000 under each of Facility B and the Parity Debt Credit Agreement Facility, (C) each partial prepayment of Eurodollar Loans shall be in an amount which is an integral multiple of $100,000 under each of Facility B and the Parity Debt Credit Agreement Facility and not less than $500,000 under each of Facility B and the Parity Debt Credit Agreement Facility and (D) a partial prepayment of a Eurodollar Borrowing under this
Section 2.12(a) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $500,000, in the case of Facility A, and being less than $500,000 under each of Facility B and the Parity Debt Credit Agreement Facility, in the case of Facility B. Each notice of prepayment of any Borrowing or payment due under Section 2.11(c) shall specify the prepayment date, the Class, the Type and the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing), and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing or payment by the amount stated therein on the date stated therein.

          (b) All prepayments under this Section 2.12 shall be subject to
Section 2.15 but otherwise shall be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of payment. All prepayments under this Section 2.12 of amounts payable under Section 2.11(c) shall be applied to reduce the amount of scheduled payments of amounts due under
Section 2.11(c) after the date of such prepayment in the inverse order of maturity (without affecting the requirement that such prepayments be applied first to pay all outstanding Tranche B Term Loans and only thereafter to provide cash collateral in respect of Tranche B Letters of Credit) until the last four of such scheduled payments shall have been repaid in full, and thereafter all such prepayments of amounts payable under Section 2.11(c) shall be applied to reduce such remaining scheduled payments pro rata. Subject to the foregoing provisions, any optional prepayment of Loans of any Class pursuant to Section 2.12(a) shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid.

          Section 2.13. Reserve Requirements; Certain Changes in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any

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                                                                              56

reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the applicable interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) or Letters of Credit by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Letters of Credit or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Lender's holding company to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within ten days after its receipt of the same.

          (d) No Lender shall be entitled to compensation under this Section
2.13 for any costs incurred or reductions suffered with respect to any date unless such Lender shall have notified the Borrower that it will demand compensation for such costs or reductions not more than 120 days after the later of (i) such date and (ii) the date on which such Lender becomes aware of such costs or reductions. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

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                                                                              57

          Section 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Borrowing unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.14(b).

In the event that any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          Section 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or Section 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, refinanced, converted or continued or not paid or prepaid (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, refinance, convert or continue or failure to pay or prepay to the last day of the Interest Period for such Loan (or, in

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                                                                              58

the case of a failure to borrow, refinance, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, refinanced, converted or continued for such period or Interest Period, as the case may be based upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Business Day of such Interest Period). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within ten days after its receipt of the same.

          Section 2.16. Pro Rata Treatment. Except as required under Section
2.13 or Section 2.14 and by the terms of this Agreement requiring pro rata treatment with the Parity Debt Credit Agreement Facility, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments, each payment in respect of participations in Letter of Credit Disbursements and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments of the applicable Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's share of such Borrowing, computed in accordance with Schedule 1.01A, to the next higher or lower whole dollar amount.

          Section 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise (except pursuant to Section 2.20), or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest (unless the party from which such recovery is made is obligated by law to pay interest on the amount recovered, in which case each of the Lenders shall

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                                                                              59

be responsible for its pro rata share of such interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          Section 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in dollars to the Administrative Agent at the Funding Office, in immediately available funds. Any such payment received after such time on any date shall be deemed made on the next Business Day.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          Section 2.19. Taxes. (a) All payments made by the Borrower under this Agreement, the Notes and the Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any Letters of Credit). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any such Agent or any Lender hereunder or under the Notes or any Letters of Credit, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and any Letters of Credit, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.19(d).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own

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                                                                              60

account or for the account of any Agent or such other Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agents or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit L and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to complete and deliver.

          (e) The provisions of this Section 2.19 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender.

          (f) Any Agent or Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Agent or Lender, be otherwise disadvantageous to such Lender.

          (g) Nothing contained in this Section 2.19 shall require any Agent or Lender to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

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                                                                              61

          (h) No Lender shall be entitled to claim any indemnity payment or additional amount payable pursuant to this Section 2.19 with respect to any tax unless such Lender shall have notified the Borrower that it will demand compensation for such payment or amount not more than 120 days after the later of (i) such date and (ii) the date on which such Lender becomes aware of the costs or reductions giving rise to such claim. Failure on the part of any Lender to demand any indemnity payment or any such additional amount with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section
2.19 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

          Section 2.20. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or Section 2.14, or the Borrower shall be required to pay additional amounts to any Lender under Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the provisions set forth in Section 9.04, including clause (v) of the proviso to Section 9.04(b)) all its interests, rights and obligations under this Agreement to another financial institution designated by the Borrower which shall assume such obligations; provided that
(i) in the case of an assignment under Facility B, a similar assignment by such Lender be made under the Parity Debt Credit Agreement of all of its interests, rights and obligations under the Parity Debt Credit Agreement, (ii) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (iii) the Borrower shall pay to the affected Lender (and, in the case of assignments under Facility B, shall take the same actions under the Parity Debt Credit Agreement) in immediately available funds on the date of such assignment the entire amount of principal of and interest accrued to the date of payment on the Loans and participations in Letter of Credit Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.13 or Section 2.14 or demand for additional amounts under
Section 2.19, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.13, Section 2.14 or Section 2.19, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder, or in the case of assignments under Facility B, under the Parity Debt Credit Agreement.

          Section 2.21. Letters of Credit. (a) The Borrower may request the issuance of Tranche A Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower, at any time and from time to time during the Tranche A Revolving Credit Availability Period; provided that any Tranche A Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Tranche A Letter of Credit shall be deemed a representation and warranty by the Borrower that, immediately following the issuance of such Letter of Credit, the sum of
(i) the Tranche A Letter of Credit Exposure and (ii) the aggregate principal amount of outstanding Tranche A Revolving Loans shall not exceed the lesser of
(A) the aggregate amount of the Tranche A Revolving Credit Commitments at such time and (B) the Borrowing Base at such time, provided that, in no event

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                                                                              62

shall the sum (I) of the aggregate principal amount of outstanding Tranche A Revolving Loans on the date of such issuance plus (II) the aggregate amount of the Tranche A Letter of Credit Exposure on such date exceed the aggregate Tranche A Revolving Credit Commitment of all the Lenders. Each Tranche A Letter of Credit shall expire at the close of business on the earlier of (i) the date that is five Business Days prior to the Tranche A Maturity Date and (ii) the first anniversary of the date of issuance of such Tranche A Letter of Credit, unless such Tranche A Letter of Credit expires by its terms on an earlier date, provided that, any Tranche A Letter of Credit with an expiration date on the first anniversary of such Tranche A Letter of Credit may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (i) above). Each Letter of Credit shall provide for payments of drawings in dollars.

          (b) The Borrower may request the issuance of the Tranche B Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower, at any time and from time to time during the Tranche B Revolving Credit Availability Period; provided that any Tranche B Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Tranche B Letter of Credit shall be deemed a representation and warranty by the Borrower that, immediately following the issuance of such Letter of Credit, the sum of (i) the Tranche B Letter of Credit Exposure and (ii) the aggregate principal amount of outstanding Tranche B Revolving Loans shall not exceed the aggregate amount of the Tranche B Revolving Credit Commitments at such time; provided that, in no event shall the sum of (A) the aggregate principal amount of outstanding Tranche B Revolving Loans on the date of such issuance plus (B) the aggregate amount of Tranche B Letter of Credit Exposure on such date exceed the aggregate Tranche B Revolving Credit Commitment of all the Lenders and, provided, further, that the amount of all outstanding Letters of Credit (as defined in the Parity Debt Credit Agreement) and the Tranche B Letters of Credit shall not exceed $12,500,000. Each Tranche B Letter of Credit shall expire at the close of business on the earlier of (i) the date that is five Business Days prior to the Tranche B Conversion Date (or, if the Tranche B Term-Out Option has become effective pursuant to Section 2.02(c), five Business Days prior to the Tranche B Maturity Date) and (ii) the first anniversary of the date of issuance of such Tranche B Letter of Credit, unless such Tranche B Letter of Credit expires by its terms on an earlier date, provided that, any Tranche B Letter of Credit with an expiration date on the first anniversary of such Tranche B Letter of Credit may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (i) above). Each Letter of Credit shall provide for payments of drawings in dollars.

          (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior irrevocable written or telecopy notice (or such shorter notice as shall be acceptable to the Issuing Bank) from the Borrower to the Administrative Agent and the Issuing Bank specifying, on the Issuing Bank's standard form or on such other form as is acceptable to the Issuing Bank, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, whether such Letter of Credit is a Tranche A Letter of Credit or a Tranche B Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Administrative Agent shall give prompt notice thereof to each Lender). The Issuing Bank also will give the

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                                                                              63

Administrative Agent a quarterly summary indicating the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and the amount thereof and the payment on any draft presented under any Letter of Credit. The Administrative Agent will promptly provide the Lenders with copies of each such quarterly summary.

          (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, effective upon the issuance of such Letter of Credit, a participation in such Letter of Credit equal to (i) in the case of any such Tranche A Letter of Credit, such Lender's pro rata share (based on such Lender's Tranche A Revolving Credit Commitment Percentage) of the aggregate amount available to be drawn under such Tranche A Letter of Credit and
(ii) in the case of any such Tranche B Letter of Credit, such Lender's pro rata share (based on such Lender's Tranche B Revolving Credit Commitment Percentage) of the aggregate amount available to be drawn under such Tranche B Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(d), (A) such Lender's pro rata share (based on such Lender's Tranche A Revolving Credit Commitment Percentage) of each Tranche A Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with
Section 2.21(g) and (B) such Lender's pro rata share (based on such Lender's Tranche B Revolving Credit Commitment Percentage) of each Tranche B Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.21(g); provided that the Lenders shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of the Issuing Bank.

          (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.21(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in Section 2.21(d)).

          (f) During the Tranche A Revolving Credit Availability Period, the Borrower shall pay to the Administrative Agent, on the last day of March, June, September and December in each year and on the date on which the Tranche A Revolving Credit Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Tranche A Revolving Credit Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche A Letters of Credit during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to the Applicable Tranche A Eurodollar Margin from time to time in effect during such period pursuant to Section 2.06 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche A Letters of Credit during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to 0.125 %. During the Tranche B Revolving Credit Availability Period, the Borrower shall pay to the Administrative Agent, on the last day of March, June, September and December in each year and on the date on which the Tranche B Revolving Credit

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                                                                              64

Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Tranche B Revolving Credit Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche B Letters of Credit during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to the Applicable Tranche B Eurodollar Margin from time to time in effect during such period pursuant to Section 2.06 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche B Letters of Credit during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to 0.125%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the date of this Agreement to but excluding the last day of the Tranche A Revolving Credit Availability Period or the Tranche B Revolving Credit Availability Period, as applicable. In addition to the foregoing, the Borrower shall pay directly to the Issuing Bank, for its account, payable within 15 days after demand therefor by the Issuing Bank, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit.

          (g) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit, by making payment in immediately available funds to the Administrative Agent, in an amount equal to the amount of such payment or disbursement, not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 a.m., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice, plus interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 3:00 p.m., New York City time, on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the Borrower therefor, at a rate per annum equal to (i) in the case of amounts due in respect of Tranche A Letters of Credit, the rate applicable to ABR Tranche A Revolving Loans during such period pursuant to Section 2.06 and (ii) in the case of amounts due in respect of Tranche B Letters of Credit, the rate applicable to ABR Tranche B Revolving Loans during such period pursuant to Section 2.06. If the Borrower shall fail to pay any amount required to be paid by it under this
Section 2.21(g) when due, such unpaid amount shall bear interest as provided in
Section 2.07. The Issuing Bank shall give the Borrower prompt notice of each drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder. The Administrative Agent shall promptly pay any such amounts received by it to the Issuing Bank.

          (h) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in Section 2.21(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

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                                                                              65

          (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, any Agent, any Lender or any other Person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment was not wrongfully made as a result of the gross negligence or willful misconduct of the Issuing Bank; and

          (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.21(h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          (i) It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to be in order), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of Section 2.21(h), the Borrower's obligation hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, the Borrower; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

          (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit, including as

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                                                                              66

to compliance with the Uniform Customs and Practices for Documentary Credits, as then in effect. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section
2.21. The Administrative Agent shall promptly give each Lender notice thereof.

          (k) In the event that the Borrower is required or elects pursuant to the terms of this Agreement (other than Section 2.11(h) and Section 7.01) to provide cash collateral in respect of the Letter of Credit Exposure of any Class, the Borrower shall deposit in an account with the Administrative Agent an amount in cash equal to the Letter of Credit Exposure of such Class (or such lesser amount as shall be required or elected hereunder). Any such deposit shall be held by the Administrative Agent in accordance with the Cash Collateral Agreement. In the event that the Borrower is required pursuant to the terms of
Section 2.11(h) or Section 7.01 of this Agreement to provide cash collateral in respect of the Letter of Credit Exposure of any Class, the Borrower shall deposit such cash collateral in an account with the Trustee pursuant to the Intercreditor Agreement. Such deposit shall be held by the Trustee in accordance with the Intercreditor Agreement. Any such deposit to be held by the Administrative Agent or the Trustee, as provided herein, shall be accompanied by notice from the Borrower, in form satisfactory to the Administrative Agent or the Trustee, as the case may be, setting forth the basis for such deposit, identifying in reasonable detail the Letters of Credit to which such deposit relates, and setting forth any other information related to such deposit reasonably requested by the Administrative Agent or the Trustee, as the case may be. The Borrower shall promptly provide the Administrative Agent with a copy of any such notice to the Trustee and shall promptly provide the Trustee with a copy of any such notice to the Borrower.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Lenders that:

          Section 3.01. Organization; Powers. Each of the Borrower and the Loan Parties (a) is a limited partnership (in the case of the Borrower and the Public Partnership) or a limited liability company or a corporation (in the case of the other Loan Parties) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is duly qualified or registered to do business and is in good standing as a foreign limited partnership (in the case of the Borrower and the Public Partnership) or a limited liability company or corporation (in the case of the other Loan Parties) in all jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect (and the only such jurisdictions are, in the case of the Borrower and the Public Partnership, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Texas,

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                                                                              67

West Virginia and Wisconsin) and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party to consummate the transactions contemplated hereunder and, in the case of the Borrower, to obtain extensions of credit hereunder.

          Section 3.02. Authorization. The execution, delivery and performance by each of the Borrower and the Loan Parties of each of the Loan Documents to which it is or will be a party, the consummation of the transactions contemplated hereunder and, in the case of the Borrower, the extensions of credit hereunder (a) have been duly authorized by all requisite action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the agreement of limited partnership, operating agreement, articles of incorporation or other constitutive documents or by-laws of the Borrower and the other Loan Parties, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any of the other Loan Parties is a party or by which any of them or any of their property is or may be bound, including, without limitation, the Note Agreement, the Parity Debt Credit Agreement and the other Parity Debt Agreements, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any Person under any such indenture, agreement or other instrument, including, without limitation, the Note Agreement, the Parity Debt Credit Agreement and the other Parity Debt Agreements or (iii) except for the Lien of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the other Loan Parties.

          Section 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the other Loan Parties does or will constitute, the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms. The General Partner Guarantee Agreement and the Subsidiaries Guarantee Agreement are in full force and effect and constitute the legal, valid and binding obligations of each Loan Party party thereto, and no default on the part of any party thereto exists thereunder. The Partners Security Agreement, the Borrower Security Agreement, the Cash Collateral Agreement and the Motor Vehicle Security Agreements are in full force and effect and (i) constitute the valid and binding obligation of each Loan Party party thereto, (ii) constitute a valid assignment of, and create a valid, presently effective security interest of record in the property covered thereby and all interests described therein, subject to no prior security interest in any such personal property other than as specifically permitted therein for the benefit of the Lenders under this Agreement, and (iii) no default on the part of any such party exists thereunder. The Mortgages are in full force and effort and (a) constitute legal, valid and binding obligations of each Loan Party party thereto, (b) constitute a valid first mortgage lien of record on the real property and all other interests described therein which may be subjected to a mortgage lien, subject only to Permitted Exceptions for the benefit of the Lenders under this Agreement, and (c) constitute a valid assignment of, and create a valid, presently effective security interest of record in equipment and all other interests (other than real property interests) described therein for the benefit of the Lenders under this Agreement, subject to no prior security interest in such property other than as specifically permitted therein, and no default on the part of any party thereto exists thereunder.

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                                                                              68

The Intercreditor Agreement is in full force and effect and constitutes the legal, valid and binding obligation of each Loan Party party thereto, and no default on the part of any party thereto shall exist thereunder. All Operative Agreements, and all amendments thereto have been duly authorized, executed and delivered by the respective parties thereto, are in full force and effect and constitute the legal, valid and binding obligations of each Loan Party party thereto.

          Section 3.04. Consents and Governmental Approvals. No consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor, including, without limitation, any creditor or holder under the Note Agreements, the Parity Debt Credit Agreements or the other Parity Debt Agreements, or holder of any Capital Stock of the Borrower, any of the other Loan Parties or any Affiliate thereof or (c) any other Person is or will be required in connection with the transactions contemplated hereby, the Facilities or the performance by the Borrower or any of the other Loan Parties of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

          Section 3.05. Business; Financial Statements. (a) The Business includes, and has in the past included, only (whether conducted by the Loan Parties or any of their predecessors) the sale, distribution or storage of heating oil, propane gas, diesel fuel and gasoline) and other related derivative petroleum products and the provision of services to customers, and the related retail sale of supplies and equipment, including home appliances.

          (b) The Borrower has delivered to the Agents the unaudited pro forma balance sheet of the Borrower as of June 30, 2003 (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet presents fairly the financial condition of the Borrower as of that date in accordance with GAAP.

          (c) The Borrower has heretofore furnished to the Lenders (i) (x) the audited consolidated balance sheets of the Public Partnership and its Subsidiaries as at September 30, 2000, September 30, 2001 and September 30, 2002, and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates contained in the Public Partnership's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed with the SEC, and (y) the audited consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at September 30, 2000, September 30, 2001 and September 30, 2002, and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, in each case, accompanied by the opinion of KPMG LLP, independent public accountants (collectively, the Audited Financial Statements") and (ii) (A) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2003, and the related unaudited statements of operations and cash flows for the nine-month period ended on such date contained in the Public Partnership's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2003 and (B) the consolidated and consolidating balance sheet of the Borrower and the Restricted Subsidiaries as at June 30, 2003, and the related consolidated and consolidating statements conforming to the requirements of Section 5.02(a) (the "Unaudited Financial Statements"), and such Unaudited Financial Statements present fairly the consolidated financial condition of the Public Partnership and its Subsidiaries or the Borrower and the Restricted Subsidiaries, as the case may be, as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to

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                                                                              69

normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed by the aforementioned firm of accountants and disclosed therein). Except for borrowings under the Existing Credit Agreement and the Existing Parity Debt Credit Agreement, the balance sheets and the notes thereto included in the Audited Financial Statements disclose all material liabilities, actual or contingent, of the Loan Parties as of the dates thereof. Except for borrowings under the Existing Credit Agreement and the Existing Parity Debt Credit Agreement and liabilities incurred in the ordinary course of business since the date thereof (none of which, individually or in the aggregate, would have a Material Adverse Effect), the Borrower does not have any material guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Notwithstanding the foregoing representation made in the two immediately preceding sentences, such representation will be deemed breached (except for purposes of Article IV hereof) only to the extent that such representation involves undisclosed liabilities which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto).

          Section 3.06. No Material Adverse Change. As of the Closing Date, there has occurred since September 30, 2002, no material adverse change, and there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in the business, operations, property or condition (financial or otherwise) of the Loan Parties. Since the date of this Agreement, there has occurred no condition, event or other occurrence that, individually or in the aggregate, has had, and there exists no condition, event or other occurrence, that, individually or in the aggregate, could reasonably be expected to have, a Material Adverse Effect.

          Section 3.07. Title to Properties; Possession Under Leases. (a) The Borrower and the Restricted Subsidiaries own or hold valid leasehold interests in all the properties and assets used in the operation of the Business, except for properties and assets set forth on Schedule 3.07(a). None of the properties and assets set forth on Schedule 3.07(a) is material to the Business. Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of Liens, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and (ii) Liens permitted by
Section 6.02.

          (b) Schedule 3.07(b) sets forth, as of the Closing Date, a true, complete and correct list of (i) all real property owned by the Borrower and the Restricted Subsidiaries; (ii) all real property leased by the Borrower or any Restricted Subsidiary; and (iii) the location and use of each such property.

          (c) Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force

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                                                                              70

and effect. Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          Section 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein.

          Section 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any other Loan Party or any business, property or rights of the Borrower or any other Loan Party (i) which involve any Loan Document or the transactions contemplated by this Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

          (b) Neither the Borrower nor any other Loan Party is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree, of any Governmental Authority, where such violation or default could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3.09, neither the Borrower nor any other Loan Party has received any written communication during the past three years from any Governmental Authority that alleges that the Borrower or any other Loan Party or the Business is not in compliance in any material respect with any law, rule or regulation or any judgment, writ, injunction or decree.

          Section 3.10. Agreements. Neither the Borrower nor any of the other Loan Parties is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. As of the date of this Agreement, neither the Borrower nor any of the Restricted Subsidiaries is a party to any Material Contract and none of the assets or properties of the Borrower or any Loan Party is or may be bound by any Material Contract.

          Section 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the other Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U and X.

          Section 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the other Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or
(c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any Federal or state law.

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                                                                              71

          Section 3.13. Use of Proceeds. (a) The proceeds of all Tranche A Revolving Loans will be used solely for working capital, including the payment of (x) principal and interest on the Mortgage Notes, the 2000 Parity Notes and the 2001 Parity Notes and (y) interest on the Parity Debt. The Tranche A Letters of Credit will be used (i) for working capital purposes, (ii) to support obligations under workers' compensation laws, (iii) to support obligations to suppliers of propane or energy commodity derivative providers in the ordinary course of business consistent with past practices and (iv) to repay Indebtedness of the Borrower and its Restricted Subsidiaries permitted to be incurred under the Parent Indenture.

          (b) The proceeds of all Tranche B Revolving Loans and the Tranche B Letters of Credit will be used solely (i) to fund the purchase price of any Eligible Propane Acquisition by the Borrower or any Restricted Subsidiary or to reimburse the Borrower or any Restricted Subsidiary for cash amounts paid by the Borrower or such Restricted Subsidiary for the purchase price of any Eligible Propane Acquisition made by the Borrower or such Restricted Subsidiary within the six-month period immediately preceding the date of the Borrowing of the Tranche B Revolving Loans to which such proceeds relate (provided, in the case of an acquisition of Capital Stock, that the Person so acquired becomes a Restricted Subsidiary), (ii) to fund Growth-Related Capital Expenditures, (iii) to pay regularly scheduled principal payments (or any installments thereof) then due and owing on the Mortgage Notes and (iv) with respect to the initial Borrowing on the Closing Date, to refinance the Existing Credit Agreement.

          Section 3.14. Tax Returns. Each of the Borrower and its Affiliates has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than
(a) those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made and
(b) in the case of any such Person other than the Borrower and the Restricted Subsidiaries, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable Federal laws. The Borrower is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state laws, except for laws of the states set forth on Schedule 3.14, none of which would, individually or in the aggregate, have a Material Adverse Effect. No tax Lien has been filed, and, to the knowledge of the Borrower and its Affiliates, no claim is being asserted with respect to any such tax, fee or other charge.

          Section 3.15. No Material Misstatements. (a) No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any of its Affiliates to any Agent or Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading. There is no fact known to the Borrower which has or in the future would (so far as the Borrower can now foresee) have a Material Adverse Effect which has not been set forth in this Agreement (including the schedules hereto).

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                                                                              72

          (b) All representations and warranties of the Borrower and Star Gas Corporation or Star Gas LLC, as applicable, set forth in the Note Agreements, the Parity Debt Credit Agreement and the other Parity Debt Agreements were true and correct on and as of the date of such agreement and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

          Section 3.16. Employee Benefit Plans. Except as disclosed in Schedule 3.16, none of the General Partner, the Borrower or any Related Person of the General Partner or the Borrower has ever established, maintained, contributed to or been obligated to contribute to, and neither the Borrower nor any Related Person of the Borrower has any liability or obligation with respect to, any Plan. Except as disclosed in Schedule 3.16, neither the Borrower nor any Related Person of the Borrower has assumed, either by agreement (including the Partnership Agreement and the Operative Agreements), by operation of law or otherwise, any liability or obligation with respect to any "employee benefit plan" (as defined in ERISA) or any other compensation or benefit arrangement, agreement, policy, practice or understanding. Neither the General Partner, nor the Borrower nor any Related Person of the Borrower or the General Partner has incurred any material liability under Title IV of ERISA with respect to any Plan and no event or condition exists or has occurred as a result of which such a liability could reasonably be expected to be incurred. None of the General Partner, the Borrower nor any Related Person of the General Partner or the Borrower has engaged in any transaction, including the transactions contemplated hereunder, which could subject the Borrower or any Related Person of the Borrower to liability pursuant to Section 4069(a) or 4212(c) of ERISA. There has been no reportable event (within the meaning of Section 4043(c) of ERISA) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan by the PBGC. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) exists or has occurred with respect to any Plan which has subjected or could reasonably be expected to subject the General Partner or the Borrower to a material liability under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code. No liability to the PBGC (other than liability for premiums not yet due) has been or is expected to be incurred with regard to any Plan by the General Partner, the Borrower or any Related Person. Neither the General Partner, nor the Borrower nor any Related Person of the General Partner or the Borrower contributes or is obligated to contribute or has ever contributed or been obligated to contribute to any Single Employer Plan that has at least two contributing sponsors not under common control. The Borrower is not, nor is it expected to become, a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to any Plan. Neither the General Partner nor the Borrower has ever maintained or contributed to any plan or arrangement which provides post-employment welfare benefits or coverage (other than continuation coverage provided pursuant to Section 4980B of the Code). With respect to any post-employment welfare benefit plan or arrangement (other than continuation coverage provided pursuant to Section 4980B of the Code) established, maintained, or contributed to, by any Related Person (or with respect to which a Related Person is obligated to contribute), (i) the FAS 106 liabilities and the assumptions used therefor accurately reflect the costs associated with the rights and benefits of all participants and (ii) such benefits may be terminated at any time without liability to the Borrower, General Partner or any Related Party.

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          Section 3.17. Environmental and Safety Matters. (a) Each of the
Borrower and the General Partner is in compliance with all Environmental Laws applicable to it or to the Business or Assets except where such noncompliance would not have a Material Adverse Effect. The Borrower has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not have a Material Adverse Effect. Schedule 3.17 lists (i) all notices from Federal, state or local environmental agencies to the Borrower, the General Partner or any Affiliate thereof citing environmental violations affecting the Business or Assets that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violation is listed on Schedule 3.17, if ultimately resolved against such party, would have a Material Adverse Effect and (ii) all current reports filed by the Borrower, the General Partner or any Affiliate thereof with respect to the Business or Assets with any Federal, state or local environmental agency having jurisdiction over the Assets, true and complete copies of which reports have been made available to the Lenders. Notwithstanding any such notice, except for matters the consequences of which will not have a Material Adverse Effect, the Business and Assets are currently being operated in all respects within the limits set forth in such environmental permits or licenses and any current noncompliance with such permits or licenses will not result in any liability or penalty to the Borrower or the Subsidiaries or in the revocation, loss or termination of any such environmental permits or licenses.

          (b) All facilities located on the real property owned or leased by the Loan Parties which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not have a Material Adverse Effect and none of the Borrower, the General Partner and their Affiliates has received, or, to the knowledge of the Borrower, been threatened with, a notice of violation of RCRA regarding such facilities.

          (c) No Hazardous Materials are or have been located or present at any of the real property owned or leased by the Loan Parties or any previously owned properties in violation of any Environmental Law, which violation will have a Material Adverse Effect, or in such circumstances as to give rise to liability, which liability will have a Material Adverse Effect, and with respect to such real property there has not occurred (i) any release or threatened release of any such hazardous substance, (ii) any discharge or threatened discharge of any substance into ground, surface, or navigable waters which violates any Environmental Law or (iii) any assertion of any lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence referred to in clause (i), (ii) or
(iii) above will have a Material Adverse Effect.

          (d) The Borrower has not received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state, local or foreign law nor has the Borrower received any notification that any Hazardous Materials that it has used, generated, stored, treated, handled, transported or disposed of or arranged for transport for disposal or treatment of, or arranged for disposal or treatment of, has been found at any site at which any Governmental Authority or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

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                                                                              74

          (e) None of the matters disclosed in Schedule 3.17, either individually or in the aggregate, involves a violation of or a liability under any Environmental Law, the consequences of which will have a Material Adverse Effect.

          Section 3.18. Security Interests. The Trustee for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Trustee of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein. No filings or recordings, or amendments or supplements to any of the Collateral Documents, are required in order to perfect the security interests created under the Collateral Documents, except for amendments, supplements, filings or recordings listed on Schedule 3.18. All such amendments, supplements, listed filings and recordings were made on or prior to the Closing Date, except as otherwise expressly provided in Schedule 3.18.

          Section 3.19. Solvency. Upon the making of the initial Loan or the issuance of the initial Letter of Credit hereunder, each of the Borrower and the Restricted Subsidiaries will be Solvent. "Solvent" means, with respect to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, will exceed the liabilities of such Person,
(b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "debts" means any liabilities on claims, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          Section 3.20. Transactions with Affiliates. Except as set forth in
Schedule 3.20 and except for agreements and arrangements among the Borrower and Wholly Owned Restricted Subsidiaries or among Wholly Owned Restricted Subsidiaries, neither the Borrower nor any of the Subsidiaries is a party to, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by, any agreement or arrangement with, and neither the Borrower nor any of the Subsidiaries is engaged in any transaction with, (a) any Affiliate of the Borrower or any of the Subsidiaries or (b) any Affiliate of Petro or the General Partner.

          Section 3.21. Ownership. The only general partner of the Borrower is the General Partner. The General Partner owns approximately 0.01% general partnership interest in the Borrower. The only limited partner of the Borrower is the Public Partnership. The Public Partnership owns a 99.99% limited partner interest in the Borrower. The only general partner of the Public Partnership is the General Partner.

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                                                                              75

          Section 3.22. Insurance. The Borrower and the Subsidiaries maintain with Permitted Insurers policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Borrower and the Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          Section 3.23. Labor Relations. Neither the Borrower nor any of the Subsidiaries is engaged in unfair labor practice that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of the Subsidiaries or affecting the Business or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, (b) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Borrower or any of the Subsidiaries or affecting the Business or, to the knowledge of the Borrower, threatened against any of them, (c) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries, (d) to the knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of the Subsidiaries and (e) to the knowledge of the Borrower, no union organizing activities are taking place.

          Section 3.24. Changes, etc. Except as contemplated by this Agreement or the other Loan Documents, the Borrower and the other Loan Parties have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, and no events have occurred which, individually or in the aggregate, could have a Material Adverse Effect, and there has not been any Restricted Payment of any kind declared, paid or made by the Borrower or the General Partner.

          Section 3.25. Indebtedness. Other than the Indebtedness represented by the Mortgage Notes and the Parity Debt or incurred hereunder, none of the Borrower and the Restricted Subsidiaries has any secured or unsecured Indebtedness outstanding as of the Closing Date. As of the Closing Date, no instrument or agreement to which the Borrower or any of the Subsidiaries is a party or by which the Borrower or any of the Subsidiaries is bound or which is applicable to the Borrower or any of the Subsidiaries (other than this Agreement, the Note Agreements, other Parity Debt Agreements and the Parent Indenture) contains any restrictions on the incurrence by the Borrower or any of the Restricted Subsidiaries of additional Indebtedness.

          Section 3.26. Assets and Business. (a) The Borrower is in possession of and operating in compliance in all respects with all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties and to permit the conduct of the Business as now conducted and

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                                                                              76

proposed to be conducted, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (collectively, "Permitted Exceptions") (i) which are not required at this time and are routine or administrative in nature and are expected in the reasonable judgment of the Borrower to be obtained or given in the ordinary course of business after the Closing Date, or (ii) which, if not obtained or given, would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The Borrower has good and marketable title to all of its assets and properties, subject to no Liens except those permitted under Section 6.02. The Assets currently owned by the Borrower are all of the assets and properties necessary to enable the Borrower to conduct the Business.

          (c) (i) The Borrower has beneficial and (except in the case of motor vehicles covered by certificates of title where the certificates of title have been duly executed in favor of the Borrower, the Lien of the Trustee has been duly provided for thereon and such certificates of title have been delivered to the Borrower and/or the Trustee), record ownership of all properties (including trademarks, tradenames and other intellectual property used in the Business), easements and licenses comprising the Business and (ii) the Collateral Documents (other than the Intercreditor Agreement), or proper notices, statements or other instruments in respect thereof, have been duly recorded, published, registered and filed as required by Section 4.01(g) and (h). The Borrower holds all right, title and interest in and to the trade name "Star Gas" necessary to conduct the Business, and all other trademarks and trade names used in the Business and holds exclusive right, title and interest in and to all customer lists used in the Business.

          Section 3.27. Chief Executive Office. The chief executive office of the Borrower and the General Partner and the office where each maintains its records relating to the transactions contemplated by the Loan Documents and the Operative Agreements are located at 2187 Atlantic Street, Stamford, CT 06902. The Borrower is only organized in the State of Delaware and "Star Gas Propane, L.P." is the name as it appears in official filings in the State of Delaware. The General Partner is only organized in the State of Delaware and "Star Gas LLC" is the name as it appears in official filings.

          Section 3.28. Fixed Price Supply Contracts. None of the Borrower or the Restricted Subsidiaries is a party to any contract for the purchase or supply by such parties of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to. All such contracts referred to in the foregoing clause (b) which are in effect on the Closing Date are set forth in Schedule 3.28.

          Section 3.29. Trading and Inventory Policies. The Borrower maintains a trading policy to the effect that neither it nor any of the Restricted Subsidiaries will trade any commodities. The Borrower maintains a supply inventory position policy to the effect that neither it nor any of the Restricted Subsidiaries will hold on hand, as of any date, more Commodities Inventory than will be sold in the normal course of business during the following 90 days. The Borrower and the Restricted Subsidiaries are in compliance with such policies.

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                                                                              77

                                   ARTICLE IV

                             CONDITIONS OF LENDING

          Section 4.01. Effectiveness. This Agreement shall become effective when all of the conditions precedent set forth in this Section 4.01 shall have been satisfied:

          (a) Each Lender shall have received counterparts of this Agreement signed by each of the parties hereto.

          (b) Each Lender shall have received duly executed Notes, dated the Closing Date, complying with the provisions of Section 2.04.

          (c) Each Lender shall have received duly authorized, executed and delivered counterparts of (i) the General Partner Guarantee Agreement, and the General Partner Consent Agreement dated the Closing Date and (ii) the Subsidiaries Guarantee Agreement, and the Subsidiaries Consent and Agreement dated the Closing Date.

          (d) The Administrative Agent shall have received written consents from each Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (it being agreed that the execution of this Agreement shall constitute such written consent).

          (e) The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) Bank of America, N.A. and any other Lender (as defined in the Existing Credit Agreement) which will not become parties hereto (collectively, the "Exiting Lenders") shall have been or shall concurrently be relieved of all obligations in respect of their Commitments (as defined in the Existing Credit Agreement) and (ii) each Lender's Revolving Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable under the Existing Credit Agreement to but excluding the Closing Date.

          (f) The Administrative Agent shall have received satisfactory evidence that the Parity Debt Credit Agreement shall have become effective in accordance with its terms.

          (g) The Trustee on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Collateral Document, perfected to the extent contemplated by Section 3.18 and each Lender shall have received:

          (i) duly authorized, executed and delivered counterparts of (A) the Partners Security Agreement, duly executed by the General Partner and the Public Partnership and any documents related thereto, (B) the Borrower Security Agreement, duly executed by the Borrower, the General Partner and the Restricted Subsidiaries and any documents related thereto, (C) the Public Partnership Consent and Agreement dated the Closing Date, (D) the Cash Collateral Agreement, duly executed by the Borrower, (E) the Motor Vehicle Security Agreements duly executed by the Borrower or the Restricted

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                                                                              78

     Subsidiary, as the case may be, and (F) a duly completed and executed Perfection Certificate from the Borrower dated the Closing Date;

          (ii) acknowledgment copies of Uniform Commercial Code financing statements which create in favor of the Trustee for the benefit of the Secured Parties a valid, legal and perfected security interest in or lien on the Collateral that is the subject of the Security Agreements;

          (iii) certified copies of Requests for Information (form UCC-11), or equivalent reports from an independent search service satisfactory to the Lenders, listing (A) any judgment naming any Loan Party as judgment debtor,
     (B) any tax lien that names any Loan Party as a delinquent taxpayer in any of the jurisdictions referred to in clause (ii) above and (C) any Uniform Commercial Code financing statement that names any Loan Party as debtor or seller filed in any of the jurisdictions referred to in clause (ii) above;

          (iv) duly authorized, executed and delivered counterparts of each Mortgage (including any amendments or supplements thereto) filed by the Borrower, along with duly executed copies of all related documents, including landlord waivers, subordination agreements and estoppel certificates and legal opinions; and

          (v) satisfactory evidence that the Intercreditor Agreement and the Collateral Documents shall have been amended, to the extent necessary, to secure the Facilities Obligations on a pari passu basis with the Mortgage Notes, the 2000 Parity Notes, the 2001 Parity Notes and other Parity Debt, in each case, together with certified true and complete copies of such agreements.

          (h) The Trustee shall have received:

          (i) a mortgagee's policy of title insurance, including mechanic's lien coverage, with respect to the properties and facilities so identified on
     Schedule 3.07(b), issued by a Title Company or Companies authorized to issue title insurance in the states in which such properties or facilities are located with satisfactory provisions for coinsurance or reinsurance, insuring the interest of the Trustee under the Collateral Documents as valid first liens on the Mortgaged Properties, free of Liens (other than Liens permitted by Section 6.02) or other exceptions to title not approved and accepted by the Lenders, such policies to be in an amount at least equal to the amounts set forth opposite each of the individual properties and facilities so identified on Schedule 3.07(b); and

          (ii) satisfactory copies of "As-Built" ALTA surveys with respect to the properties and facilities so identified on Schedule 3.07(b), certified to the Trustee and the Title Company or Companies;

          (iii) satisfactory environmental reviews, audits and appraisals of the properties of the Borrower and the Subsidiaries;

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                                                                              79

          (iv) the original stock certificates representing all outstanding Capital Stock of the Subsidiaries, along with undated stock powers endorsed in blank and duly executed Intercompany Notes;

          (v) each of (A) the original Intercompany Note, dated as of the Closing Date, in the face amount of $10,000,000, made by each of Star/Petro, Stellar Propane Service Corp. and Ohio Gas & Appliance Company in favor of the Borrower and the General Partner, (B) the original Intercompany Note, dated as of the Closing Date, in the face amount of $25,000,000, made by Star/Petro in favor of the Borrower, (C) the original Intercompany Note, dated as of the Closing Date, in the face amount of $25,000,000, made by Stellar Propane Service Corp. in favor of the Borrower and (D) the original Intercompany Note, dated as of the Closing Date, in the face amount of $25,000,000, made by Ohio Gas & Appliance Company in favor of the Borrower, in each case, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

          (vi) a certificate of the Borrower dated as of the Closing Date duly executed by the Borrower addressed to the Trustee complying with Section 6 of the Intercreditor Agreement, which shall specify the date and principal amount of the Notes, the name, address and tax payer identification number of the Lenders and which shall state that this Agreement is the "Credit Agreement", that this Agreement is entitled to the benefits of the Intercreditor Agreement and of the Security (as defined in the Intercreditor Agreement) and funds held under Section 4 of the Intercreditor Agreement and that this Agreement are subject to the terms of the Intercreditor Agreement; and

          (vii) a duly executed Agreement of the Lenders and Supplement to Intercreditor Agreement.

          (i) The Lenders shall have received opinions of Phillips Nizer LLP, counsel to the Borrower, substantially in the form of Exhibit F-1 hereto and
(ii) local counsel to the Borrower satisfactory to the Lenders in each jurisdiction requested by the Lenders, substantially in the form of Exhibit F-2 hereto.

          (j) The Administrative Agent shall have received:

          (i) a certificate, dated the Closing Date and signed by a Responsible Officer of each of the Loan Parties, confirming compliance with the conditions precedent set forth in this Section 4.01;

          (ii) a copy of the partnership agreement, certificate of incorporation or other constitutive documents, including all amendments thereto, of each of the Loan Parties, certified, to the extent applicable, as of a recent date by the Secretary of State of the State of its organization, and, to the extent applicable, a certificate as to the good standing of each such party as of a recent date, from such Secretary of State;

          (iii) a certificate of the Secretary or Assistant Secretary of each of the Loan Parties dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or partnership agreement of such

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                                                                              80

     party, as applicable, (or, in the case of the Borrower and the Public Partnership, of the General Partner) as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or, in the case of the Borrower and the Public Partnership, of the General Partner) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or will be a party and, in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of such Loan Party (or, in the case of the Borrower and the Public Partnership, of the General Partner) have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (or, in the case of the Borrower and the Public Partnership, of the General Partner);

          (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;

          (v) a certified true and complete copy of the Note Agreements, all other Parity Debt Agreements and the Existing Credit Agreement , together with all amendments and supplements thereto through the Closing Date and, as requested by the Lenders, other Operative Agreements;

          (vi) to the extent applicable, evidence demonstrating fulfillment of the conditions set forth in the Note Agreement, if any, including, without limitation, (1) the opinion referred to in Section 4.01(i) hereof, (2) a copy of the opinion of Phillips Nizer LLP delivered to the Trustee to the effect that the Lien of the Security Documents (as defined in the Intercreditor Agreement) has attached and is perfected to the extent additional property and assets are being acquired on the Closing Date and
     (3) a copy of the certificate of the Borrower to the Trustee, in form and substance satisfactory to the Lenders in their sole discretion, to the extent additional property and assets are being acquired on the Closing Date, demonstrating that the principal amount of the Indebtedness incurred hereunder does not exceed the lesser of the cost to the Borrower of such property or assets and the fair market value of such property or assets (as determined in good faith by the General Partner); and

          (vii) such other documents, opinions, certificates and agreements in connection with the Facilities, in form and substance satisfactory to the Lenders, as they or their counsel shall reasonably request, including counterpart originals or certified copies of all the other Operative Agreements.

          (k) Each Lender shall be satisfied with each of the following (it being agreed that the execution of this Agreement shall demonstrate such satisfaction):

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                                                                              81

          (i) the results of, its due diligence investigation of (A) the business, assets, condition (financial and otherwise), liabilities (actual and contingent) and prospects of the Borrower, (B) litigation, tax, accounting, labor, health and safety, environmental, insurance, pension and other employee benefit matters and (C) real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and the Subsidiaries;

          (ii) (A) the amount, terms and conditions (including maturity, amortization, interest rates and fees, covenants, events of default, redemption and other provisions) of the Mortgage Notes and the Parity Debt Agreements and (B) the ownership structure of the Borrower, the Public Partnership and the General Partner;

          (iii) there shall not have occurred and be continuing since the date of the Letter Agreement a material adverse change in the market for bank credit facilities similar in nature to the Facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions;

          (iv) all legal matters and documentation incident to the Facilities and all corporate and other proceedings taken or to be taken in connection therewith;

          (v) (A) such information as the Lenders may request as to the aging and concentration of the accounts receivable of the Borrower and the Subsidiaries and as to their inventory, and shall have completed and be satisfied with their review thereof and (B) a satisfactory Borrowing Base Certificate for the most recent calendar month ending on or prior to the 20th day prior to the Closing Date;

          (vi) insurance, which shall be in full force and effect and which complies with the provisions of this Agreement and the Collateral Documents, and a report, on or prior to the Closing Date, from the Borrower's independent insurance broker, Weeks & Calloway, together with any other evidence reasonably requested by the Agents, demonstrating that the insurance required by Section 6.11 and by the terms of the other Loan Documents is in effect and a certificate from a Responsible Officer of the Borrower stating that the Public Partnership and its Subsidiaries have in effect weather insurance coverage of at least $12,500,000 on a consolidated basis; and

          (vii) all agreements and transactions between any of the Borrower and the Subsidiaries, on the one hand, and any of their Affiliates, on the other hand.

          (l) Since September 30, 2002, (i) there shall not have occurred or become known any material adverse change or prospective material adverse change with respect to the business, assets, operations, properties, condition (financial or otherwise), liabilities (actual or contingent) or prospects of the Borrower from that shown in the information and projections contained in the Confidential Information Memorandum and (ii) there has been no development or event that has had or could reasonably be expected to have a Parent Material Adverse Effect.

          (m) In the case of each Lender, each other Lender, the Administrative Agent, the Issuing Bank, the Syndication Agent and the Documentation Agent shall have simultaneously executed and delivered this Agreement.

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                                                                              82

          (n) (i) The Borrower and the Restricted Subsidiaries shall have no indebtedness or other liabilities to third parties (including affiliates), whether accrued, absolute, contingent or threatened, and whether due or to become due, except in respect of (A) the Facilities, (B) the Mortgage Notes and the Parity Debt, (C) accounts payable and other liabilities disclosed in the financial statements referred to in Section 4.01(r) and satisfactory in all respects to the Lenders, (D) intercompany Indebtedness permitted by Section 6.01 and (E) liabilities (other than indebtedness for borrowed money) incurred in the ordinary course of business since June 30, 2003 (none of which other liabilities, individually or in the aggregate, could have a Material Adverse Effect) and (ii) any liens on or claims or encumbrances affecting any assets or properties of the Borrower and the Subsidiaries or any other Collateral (including the Capital Stock of the Borrower) shall have been released in a manner satisfactory to the Agents.

          (o) The Lenders shall have received (i) the Pro Forma Balance Sheet, the Audited Financial Statements and the Unaudited Financial Statements referred to in Section 3.05, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum and (ii) satisfactory projections for the Borrower and its Subsidiaries through the 2007 fiscal year.

          (p) All governmental, regulatory, shareholder and third party consents (including under the Intercreditor Agreement, the Parent Indenture and the Note Agreements), approvals, filings, registrations and other actions required in order to consummate the transactions contemplated by the Facilities shall have been obtained or made, as applicable, and shall remain in full force and effect, in each case without the imposition of any condition or restriction which is, in the judgment of the Lenders, materially adverse to the Borrower or any of the Subsidiaries.

          (q) There shall not be any pending proceeding requesting an injunction or restraining order with respect to the Facilities or challenging the validity or enforceability of the Facilities.

          (r) The representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). No Default or Event of Default shall have occurred and be continuing.

          (s) The Administrative Agent shall have received a satisfactory solvency certificate from the Chief Financial Officer of the Borrower, substantially in the form of Exhibit M certifying as to the solvency of the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby.

          (t) The Borrower shall have paid all Fees and other amounts due and payable to any Agent or Lender on or prior to the Closing Date (including the commitment fees required

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                                                                              83

to be paid pursuant to Section 2.05 of the Existing Credit Agreement), including reimbursement or payments of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Letter Agreement or under any Loan Document, including, without limitation, all reasonable fees and expenses of legal counsel to the Administrative Agent and the Lenders and all search and filing fees of a company acceptable to the Lenders (to the extent invoices or statements therefor have been received on or prior to the Closing Date).

          (u) On the Closing Date, the commitments under the Existing Parity Debt Credit Agreement shall have been terminated, all loans outstanding thereunder shall have been repaid in full, together with accrued interest thereon, all letters of credit issued thereunder shall have been terminated and all other amounts owing pursuant to the Existing Parity Debt Credit Agreement shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this subsection have been satisfied at such time.

          Section 4.02. All Extensions of Credit. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions precedent set forth in this Section 4.02 on the date of each Borrowing and on the date of issuance of each Letter of Credit:

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or a notice requesting the issuance of a Letter of Credit as required by Section 2.21(c), as applicable.

          (b) The representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class and the Letter of Credit Exposure of each Class will not exceed the limitations set forth in Section 2.01 and Section 2.21, respectively.

          (d) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

          (e) In the case of each Tranche A Revolving Credit Borrowing and each request for the issuance of a Tranche A Letter of Credit, the Administrative Agent shall have received the most recent Borrowing Base Certificate required in accordance with Section 5.02(k).

          (f) The Administrative Agent shall have received a certificate, substantially in the form of Exhibit I-2 hereto, of a Responsible Officer of the Borrower dated as of the date of such Borrowing or the date of such issuance of Letter of Credit, certifying as of such date, that:

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                                                                              84

          (i) (x) the proposed use of proceeds of such Borrowing or such Letter of Credit complies with Section 3.13(a) or (b), as applicable, describing such proposed use and specifying the basis for such conclusion in reasonable detail, and (y) such Borrowing or Letter of Credit is permitted under the Note Agreements and the Parent Indenture, specifying the relevant exceptions thereunder for such purpose (together with supporting calculations and pro forma financial statements demonstrating fulfillment of such condition to the satisfaction of the Agents);

          (ii) after giving effect to such Borrowing or issuance of Letter of Credit requested to be made or issued hereunder, the ratio of Parent Consolidated Funded Debt to Parent Consolidated Cash Flow as of the proposed date of such Borrowing or issuance of such Letter of Credit, as applicable, shall be no greater than 5.00 to 1.00 (together with supporting calculations and pro forma financial statements demonstrating fulfillment of such condition to the satisfaction of the Agents);

          (iii) neither the Borrower nor any of its Subsidiaries shall have made any Restricted Payment since the date of the most recent Borrowing or issuance of Letter of Credit if, on the date of such Restricted Payment, the ratio of (x) Parent Consolidated Cash Flow to (y) Parent Consolidated Interest Expense plus the aggregate amount of Restricted Payments made by the Public Partnership to its equityholders during the Reference Period with respect to such date, was less than 0.75 to 1.00 (together with supporting calculations and pro forma financial statements demonstrating fulfillment of such condition to the satisfaction of the Agents);

          (iv) as of the date of such Borrowing or issuance of such Letter of Credit, the Public Partnership and its Subsidiaries shall have in effect minimum weather insurance coverage of $12,500,000 on a consolidated basis; and

          (v) with respect to the Plans as to which any of Star Gas Partners, L.P., the Borrower or any of their respective Subsidiaries or Related Person of Star Gas Partners, L.P. or the Borrower may have any liability, the excess of the present value of the accrued benefits (vested and unvested) of the participants in each such Plan over the assets of each such plan (each as determined on a projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports), does not exceed an aggregate amount equal to $7,500,000 on such date.

          (g) During the most recent period referred to in Section 2.11(d), neither the Borrower nor any Restricted Subsidiary shall have either (x) any outstanding Indebtedness owed to Petro Holdings or any of its subsidiaries or
(y) permitted to exist, or have become the beneficiary of, any Investment by Petro Holdings or any of its subsidiaries in the Borrower or any of the Restricted Subsidiaries.

          (h) Since September 30, 2002, there has been no development or event that has had or could reasonably be expected to have a Parent Material Adverse Effect.

          (i) Within 90 days after the Closing Date, the Borrower shall have provided evidence satisfactory to the Administrative Agent with respect to each account of the Borrower covered by an effective Lockbox Agreement under the Existing Credit Agreement as of the Closing Date either that (i) the depositary banks under such Lockbox Agreement has been notified that JPMorgan Chase Bank has replaced Fleet National Bank as the administrative agent and has been instructed to redirect the monies required to be transferred to an account of the Borrower with Fleet National Bank pursuant to the terms of such Lockbox Agreement to an account of the Borrower with JPMorgan Chase Bank, acknowledged in writing by such depositary bank or (ii) such account has been closed.

Each Borrowing hereunder and each request for the issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance that the conditions in this
Section 4.02 have been satisfied. For purposes of Section 4.02, the "issuance" of a Letter of Credit shall include any extension, renewal or amendment of a Letter of Credit.

          Section 4.03. Tranche B Extensions of Credit. The obligations of the Lenders to make Tranche B Revolving Loans hereunder, and the obligation of the Issuing Bank to issue Tranche B Letters of Credit hereunder, are subject to the satisfaction of the conditions precedent set forth in this Section 4.03 and the additional conditions precedent set forth under Section 4.02 on the date of each Tranche B Revolving Credit Borrowing and on the date of issuance of each Tranche B Letter of Credit:

          (a) At the time of and immediately after any Tranche B Revolving Credit Borrowing made or any Tranche B Letter of Credit issued, the Leverage Ratio as of the date of such Borrowing or issuance (after giving effect to any acquisition or Growth-Related Capital Expenditure for which such Borrowing or Letter of Credit is being used) shall be no greater than 4.50 to 1.00; and, in the case of each such Borrowing or issuance of each such Letter of Credit, the Borrower shall have prepared and furnished to the Agents prior to such Borrowing or issuance pro forma financial statements demonstrating the fulfillment of such condition to the satisfaction of the Agents. For purposes of calculating the Leverage Ratio as required by this Section 4.03(a), Consolidated Cash Flow for the Reference Period shall mean the greater of (A) Consolidated Cash Flow for the most recent period of four consecutive fiscal quarters prior to the date of determination and (B) 50% of Consolidated Cash Flow for the most recent period of eight consecutive fiscal quarters prior to the date of determination.

          (b) If Capital Stock is being purchased with proceeds from such Tranche B Revolving Credit Borrowing, the Agents and the Trustee shall have received counterparts of a Supplemental Agreement duly executed by the issuer of such Capital Stock (and all terms of such Supplemental Agreement shall have been satisfied).

          (c) In the case of any Revolving Credit Borrowing (as defined in the Parity Debt Credit Agreement) or Tranche B Revolving Credit Borrowing (or series of related Revolving Credit Borrowings (as defined in the Parity Debt Credit Agreement) or Tranche B Revolving Credit Borrowings not in the ordinary course of business consistent with past practice) in a principal amount, and/or any Letter of Credit (as defined in the Parity Debt Credit Agreement) and/or Tranche B Letter of Credit (or series of related Letters of Credit (as defined in the Parity Debt Credit Agreement) or Tranche B Letters of Credit not in the ordinary course of business consistent with past practice) having a face amount, in excess of $1,500,000 to be used for Growth-Related Capital Expenditures, (i) the Agents shall be satisfied with all aspects of such Growth-Related Capital Expenditures, including all legal, tax and accounting matters relating such Growth-Related Capital Expenditures and the terms of all agreements and instruments to be entered into in connection with such Growth-Related Capital Expenditures, (ii) the Agents shall be satisfied with all legal matters and documentation incident to such Growth-Related Capital Expenditures and all corporate and other proceedings taken or to be taken in connection therewith and
(iii) the Agents shall have received (A) all financial information reasonably requested by the Agents in connection with such Growth-Related Capital Expenditures and (B) a statement of sources and uses of funds in connection with such Growth-Related Capital Expenditures, in each case certified by a Financial Officer of the Borrower.

          (d) All components of such acquisition or Growth-Related Capital Expenditure shall be consummated in accordance with applicable laws and regulations.

          (e) All governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate such acquisition or Growth-Related Capital Expenditure (other than any such actions the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) shall have been obtained or made and shall remain in full force and effect, without the imposition of any condition or restriction which is, materially adverse to the Borrower or any of the Subsidiaries.

          (f) There shall not be any pending proceeding requesting an injunction or restraining order with respect to such acquisition or Growth-Related Capital Expenditure or challenging the validity or enforceability of such acquisition or Growth-Related Capital Expenditure.

          (g) No Default or Event of Default shall have occurred and be continuing at the time of the making of such Tranche B Revolving Credit Borrowing or the issuance of such Tranche B Letter of Credit (on a pro forma basis as if such Borrowing or issuance and the acquisition or Growth-Related Capital Expenditure for which such Borrowing or Letter of Credit is being used, had occurred on the first day of the applicable Reference Period for purposes of
Section 6.29), and the Borrower shall have prepared and furnished to the Agents prior to such Borrowing or issuance pro forma financial statements demonstrating the fulfillment of such condition in reasonable detail.

          (h) The Agents shall have received an Officers' Certificate, dated the date of such Tranche B Revolving Credit Borrowing or issuance of such Tranche B Letter of Credit, certifying as to (x) the proposed use of proceeds of such Borrowing or such Letter of Credit and compliance with Section 3.13(b), specifying the basis for such conclusion in reasonable detail, (y) the relevant exceptions under each of the Note Agreements and the Parent Indenture for such purpose and (z) compliance with such exceptions referred to in clause (y), together with supporting calculations.

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                                                                              87

          (i) In the case of any issuance of a Tranche B Letter of Credit, immediately following the issuance of such Tranche B Letter of Credit, the aggregate undrawn amount of the sum of all outstanding Tranche B Letters of Credit and all Letters of Credit (as defined in the Parity Debt Credit Agreement) shall not exceed $12,500,000.

Each Tranche B Revolving Credit Borrowing hereunder and each request for the issuance of a Tranche B Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance that the conditions in this Section 4.03 have been satisfied. For purposes of this Section 4.03, the "issuance" of a Tranche B Letter of Credit shall include any extension, renewal or amendment of a Tranche B Letter of Credit.

                                    ARTICLE V

                  ACCOUNTING; FINANCIAL STATEMENTS; INSPECTION

          The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Facilities Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Facilities Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

          Section 5.01. Accounting. The Borrower will maintain, and will cause each Restricted Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each Restricted Subsidiary to accrue, all such liabilities as shall be required by GAAP.

          Section 5.02. Financial Statements. The Borrower will deliver to the
Lenders:

          (a) (i) as soon as practicable, but in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, consolidated (and (A) if the Restricted Subsidiaries constitute a Substantial Portion, then as to the Restricted Subsidiaries or (B) if the Restricted Subsidiaries do not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Borrower or any Restricted Subsidiary, other than the Star/Petro Intercompany Subordinated Debt, then as to such Restricted Subsidiaries, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, surplus or partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial officer of the General Partner as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP (except as noted in the proviso that follows) applied on a basis

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                                                                              88

consistent with prior fiscal periods; provided that, it is understood that the financial statements provided in accordance with this clause (i) shall not consolidate Petro Holdings or its Subsidiaries with the Borrower and (ii) as soon as practicable, but in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, financial statements of the type described in clause(i) but adjusted to show Petro Holdings as consolidated with the Borrower; provided that delivery within the time period specified above of copies of the Public Partnership's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements hereof, but only to the extent such reports otherwise satisfy the requirements of clause (i) and clause (ii) of this Section 5.02(a), so long as the Public Partnership does not conduct any material business or activity other than holding Capital Stock of the Borrower; and provided, further, that, for purposes of this Section 5.02, "Substantial Portion" shall mean that either (X) the book value of the assets of the Restricted Subsidiaries exceeds 5% of the book value of the consolidated assets of the Borrower and the Restricted Subsidiaries or (Y) the Restricted Subsidiaries account for more than 5% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries (it being agreed that the net income of Unrestricted Subsidiaries shall not be consolidated with the Borrower and the Restricted Subsidiaries for purposes of this calculation of Consolidated Net Income), in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement; provided that, with respect to Star/Petro, (i) the book value of the common stock of Petro Holdings shall be excluded from the determination of Substantial Portion in clause (X) above and
(ii) the income of Petro Holdings shall be excluded from the determination of Substantial Portion in clause (Y) above;

          (b) (i) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower ending after the date of this Agreement, consolidated (and (A) if the Restricted Subsidiaries constitute a Substantial Portion, then as to the Restricted Subsidiaries or (B) if the Restricted Subsidiaries do not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Borrower or any Restricted Subsidiary other than the Star/Petro Intercompany Subordinated Debt, then as to such Restricted Subsidiaries, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries and the consolidated balance sheet of the General Partner as at the end of such year and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries and the consolidated statements of income, surplus, cash flow and stockholders' equity of the General Partner for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the previous fiscal year, all in reasonable detail; provided that, it is understood that the financial statements provided in accordance with this clause (i) shall not consolidate Petro Holdings or its Subsidiaries with the Borrower, and (ii) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, financial statements of the type described in clause (i) but adjusted to show Petro Holdings as consolidated with the Borrower, provided that delivery within the time periods specified above of copies of the Public Partnership's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements hereof, but only to the extent such reports otherwise satisfy the requirements of clause (i) and clause (ii) of this Section 5.02(b) so long as the Public Partnership does not conduct any material business or activity other than holding Capital Stock of the Borrower, and (X) in the case of such

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                                                                              89

consolidated financial statements of the Borrower specified in clause (i) and with respect to the financial statements specified in clause (ii), accompanied by a report thereon of KPMG LLP or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Required Lenders, which report shall state that such consolidated financial statements present fairly the financial position of the Borrower and its Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP (except that with respect to the financial statements specified in clause (ii), Petro Holdings and its subsidiaries have not been consolidated) and (Y) in the case of such consolidated financial statements of the General Partner and such consolidating financial statements of the Borrower as described in clause (i), and the financial statements specified in clause (ii), certified by the principal financial officer of the General Partner, as presenting fairly the information contained therein, in accordance with GAAP applied on a basis consistent with prior fiscal periods;

          (c) together with each delivery of financial statements pursuant to paragraphs (a) and (b) of this Section 5.02 (or, in the case of clause (vi) below only, within 15 days thereafter), an Officers' Certificate of the Borrower in the form of Exhibit K hereto (i) stating that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Restricted Subsidiaries during the accounting period covered by such financial statements and that the signers do not have knowledge of the existence and continuance as at the date of such Officers' Certificate of any condition or event which constitutes an Event of Default or Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, (ii) stating whether, since the date of the most recent financial statements previously delivered, there has been any material change in GAAP applied in the preparation of the Borrower's financial statements and, if so, describing such change, (iii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with Section 6.04 and showing in reasonable detail all calculations required in arriving at such amount, (iv) demonstrating in reasonable detail, if applicable, compliance during and at the end of such accounting period with the restrictions contained in Section 6.01(b), (d), (f) and (g), the last paragraph of Section 6.01, Section 6.02(i), Section 6.03(iv), Section 6.07(c)(iii) and
Section 6.29, (v) if not specified in the related financial statements being delivered pursuant to paragraphs (a) and (b) above, specifying the aggregate amount of interest paid or accrued by the Borrower and the Restricted Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and the Restricted Subsidiaries, during the fiscal period covered by such financial statements,
(vi) describing in reasonable detail the number and nature of the parcels of real property, or rights thereto or interests therein, caused to be released by the Borrower from the liens of the Security Documents pursuant to the Intercreditor Agreement and in the case of the fee owned property, the sales price of the fee owned property caused to be released by the Borrower during such accounting period and (vii) specifying any adjustments that were made to the definitions of "Consolidated Net Income" or "Consolidated Cash Flow" for any non-cash gains or losses recognized as a result of Statement of Financial Accounting Standard Numbers 133, 141 and 142;

          (d) together with each delivery of consolidated financial statements pursuant to paragraph (b) of this Section 5.02, a written statement by the independent public accountants giving the report thereon (i) stating that in connection with their audit examination, the terms of this Agreement and the other Loan Documents were reviewed to the extent considered necessary for the purpose of expression of an opinion on the consolidated financial statements and for making the statement contained in clause (ii) of this paragraph (d) (it being understood that no special audit procedures in addition to those required by generally accepted auditing standards then in effect in the United States shall be required) and (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any condition or event which constitutes an Event of Default or Default, and, if so, specifying the nature and period of existence thereof;

          (e) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent public accountants in connection with each special audit or each annual or interim audit of the books of the Borrower or any Restricted Subsidiary made by such accountants, including the comment letter submitted by the accountants to management in connection with their annual audit;

          (f) promptly upon their becoming publicly available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Borrower, the General Partner or the Public Partnership to all of its security holders in compliance with the Exchange Act or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by the Borrower, the General Partner or the Public Partnership with any securities exchange or with the SEC (other than registration statements on Form S-8), and of all press releases and other statements made available by the Borrower, the General Partner or the Public Partnership to the public concerning material developments in the business of the Borrower, the General Partner or the Public Partnership, as the case may be;

          (g) promptly, but in any event within five days, after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know that (i) any condition or event which constitutes an Event of Default or Default has occurred or exists, or is expected to occur or exist,
(ii) any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Default or (iii) any Person has given any notice to the Borrower or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.01(f) an Officers' Certificate of the Borrower describing the same and the period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto;

          (h) promptly, but in any event within five days, after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know of (i) the commencement of or significant development in any material litigation or material proceeding (including those regarding environmental matters) with respect to the Borrower or affecting the Borrower, any Restricted Subsidiary or any of their assets, a written notice describing in reasonable detail such commencement of or significant development in such litigation or

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                                                                              91

proceeding or (ii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, a written notice describing in reasonable detail such development;

          (i) promptly, but in any event within five days after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, a statement setting forth details respecting such event or condition and the action, if any, that the Borrower or any Related Person has taken, is taking and proposes to take or cause to be taken with respect thereto (and a copy of any notice or report filed with or given to or communication received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder;

          (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

          (iii) a substantial cessation of operations within the meaning of
     Section 4062(e) of ERISA under circumstances which could result in the treatment of the Borrower or any Related Person as a substantial employer under a "multiple employer plan" or the application of the provisions of
     Section 4062, 4063 or 4064 of ERISA to the Borrower or any Related Person;

          (iv) the taking of any steps by the PBGC or the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (v) the complete or partial withdrawal by the Borrower or any Related Person under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by the Borrower or any Related Person of notice from a Multiemployer Plan regarding any alleged withdrawal or that it intends to impose withdrawal liability on the Borrower or any Related Person or that it is in reorganization or is insolvent within the meaning of Section 4241 or 4245 of ERISA or that it intends to terminate under Section 404lA of ERISA or from a "multiple employer plan" that it intends to terminate;

          (vi) the taking of any steps concerning the threat or the institution of a proceeding against the Borrower or any Related Person to enforce
     Section 515 of ERISA;

          (vii) the occurrence or existence of any event or series of events which could result in a liability to the Borrower or any Related Person pursuant to Section 4069(a) or 4212(c) of ERISA;

          (viii) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition

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     of a lien on any property of the Borrower or any Related Person pursuant to
     Section 302 of ERISA or Section 412(n) of the Code or could result in the imposition of a material tax or material penalty pursuant to Section 4971 of the Code on the Borrower or any Related Person;

          (ix) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041 of ERISA or require the Borrower or any Related Person to provide security to such Plan pursuant to
     Section 307 of ERISA or Section 401(a)(29) of the Code; or

          (x) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code);

          (j) promptly, but in any event within five days, after an officer of any of the Borrower, any Subsidiary or the General Partner receives any notice or request from any Person (other than any agent, attorney or similar party employed by the Borrower or the General Partner) for information, or if the Borrower, any Subsidiary or the General Partner by an officer provides any notice or information to any such Person (other than any agent, attorney or similar party employed by the Borrower or the General Partner), concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable Federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by the Borrower or any Subsidiary, copies of each such notice, request or information;

          (k) as soon as available, and in any event within 20 days after the last day of each fiscal month, (i) a Borrowing Base Certificate as of the last day of such preceding month and (ii) reports as of the last day of such month as to the aging and concentration of the accounts receivable of the Borrower and its Restricted Subsidiaries and as to their inventory, in substantially the form of the reports delivered pursuant to Section 4.01(k)(v);

          (l) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, quarterly financial projections for the next fiscal year, including all material assumptions to such projections;

          (m) within 15 days of receipt, any management letter issued or provided by the auditors of the Borrower or any Restricted Subsidiary; and

          (n) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, any other Loan Party or (to the extent such information relates to environmental matters or any material litigation or proceeding) any Unrestricted Subsidiary, or in any event compliance with the terms of any Loan Document, as any Lender may reasonably request.

          Section 5.03. Inspection. The Borrower will permit, or cause the General Partner to permit, any authorized representatives designated by the Lenders to visit and inspect any of the properties of the Borrower, any Restricted Subsidiary and (to the extent relating to environmental or litigation matters) any Unrestricted Subsidiary, and in any event any properties

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of the General Partner or of the General Partner's subsidiaries relating to the
Business, including the books of account of the Borrower, the Restricted Subsidiaries, such Unrestricted Subsidiaries, the General Partner and the General Partner's subsidiaries, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and (with reasonable notice) independent public accountants (and by this provision each of the Borrower and the General Partner authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Borrower, any Restricted Subsidiary, such Unrestricted Subsidiaries, the General Partner or any of such subsidiaries of the General Partner, as the case may be, all at such times and as often as may be requested), provided that the Borrower will bear the expense for the foregoing if an Event of Default or Default has occurred and is continuing. Without limitation of the foregoing, the Agents shall have the right to conduct an audit of the accounts receivable and inventory of the Borrower and its Restricted Subsidiaries from time to time. The Borrower shall pay the expenses of the Agents for up to two such audits in any 12-month period and for any additional audit conducted during the continuance of an Event of Default.

                                   ARTICLE VI

                        BUSINESS AND FINANCIAL COVENANTS

          The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Facilities Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Facilities Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

          Section 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to (collectively, "incur"), any Indebtedness, except that:

          (a) the Borrower may become liable and remain liable with respect to the Indebtedness evidenced by the Mortgage Notes, the 2000 Parity Notes and the 2001 Parity Notes;

          (b) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Funded Debt incurred by the Borrower and the Restricted Subsidiaries to finance the making of expenditures for the improvement, repair or alteration of any Assets, or the replacement of any Assets due to obsolescence with like-kind property, or to renew, refund, refinance or replace any such Funded Debt; provided that (i) such Funded Debt is incurred to finance improvements, repairs, alterations or replacements made within the period of 365 days ending on the date such Funded Debt is incurred, (ii) the aggregate principal amount of such Funded Debt does not exceed the amount of Capital Contributions made during such 365-day period which are applied to finance the making of such improvements, repairs, alterations or replacements, (iii) if such Funded Debt is to be secured under the Collateral Documents as provided in
Section 6.02(h), the agreement or instrument pursuant to which such Funded Debt is

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                                                                              94

incurred (A) contains no financial or business covenants that are more restrictive on the Borrower or its Subsidiaries than or that are in addition to those contained in Section 10 of the Note Agreements (unless prior to or simultaneously with the incurrence of such Funded Debt, this Agreement, the Note Agreements, the other Loan Documents and the Parity Debt Credit Agreement and the other loan documents related thereto are amended to provide the benefits of such more restrictive covenants to the Secured Parties thereunder) and (B) specifies no events of default (other than with respect to the payment of principal and interest on such Funded Debt or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in Section 11 of the Note Agreements (unless prior to or simultaneously with the incurrence of such Funded Debt, this Agreement, the Note Agreements, the other Loan Documents and the Parity Debt Credit Agreement and the other loan documents related thereto are amended to provide the benefits of such events of default to the holders of the Notes, the Mortgage Notes, the 2000 Parity Notes, the 2001 Parity Notes and the other Parity Debt, as applicable);

          (c) any Restricted Subsidiary may become and remain liable with respect to unsecured Indebtedness of such Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary; provided that such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and the Indebtedness secured by the Collateral Documents and is evidenced by an Intercompany Note pledged to the Trustee pursuant to the Borrower Security Agreement;

          (d) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness (including, without limitation, in the case of Indebtedness of Star/Petro, the Star/Petro Intercompany Subordinated
Debt) owing to the General Partner or the Public Partnership; provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and the Restricted Subsidiaries outstanding at any time shall not be in excess of $10,000,000 (plus the Star/Petro Intercompany Subordinated Debt), (ii) such Indebtedness is created and is outstanding under an agreement or instrument, or the Star/Petro Intercompany Subordinated Note, as the case may be, pursuant to which such Indebtedness is subordinated to the Indebtedness secured under the Collateral Documents at least to the extent provided in the subordination provisions set forth in Exhibit D and (iii) such Indebtedness is evidenced by a promissory note, or the Star/Petro Intercompany Subordinated Note, as the case may be, in form and substance satisfactory to the Required Lenders which is pledged to the Trustee pursuant to the Partners Security Agreement;

          (e) the Borrower may become and remain liable with respect to Indebtedness incurred under this Agreement and the other Loan Documents, including any amendment hereof increasing the aggregate amount of credit which may be extended hereunder, provided that such amendment is entered into in accordance with Section 9.08;

          (f) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing paragraphs of this Section 6.01, if on the date the Borrower or a Restricted Subsidiary becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of

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                                                                              95

Consolidated Cash Flow to Consolidated Pro Forma Debt Service is greater than
2.50 to 1.00 and (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service is greater than 1.25 to 1.00; provided that, in addition to the foregoing, if such Indebtedness is Funded Debt incurred by the Borrower or any Restricted Subsidiary to finance the making of expenditures for the improvement, repair or alteration of any Assets, or additions to the Assets, and if such Indebtedness is to be secured under the Collateral Documents as provided in Section 6.02(h), such Indebtedness shall be incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause (iii) of the proviso to Section 6.01(b);

          (g) the Borrower and any Restricted Subsidiary may become and remain liable with respect to pre-existing Indebtedness relating to any Person, business or assets acquired by the Borrower or such Restricted Subsidiary, as the case may be; provided that (i) after giving effect to such acquisition and such Indebtedness (on a pro forma basis as if such acquisition and the incurrence of such Indebtedness had occurred on the first day of the applicable Reference Period for purposes of Section 6.29), no condition or event shall exist which constitutes an Event of Default or Default, (ii) such Indebtedness was not incurred in anticipation of the acquisition of such Person, business or assets, (iii) after giving effect to such Person becoming a Restricted Subsidiary, or the acquisition of such business or assets, the Borrower or such Restricted Subsidiary could incur at least $1.00 of additional Indebtedness in compliance with the requirements set forth in clauses (i) and (ii) of Section 6.01(f) and (iv) the acquisition of such Person, business or assets is permitted by all other applicable provisions of the Loan Documents, including Section 6.03 and Section 6.24;

          (h) so long as no Event of Default or Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness evidenced by Funded Debt incurred for any refinancing, refunding or replacement of Indebtedness permitted pursuant to clause (a) or (m) of this Section 6.01; provided that (i) the aggregate principal amount of such Funded Debt shall not exceed the aggregate principal amount of such outstanding Indebtedness being refinanced, refunded or replaced together with any accrued interest and, in the case of Section 6.01(a), Make Whole Amount with respect thereto, (ii) such Funded Debt could be incurred in compliance with the requirements set forth in clause (i) of Section 6.01(f),
(iii) if such Funded Debt is to be secured under the Collateral Documents as provided in Section 6.02(h), such Funded Debt is incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause
(iii) of the proviso to Section 6.01(b), (iv) such Funded Debt shall not mature prior to the stated maturity of the Indebtedness being refinanced, refunded or replaced, (v) such Funded Debt shall be secured on a pari passu basis with the Indebtedness secured by the Collateral Documents, (vi) such Funded Debt shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness being refinanced, refunded or replaced; and (vii) the proceeds of such Funded Debt are used to refinance, refund or replace such existing Funded Debt within 45 days after the incurrence of such Funded Debt (such proceeds are to be held in a bank account with the Administrative Agent (other than an account subject to the Cash Collateral Agreement) and such proceeds shall be remitted to the Borrower only upon delivery to the Administrative Agent by the Borrower of a certificate certifying that such proceeds will be used solely to refinance, refund or replace existing Funded Debt pursuant to this Section 6.01(h)), provided further, that such Funded Debt incurred pursuant to this clause (h) shall not be deemed to be outstanding Indebtedness of the Borrower for any purpose during the 45-day or lesser period referred to

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                                                                              96

above while such proceeds are held by the Administrative Agent so long as such proceeds of such Funded Debt are placed in such account at the time of incurrence and applied to such refinancing, refunding or replacement within the 45-day period;

          (i) so long as no Event of Default or Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness incurred for any extension, renewal, refunding, refinancing or replacement of Indebtedness permitted pursuant to subdivisions (a), (b), (f) or (g) of this Section 6.01; provided that (i) the principal amount of such unsecured Indebtedness to be incurred shall not exceed the principal amount of such Indebtedness being extended, renewed or refunded together with any accrued interest and, in the case of
Section 6.01(a), Make Whole Amount with respect thereto, (ii) such unsecured Indebtedness to be incurred shall not mature prior to the stated maturity of such Indebtedness being extended, renewed or refunded, (iii) such unsecured Indebtedness to be incurred shall have an Average Life equal to or greater than the remaining Average Life of such Indebtedness being extended, renewed or refunded and (iv) in the case of any such Indebtedness incurred for any extension, renewal, refunding or replacement of Indebtedness permitted pursuant to subdivision (g) of this Section 6.01, such Indebtedness incurred therefor shall be permitted only to the extent, if any, that the total principal amount thereof to be incurred exceeds the aggregate amount of the unused Tranche B Revolving Credit Commitments on the date of such incurrence;

          (j) the Borrower may create and become liable with respect to any Hedging Agreements and Commodity Hedging Agreements;

          (k) any Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Collateral Documents;

          (l) the Borrower may become and remain liable with respect to unsecured Indebtedness owing to a Seller in connection with the acquisition of an Acquired Business Entity from such Seller, provided that, (i) the aggregate principal amount of such Indebtedness of the Borrower at any time shall not exceed $5,000,000, and (ii) the aggregate Consolidated Cash Flow generated by such Acquired Business Entity for so long as such Indebtedness is outstanding shall exceed the aggregate amount of all principal and interest that will become due and payable on such Indebtedness until such Indebtedness is repaid in full; and

          (m) the Borrower and the Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Parity Debt Credit Agreement, provided, that, no Indebtedness shall be incurred under such Parity Debt Credit Agreement unless such Indebtedness is incurred within the limitations of Section 6.01(b) or Section 6.01(f).

Notwithstanding the foregoing, (I) the aggregate principal amount of all Indebtedness of all Restricted Subsidiaries at any time outstanding (other than Indebtedness secured by the Collateral Documents) shall not exceed $10,000,000 (plus the Star/Petro Intercompany Subordinated Debt) and (II) neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, incur any Indebtedness to be used directly or indirectly to renew, refund or refinance Facility A in whole or in part. For the purpose of this Section 6.01, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have

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                                                                              97

become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. The Borrower or any Restricted Subsidiary shall be deemed to have become liable with respect to any Indebtedness securing any real property acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such acquisition.

          Section 6.02. Liens, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Facilities Obligations in accordance with the provisions of Section 6.14), except:

          (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 6.09;

          (b) Liens of landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 6.09, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case are granted, entered into or created in the ordinary course of the business of the Borrower or any Restricted Subsidiary and which do not interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

          (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary;

          (g) Liens created by any of the Collateral Documents securing the Facilities Obligations, the Mortgage Notes and the Parity Debt;

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                                                                              98

          (h) Liens created by any of the Collateral Documents securing Indebtedness incurred in accordance with Section 6.01(b), Section 6.01(h) or
Section 6.01(j) (but only to the extent such Indebtedness under Section 6.01(j) is incurred to any Lender) or, to the extent incurred to finance the making of capital improvements, repairs and additions to the Borrower's Assets, Section 6.01(f) (but only to the extent such Liens comply with the requirements thereof), provided that (i) such Liens are effected through an amendment to the Collateral Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Collateral Documents with the Secured Parties, (ii) the Collateral Documents are amended to the extent necessary to extend the Lien thereof to any property or assets acquired or otherwise financed with the proceeds of such Indebtedness,
(iii) the Borrower has delivered to the Trustee an Officers' Certificate demonstrating that the principal amount of such Indebtedness does not exceed the lesser of the cost to the Borrower of such property or assets and the fair market value of such property or assets (as determined in good faith by the General Partner) and to the effect that the amendments to the Collateral Documents required by this Section 6.02(h) and the filing and recordation of such amendments and related supplements will not have a Material Adverse Effect and that such incurrence of Indebtedness pursuant to Section 6.01(b), Section 6.01(f), Section 6.01(h) or Section 6.01(j), as the case may be, complies in all respects with the requirements of such Section and (iv) the Borrower has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that the Lien of the Collateral Documents has attached and is perfected with respect to such additional property and assets;

          (i) Liens existing on any property of a newly-acquired Restricted Subsidiary at the time of acquisition or existing prior to the time of acquisition (and not created in anticipation of such acquisition) upon any property acquired by the Borrower or any Restricted Subsidiary; provided that
(i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) the Indebtedness secured by any such Lien is permitted under Section 6.01(f) or (g) and, in the case of any such Indebtedness incurred under Section 6.01(f), the total principal amount thereof is no greater than the excess, if any, of such amount over the aggregate amount of the unused Tranche B Revolving Credit Commitments on the date of incurrence thereof, (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost of such property to the Borrower or such Restricted Subsidiary, as the case may be, and (B) the fair market value of such property (as determined in good faith by the General Partner) at the time of such acquisition by the Borrower or such Restricted Subsidiary, (iv) the aggregate principal amount of all Indebtedness secured by any such Liens shall at no time exceed $5,000,000 and
(v) any such Lien shall not have been created or assumed in contemplation of such acquisition of a Restricted Subsidiary or property by the Borrower or any Restricted Subsidiary;

          (j) Liens in amounts not exceeding $100,000 incurred, required or provided for under state law in connection with self-insurance arrangements;

          (k) Liens arising from or constituting encumbrances or exceptions to title to the Assets expressly permitted by the Collateral Documents;

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                                                                              99

          (l) Liens securing Capital Lease Obligations of the Borrower or any other Restricted Subsidiary, including, without limitation, protective filings, provided that, (i) such Capital Lease Obligation is permitted under Section 6.01, (ii) such Liens shall be created substantially simultaneously with the lease of fixed or capital assets, (iii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iv) the amount of Indebtedness secured thereby is not increased; and

          (m) any Lien renewing, extending or refunding any Lien permitted by the foregoing paragraphs of this Section 6.02; provided that (i) the Indebtedness secured by any such Lien shall not exceed the amount of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien, (ii) no Assets encumbered by any such Lien other than the Assets encumbered immediately prior to such renewal, extension or refunding shall be encumbered thereby, (iii) the Indebtedness secured by any such Lien shall not mature prior to the stated maturity of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien and (iv) the Indebtedness secured by any such Lien shall have an Average Life equal to or greater than the remaining Average Life of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien.

          Section 6.03. Investments, Guaranties, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly (a) make or own any Investment in any Person or (b) create or become liable with respect to any Guaranty, except:

          (i) the Borrower or any Restricted Subsidiary may make and own Investments in Cash Equivalents;

          (ii) the Borrower and any Restricted Subsidiary may make and own Investments in any Restricted Subsidiary or Investments in Capital Stock of any Person which simultaneously therewith becomes a Restricted Subsidiary; provided that (A) no Event of Default or Default has occurred and is continuing at the time of any such Investment or would occur immediately after giving effect thereto (on a pro forma basis as if such Investment had occurred on the first day of the applicable Reference Period for purposes of Section 6.29) and (B) in the case of any such Investment in any Person which simultaneously therewith becomes a Restricted Subsidiary, the Borrower shall have prepared and furnished to the Agents prior to the consummation of such Investment pro forma financial statements demonstrating to the satisfaction of the Agents that the covenant in
     Section 6.29 will not be violated after giving pro forma effect to such proposed Investment;

          (iii) any Restricted Subsidiary may make and permit to be outstanding Investments in the Borrower and may create or become liable with respect to any Guarantee in respect of the Facilities Obligations, the Mortgage Notes and the Parity Debt;

          (iv) (A) the Borrower or any Restricted Subsidiary may make and own Investments in the Capital Stock of, or contributions to capital in the ordinary course of business of, any Unrestricted Subsidiary or joint venture, except Petro Holdings and its subsidiaries, if immediately after giving effect to the making of any such Investment, the

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                                                                             100

     aggregate amount of all such Investments made and outstanding pursuant to this paragraph (iv) shall not at any time exceed $5,000,000, net of cash distributions received from all Unrestricted Subsidiaries and joint ventures, excluding Petro Holdings, since the date hereof, and (B) Star/Petro may make and own Investments in Petro Holdings, but only with the proceeds of (x) borrowings constituting Star/Petro Intercompany Subordinated Debt or (y) capital contributions or equity investments indirectly made by the Public Partnership in Star/Petro on or after March 25, 1999;

          (v) the Borrower or any Restricted Subsidiary may make and own Investments (A) constituting trade credits or advances to any Person incurred in the ordinary course of business, (B) arising out of loans and advances to employees for travel, entertainment and relocation expenses, in each case incurred in the ordinary course of business or (C) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

          (vi) the Borrower or any Restricted Subsidiary may create or become liable with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business; and

          (vii) the Borrower may create and become liable with respect to Hedging Agreements and Commodity Hedging Agreements.

          Section 6.04. Restricted Payments. (a) The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Borrower may make, pay or set apart once during each calendar quarter a Restricted Payment if (i) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding calendar quarter determined as of the last day of such calendar quarter or thereafter up to the date of declaration of such Restricted Payment, (ii) prior to and immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Default, (iii) the ratio of Consolidated Cash Flow to Consolidated Interest Expense for the Reference Period with respect to the date of such payment is greater than 1.75 to 1.00 and (iv) the Borrower shall have delivered to the Lenders, not later than the date such Restricted Payment is declared (which declaration date shall be at least ten days prior to the date such Restricted Payment is made) an Officers' Certificate to the effect that such Restricted Payment is permitted under this Section 6.04 and showing in reasonable detail all calculations required in arriving at such conclusion, including the calculation of the aggregate amount available at the end of the preceding quarter for payment of cash distributions in compliance with this Section 6.04; provided that Star/Petro may prepay principal amounts outstanding under the Star/Petro Intercompany Subordinated Debt if and only if (x) the funds used for such prepayment have been received by Star/Petro directly or indirectly as a capital contribution made by the Public Partnership or as a dividend from Petro Holdings on or after March 25, 1999 and (y) prior to and immediately after giving effect to any such prepayment no condition or event shall exist which constitutes an Event of Default or Default. The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except for cash distributions payable to the holders of its Capital Stock. The Borrower will not permit any Subsidiary to declare, order, pay or make any Restricted Payment or to set apart any sum or property for any

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                                                                             101

such purpose (except for Restricted Payments made solely to the Borrower or any Wholly Owned Restricted Subsidiary).

          (b) The Borrower may make, pay or set apart once within 45 days from the last day of each calendar quarter a Restricted Payment in an amount equal to the Petro Holdings Dividends, if any, provided that the following conditions are met: (i) such Restricted Payment is in an amount not exceeding the Petro Holdings Dividends less any amounts used to pay principal or interest on the Star/Petro Intercompany Subordinated Debt in accordance with this Agreement,
(ii) prior to and immediately after giving effect to such proposed Restricted Payment no condition or event shall exist which constitutes an Event of Default or Default under Section 7.01(b), (iii) prior to and immediately after giving effect to such proposed Restricted Payment the ratio of Consolidated Cash Flow plus the Petro Holdings Dividends to Consolidated Interest Expense (excluding the interest payable on the Star/Petro Intercompany Subordinated Debt, if any) for the Reference Period with respect to the date of such payment is greater than 1.75 to 1.00, and (iv) the Borrower shall have given to the Lenders written notice thereof on the date such Restricted Payment is declared, which date shall be at least ten days prior to the date such Restricted Payment is made.

          (c) Notwithstanding any other provision of the Star/Petro Intercompany Subordinated Note, until all amounts due under the Notes, this Agreement and each of the other Loan Documents have been paid in full, no principal or interest payment on the Star/Petro Intercompany Subordinated Note may be made, except (A) if the proceeds used for such repayment have been received from the proceeds of capital contributions or equity investments indirectly made by the Public Partnership in Star/Petro on or after March 25, 1999 or from the proceeds of dividends received from Petro Holdings, (B) with respect to a payment of interest on the Star/Petro Intercompany Subordinated Note, the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 2.0 to
1.0 for the four quarters ending on the calendar quarter immediately preceding such payment and (C) prior to and immediately after giving effect to any such interest or principal payment, no condition or event shall exist which constitutes an Event of Default or Default.

          Section 6.05. Transactions with Affiliates. Except for the transactions or conduct effected pursuant to the Operative Agreements as in effect on the Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of the Borrower, including the purchase, sale or exchange of assets or the rendering of any service, except pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate; provided that the foregoing limitations and restrictions shall not apply to any transaction between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries.

          Section 6.06. Prohibited Stock and Indebtedness. The Borrower will not:

          (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness or Capital Stock of (or warrants, rights or options to acquire Capital Stock of) any

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                                                                             102

Subsidiary, except (i) to a Restricted Subsidiary, (ii) in the case of the sale of all the Capital Stock of a Restricted Subsidiary as an entirety, as permitted under Section 6.07 or (iii) pursuant to the Collateral Documents;

          (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of (i) the Borrower or
(ii) any other Restricted Subsidiary, or any Capital Stock of (or warrants, rights or options to acquire Capital Stock of) any other Subsidiary, except (A) to, in the case of clause (i), the Borrower or, in all other cases, a Restricted Subsidiary, (B) in the case of the sale of all the Capital Stock of a Restricted Subsidiary as an entirety, as permitted under Section 6.07 and (C) pursuant to the Collateral Documents;

          (c) permit any Restricted Subsidiary to have outstanding any Preferred Stock (other than Preferred Stock owned by the Borrower); or

          (d) permit any Subsidiary directly or indirectly to issue or sell (including in connection with a merger or consolidation of a Restricted Subsidiary otherwise permitted by Section 6.07(a)) any of its Capital Stock (or warrants, rights or options to acquire its Capital Stock) except to the Borrower or a Restricted Subsidiary;

provided that, any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Borrower if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 6.01 (and, if such Indebtedness is secured, such Lien would be permitted pursuant to Section 6.02).

          Section 6.07. Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; provided that any Restricted Subsidiary may consolidate with or merge into the Borrower or a Restricted Subsidiary if, in the case of a consolidation with or merger into the Borrower, the Borrower shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Default;

          (b) sell, lease, abandon or otherwise dispose of (i) all or substantially all its assets or (ii) all Capital Stock of any Restricted Subsidiary as an entirety; provided that any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Borrower or to a Restricted Subsidiary; or

          (c) sell, lease, abandon or otherwise dispose of any property to any Person other than the Borrower or any Restricted Subsidiary (except for dispositions of Inventory in the ordinary course of business); provided that the Borrower or any Restricted Subsidiary may engage in any such transaction referred to in this paragraph (c), excluding any such transaction referred to in paragraph (a) or (b) above, if all of the following conditions are satisfied:

          (i) at least 80% of the consideration therefor shall be in the form of cash consideration;

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                                                                             103

          (ii) immediately after giving effect to such proposed disposition no condition or event shall exist which constitutes an Event of Default or Default;

          (iii) either

               (A) the aggregate net proceeds of all property so disposed of (whether or not leased back) by the Borrower and all Restricted Subsidiaries during the current fiscal year (including property disposed of through dispositions of Capital Stock permitted under
          Section 6.06 or sales of assets permitted under Section 6.07(b) and including all proceeds under title insurance policies with respect to real property and all Net Insurance Proceeds, self-insurance amount and Net Awards (as defined in the Mortgage) with respect to property lost as a result of damage, destruction or a taking which have not been applied to the cost of Restoration (as defined in the Mortgage)), less the sum of (x) the amount of all such net proceeds previously applied in accordance with paragraph (iii)(B) of this Section 6.07(c) and (y) an amount equal to the purchase price of any assets acquired (so long as (1) such assets were acquired within 180 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net proceeds of property disposed of under this Section 6.07(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States in the conduct of the Business, (4) such assets are subject to the Lien of the Collateral Documents, (5) if and to the extent that there were unused Tranche B Revolving Credit Commitments, the acquisition of such assets was not financed in whole or in part with the proceeds of Indebtedness (other than Tranche B Revolving Loans) and (6) to the extent such assets were acquired (in whole or in part) with the proceeds of Indebtedness, such Indebtedness has been repaid in full), when aggregated with such net proceeds of all prior transactions under this
          Section 6.07(c), shall not exceed $5,000,000;

               (B) in the event that such net proceeds less the sum of (x) the amount thereof previously applied in accordance with this paragraph
          (iii)(B) and (y) an amount equal to the purchase price of any assets acquired (so long as (1) such assets were acquired within 180 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net proceeds of property disposed of under this Section 6.07(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States in the conduct of the Business, (4) such assets are subject to the Lien of the Collateral Documents, (5) if and to the extent that there were unused Tranche B Revolving Credit Commitments, the acquisition of such assets was not financed in whole or in part with the proceeds of Indebtedness (other than Tranche B Revolving Loans) and (6) to the extent such assets were acquired (in whole or in part) with the proceeds of Indebtedness, such Indebtedness has been repaid in full)), when aggregated with such net proceeds of all prior transactions under this Section 6.07(c), exceed $5,000,000 (the amount of such excess net proceeds actually realized being herein called "Excess Proceeds"), the Borrower shall

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                                                                             104

          promptly pay over to the Trustee such Excess Proceeds not at the time held by the Trustee for application by the Trustee (I) within 180 days of the date of the disposal or loss of property, to the acquisition of assets in replacement of the property so disposed of or lost or of assets which may be productively used in the United States in the conduct of the Business (and such newly acquired assets shall be subjected to the Lien of the Collateral Documents) or to the cost of Restoration (as defined in the Mortgage), or (II) to the extent of Excess Proceeds not applied pursuant to the immediately preceding clause (I), to the payment and/or prepayment of the Facilities Obligations and Parity Debt, if any, pursuant to Section 2.11, all as provided in Section 4(d) of the Intercreditor Agreement and Section 2.11, and the Trustee shall have received an Officers' Certificate from the General Partner certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the Board of Directors) and that such consideration has been applied in accordance with the terms of this Agreement;

          (iv) in the case of any sale, lease or other disposition of Collateral which includes real property (or any interest therein), or any sale, lease or other disposition of Collateral resulting in the aggregate net proceeds of all such sales, leases or other dispositions exceeding $10,000,000, the Trustee shall have received an Officers' Certificate from the General Partner certifying that such sale, lease or other disposition is in the best interest of the Borrower and will not have a Material Adverse Effect; and

          (v) in the case of any sale, lease or other disposition (or series of related sales, leases or dispositions) of Collateral involving aggregate net proceeds of $5,000,000 or more, the Borrower shall have prepared and furnished to the Agents prior to the consummation of such transaction pro forma financial statements demonstrating to the satisfaction of the Agents that, after giving effect to such transaction (on a pro forma basis as if such transaction had occurred on the first day of the applicable Reference Period), the Leverage Ratio as of the last day of such Reference Period equals no greater than 4.50 to 1.00.

Notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may sell or dispose of (x) real property assets sold or disposed of within 12 months of the acquisition of such assets and (y) all other assets sold or disposed of within six months of the acquisition of such assets, in each case referred to in clause (x) or (y) constituting a portion of an acquired business; provided that
(1) such assets are specifically designated to the Administrative Agent in writing prior to such acquisition as assets to be disposed of, (2) the Administrative Agent shall have received an Officers' Certificate from the General Partner certifying that the consideration received for such property is at least equal to its fair market value (as determined in good faith by the General Partner), (3) such acquisition was not financed in whole or in part with the proceeds of Indebtedness (other than Tranche B Revolving Loans), (4) if such acquisition was financed in whole or in part with Tranche B Revolving Loans, the proceeds of such disposition shall be applied to repay such Tranche B Revolving Loans and (5) no Event of Default or Default shall have occurred and be continuing. Such dispositions under this paragraph will not be applied towards the cumulative limitations in paragraph (c)(iii)(A) of this Section 6.07. The Lenders agree to take, at the expense of the Borrower, all actions necessary to cause dispositions of

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                                                                             105

Collateral made in compliance with this Section 6.07 to be made free and clear of the liens created by the Collateral Documents.

          Section 6.08. Partnership or Corporate Existence etc.; Business. (a)
(i) The Borrower will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for Federal income tax purposes; (ii) the Borrower will cause each Restricted Subsidiary to keep in full force and effect its partnership or corporate existence; and (iii) the Borrower will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in Section 6.06 and Section 6.07 and except that the partnership or corporate existence of any Restricted Subsidiary, and any right or franchise of the Borrower or any Restricted Subsidiary, may be terminated if, in the good faith judgment of the General Partner, such termination is in the best interest of the Borrower, is not disadvantageous to the Lenders in any material respect and would not have a Material Adverse Effect).

          (b) The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any material line of business substantially different than the wholesale and retail sale, distribution, and storage of propane gas and related petroleum derivative products (other than heating oil, diesel fuel and gasoline) and the provision of services to customers, and the related retail sale of supplies and equipment, including home appliances, in each case, as conducted on the Closing Date.

          (c) The Borrower will not, and will not permit any of its Affiliates to, take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Public Partnership or the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for Federal income tax purposes.

          Section 6.09. Payment of Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the Agents, the Issuing Bank and the Lenders for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the General Partner.

          Section 6.10. Compliance with ERISA. The Borrower will not, and will not permit any Subsidiary or Related Person of the Borrower to:

          (a) (i) engage in any transaction in connection with which the Borrower or any Related Person or Subsidiary could be subject to either a civil penalty assessed pursuant to

Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in any manner, or take, or fail to take, any other action with respect to any Plan (including a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by the Borrower, (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Borrower or any Subsidiary or Related Person of the Borrower is required to pay as contributions thereto, result in the imposition of a Lien or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan or (v) engage in any transaction in connection with which the Borrower, any Subsidiary or any Related Person of the Borrower could be subject to liability pursuant to Section 4069(a) or 4212(c) of ERISA, if, as a result of any such event, condition or transaction described in clauses
(i) through (v) above, either individually or together with any other such event or condition, could result in (x) the imposition of a Lien on any assets or property of the Borrower or any Related Person or (y) any liability to the Borrower, any Subsidiary or any Related Person of the Borrower, which liability could have a Material Adverse Effect; or

          (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan to exceed the current value of the assets of any such Plan by more than $250,000 or (ii) permit the aggregate liability incurred by the Borrower and any Subsidiary and Related Persons of the Borrower pursuant to Title IV of ERISA with respect to one or more terminations of, or one or more complete or partial withdrawals from, any Plan to exceed $250,000.

As used in this Section 6.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "current value" has the meaning specified in Section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in Section 4001 of ERISA.

          Section 6.11. Maintenance of Properties; Insurance. (a) The Borrower will maintain or cause to be maintained in working order and condition, in accordance with normal industry standards, all material properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          (b) The Borrower will, and will cause each of the Restricted Subsidiaries to, keep its insurable properties adequately insured at all times by Permitted Insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance as may be required by law or any Collateral Document; and cause each such insurance policy to name the Trustee, on behalf of the Secured Parties, as an additional insured or loss payee thereunder. The Borrower will permit the Agents and an insurance consultant retained by the Agents, at the expense of the Borrower, to

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                                                                             107

review the insurance policies maintained by the Borrower on an annual basis and will implement any changes to such policies reasonably recommended by such consultant.

          Section 6.12. Operative Agreements; Collateral Documents. The Borrower will, and will cause each Restricted Subsidiary to, perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement, unless the taking of or omitting to take any such action would not have a Material Adverse Effect and would not be disadvantageous in any material respect to the Lenders. The Borrower will not, and will not permit any other Loan Party to, amend, modify or supplement any Operative Agreement or its partnership agreement, certificate of incorporation or by-laws without the prior written consent of the Required Lenders; provided that (i) the MLP Agreement and the Partnership Agreement may be amended, modified or supplemented without the prior written consent of the Required Lenders if such amendment, modification or supplement would not have a Material Adverse Effect and the Borrower shall have delivered to each Lender a copy of such proposed amendment, modification or supplement together with an Officer's Certificate describing such proposed amendment, modification or supplement and confirming that such proposed amendment, modification or supplement would not have a Material Adverse Effect and (ii) the Note Agreements may be amended, modified or supplemented without the prior written consent of the Required Lenders if such amendment, modification or supplement may be made without the written consent of any Lenders under the Intercreditor Agreement. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, enter into any Material Contract, or any amendment, modification or waiver in respect of any term or condition of any Material Contract, other than any such contract or any such amendments, modifications and waivers in respect thereof which could not reasonably be expected to have a Material Adverse Effect.

          Section 6.13. Chief Executive Office. The Borrower will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Collateral Documents or change its state of incorporation unless (a) not less than 45 days' prior written notice of its intention to do so, clearly describing the new location or state, shall have been given to the Trustee and each Lender and (b) such action, reasonably satisfactory to the Trustee and each Lender, to maintain any security interest in the property subject to the Collateral Documents at all times fully perfected and in full force and effect shall have been taken.

          Section 6.14. Covenant to Secure Notes Equally. The Borrower covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.02 (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders), it will make or cause to be made effective provision whereby the Facilities Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided, however, that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

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                                                                             108

          Section 6.15. Compliance with Laws. (a) The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any Governmental Authority, including any court, arbitrator or grand jury, in respect of the conduct of their respective businesses and the ownership of their respective properties or business, except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower will, and will cause each Restricted Subsidiary to, comply with all Environmental Laws, other than noncompliance which could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with any other liability under any Environmental Laws.

          (c) The Borrower will, and will cause each Restricted Subsidiary to, promptly give notice to the Administrative Agent upon becoming aware of (i) any violation of or notice of potential liability under any Environmental Law or
(ii) any release or threatened release of any Hazardous Material at, on, into, under or from any real property of any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, which liability would result in a Material Adverse Effect.

          (d) The Borrower will, and will cause each Restricted Subsidiary to, promptly provide the Administrative Agent with copies of any notice, submission or documentation provided by the Borrower or any Restricted Subsidiary to the Governmental Authority or third party under any Environmental Law if the matter which is the subject of the notice, submission or other documentation could reasonably be expected to have a Material Adverse Effect. Such notice, submission or documentation shall be provided to the Administrative Agent promptly and, in any event, within 30 days after such material is provided to the Governmental Authority or third party.

          Section 6.16. Further Assurances. (a) At any time and from time to time promptly, the Borrower shall, at its expense, execute and deliver to each Lender and to the Trustee such further instruments and documents, and take such further action, as may be required under applicable law or as the Lenders may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Lenders.

          (b) Without limitation of Section 6.16(a), the Borrower will, and will cause the Subsidiaries to, perform any and all acts and execute any and all documents (including the execution, amendment, supplementation, delivery and recordation and filing of security agreements and financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, Federal, state or local jurisdictions, including any filings in

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                                                                             109

the United States Patent and Trademark Office or similar foreign office, which are necessary (or reasonably requested by the Agents), from time to time, in order to grant and maintain in favor of the Trustee for the ratable benefit of the Secured Parties a security interest in each item of the Collateral of the type and priority described in the relevant Collateral Document, perfected to the extent contemplated hereby and thereby.

          (c) Without limitation of Section 6.16(a), the Borrower will, and will cause the Subsidiaries to, deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Agents, as the Agents shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Secured Parties, including assets which are required to become Collateral after the Closing Date.

          Section 6.17. Subsidiaries. (a) The Borrower may designate any Restricted Subsidiary or newly acquired or formed Wholly Owned Subsidiary satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

          (i) immediately before and after giving effect to such designation no condition or event shall exist which constitutes an Event of Default or Default;

          (ii) immediately after giving effect to such designation, (A) except in the case of a designation as a Restricted Subsidiary of an Unrestricted Subsidiary that does not have any Indebtedness and that has positive Consolidated Cash Flow for the most recent Reference Period, the Borrower would be permitted to incur at least $l.00 of additional Indebtedness in compliance with paragraphs (i) and (ii) of Section 6.01(f), (B) the Borrower and the Restricted Subsidiary would not be liable with respect to Indebtedness or any Guarantee, would not own any Investment and their property would not be subject to any Lien which is not permitted by this Agreement and (C) substantially all of the Borrower's assets will be located, and substantially all of the Borrower's business will be conducted, in the United States;

          (iii) in the case of a designation as an Unrestricted Subsidiary, (A) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute a sale by the Borrower of all the assets of the Subsidiary so designated, such sale would be in compliance with paragraph (iii)(A) of Section 6.07(c) and (B) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute an Investment by the Borrower in respect of all the assets of the Subsidiary so designated, such Investment would be in compliance with clause (iv) of
     Section 6.03, in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; provided that this subdivision (iii) of this Section 6.17(a) shall not apply to an acquisition or formation by the Borrower or a Restricted Subsidiary

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                                                                             110

     of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation is funded solely by the net cash proceeds received by the Borrower from the General Partner or from the Public Partnership as a capital contribution or as consideration for the issuance by the Public Partnership of additional limited partnership interests;

          (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary;

          (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary at the time of such designation has a positive consolidated net worth;

          (vi) the Borrower shall deliver to each Lender, within five Business Days after any such designation, an Officers' Certificate stating the effective date of such designation and confirming compliance with the provisions of this Section 6.17;

          (vii) in the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have (A) made or acquired all Investments owned by it and (B) incurred all Indebtedness owing by it and all Liens to which it or any of its properties are subject, on the date of such designation;

          (viii) the Borrower shall designate Star/Petro as a Restricted Subsidiary and, notwithstanding any other provision of this Section 6.17(a), shall not change such designation without the consent of the Required Lenders; and

          (ix) the Borrower shall designate Petro Holdings as an Unrestricted Subsidiary and, notwithstanding any other provision of this Section 6.17(a), shall not change such designation without the consent of the Required Lenders.

          (b) The Borrower will cause each Restricted Subsidiary, at the time it is or is deemed to be designated as a Restricted Subsidiary, to execute and deliver a Supplemental Agreement and satisfy all terms therein.

          (c) The Borrower will not own any Subsidiaries other than Wholly Owned Subsidiaries satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary.

          Section 6.18. Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit only for the purposes set forth in
Section 3.13.

          Section 6.19. Accounting Changes. The Borrower will not, and will not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP. The Borrower will, and will cause each Restricted Subsidiary to, cause its fiscal year to end on September 30 in each year.

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                                                                             111

          Section 6.20. Certain Real Property. Without affecting the obligations of the Borrower or any of the Restricted Subsidiaries under any of the Collateral Documents, in the event that the Borrower or any Restricted Subsidiary, at any time after the date hereof, whether directly or indirectly, acquires any interest in any real property, including any fee or other ownership interest in one or more properties with an aggregate cost in excess of $50,000, or any interest under one or more leases of real property for a term in excess of three years and involving aggregate average payments in excess of $100,000 per annum (each such interest, an "After Acquired Property"), the Borrower will, or will cause such Restricted Subsidiary to, as soon as practical provide written notice thereof to the Administrative Agent, setting forth with specificity a description of such After Acquired Property, the location of such After Acquired Property, any structures or improvements thereon and an appraisal or its good-faith estimate of the current value of such real property ("Current Value"). The Administrative Agent shall provide notice to the Borrower of whether the Required Lenders intend to cause the Borrower to grant and record a Mortgage on such After Acquired Property; provided that no new mortgage on such After Acquired Property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits conferred thereby in the reasonable judgment of the Administrative Agent and the Required Lenders; provided, further, that the amount secured by a new mortgage on After Acquired Property located in the State of New York or the State of Florida shall not exceed 125% of the purchase price of such After Acquired Property. In such event, the Borrower or such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or instruments referred to in Section 4.01(g) and Section 4.01(h) as the Agents shall require. If, at any time, the aggregate cost to the Borrower and its Restricted Subsidiaries of each interest in real property (x) acquired by the Borrower or any Restricted Subsidiary, whether directly or indirectly, at any time after the Closing Date, at a cost equal to or less than $50,000, (y) at such time, owned directly or indirectly by the Borrower or any Restricted Subsidiary and (z) for which a mortgage in favor of the Trustee is not in effect (the "Aggregate Cost of Unmortgaged Property"), exceeds $500,000, the Borrower will as soon as practical, and in any event within ten Business Days, provide written notice thereof to the Administrative Agent, setting forth with specificity a description of each such interest in real property, the location of such real property and an appraisal or its good-faith estimate of the current value of each such real property. The Administrative Agent may require the Borrower or the applicable Restricted Subsidiary to grant and record a mortgage in favor of the Trustee on one or more of such real properties so that the Aggregate Cost of Unmortgaged Property does not exceed $500,000, provided that no new mortgage on any such real property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefit that would be conferred thereby. In the event a mortgage is required, the Borrower or such Restricted Subsidiary shall execute and deliver to the Trustee a mortgage, together with such documents or instruments as the Administrative Agent shall require. In no event shall the title insurance policy for any such After Acquired Property be in an amount which is less than the Current Value of such After Acquired Property. Further, with regard to any interest in real property, including any fee or other ownership interest in real property or any material lease of real property, currently owned or held by the Borrower or any Restricted Subsidiary and which is not being encumbered by a Mortgage of even date herewith (each such interest, an "Existing Unmortgaged Property"), upon the written request of the Required Lenders, the Borrower will, or will cause any applicable Restricted Subsidiary to, execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or

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instruments referred to in Section 4.01(g) and Section 4.01(h) as the Agents
shall require. In no event shall the title insurance policy for any such Existing Unmortgaged Property be in an amount which is less than the Current Value of such Existing Unmortgaged Property. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses and expenses of any customary environmental due diligence, and all title insurance charges and premiums, in connection with the obligations of the Borrower and the Restricted Subsidiaries under this Section 6.20.

          Section 6.21. Sale and Lease-Back Transactions. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, with an intent to rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.22. Acquisitions. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (a) the Borrower and any of the Restricted Subsidiaries may purchase inventory in the ordinary course of business and (b) the Borrower or any Restricted Subsidiary may engage in any such acquisition if no Event of Default or Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto (on a pro forma basis as if such acquisition had occurred on the first day of the applicable Reference Period for purposes of Section 6.29).

          Section 6.23. Impairment of Security Interests. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Trustee on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any Person (other than the Trustee on behalf of the Secured Parties) any interest whatsoever in the Collateral.

          Section 6.24. Limitation on Restrictions on Subsidiary Dividends, etc. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Restricted Subsidiary, (b) make loans or advances to the Borrower or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices or (ii) this Agreement, the other Loan Documents and the Note Agreements.

          Section 6.25. No Other Negative Pledges. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the

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                                                                             113

Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Agreement and the Parity Debt Credit Agreement and the Note Agreements.

          Section 6.26. Sales of Receivables. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable, except for accounts receivable consisting of assets of an operating unit sold as a going concern in accordance with all other provisions of this Agreement.

          Section 6.27. Fixed Price Supply Contracts; Certain Policies. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time be a party or subject to any contract for the purchase or supply by such parties of propane or other product except where (i) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (ii) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to.

          (b) The Borrower will not amend, modify or waive the trading policy or supply inventory position policy referred to in Section 3.29, except that the Borrower may enter into Commodity Hedging Agreements as permitted under the other provisions hereof. The Borrower will provide the Agents and the Lenders with prompt written notice of any such new Commodity Hedging Agreement. Subject to the foregoing exception, the Borrower and the Restricted Subsidiaries will comply in all material respects with such policies at all times.

          Section 6.28. Certain Operations. The Borrower shall not permit Petro or any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) to acquire a business which derives any revenues from the sale of propane if, after giving effect to such acquisition, Petro's Pro Forma Propane Volumes would equal or exceed the lesser of (a) 15% of the Borrower's reported propane volumes sold for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of such acquisition and (b) 15 million gallons of propane (such lesser amount, the "maximum permitted amount"). If as a result of an acquisition, Petro's Pro Forma Propane Volumes exceeds the maximum permitted amount, the Borrower shall not be in violation of this Section 6.28 if within the period of 90 days following such acquisition the Borrower causes Petro to complete the disposition of sufficient propane volume to reduce Petro's Pro Forma Propane Volumes below the maximum permitted amount. For purposes of this Section 6.28, "Petro's Pro Forma Propane Volumes" shall mean the actual propane volumes sold by Petro and any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination plus the propane volumes sold of the propane business to be acquired for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination. In addition, in the event Petro or any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) owns a propane business, the Borrower shall not permit Petro or any such Affiliate to accept as a customer (except for de minimis, unintentional and isolated acceptances) any Person who is (or was during the last billing cycle of the Borrower and the Restricted Subsidiaries) a customer of the Borrower and the Restricted Subsidiaries.

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          Section 6.29. Funded Debt to Cash Flow. (a) The Borrower will not permit the ratio on the last day of the Reference Period (the "date of determination") of (i) Total Funded Debt as of such date of determination to
(ii) Consolidated Cash Flow for such Reference Period to be greater than 4.50 to 1.00.

          (b) Notwithstanding the foregoing, the Borrower shall not be required to comply with the foregoing covenant on any date of determination when (after giving effect to any borrowings, repayments or other credit events on such day) there are no outstanding Tranche B Revolving Loans or Tranche B Term Loans and there is no outstanding Tranche B Letter of Credit Exposure. Furthermore, for purposes of (i) this Section 6.29 only, but not (except as otherwise expressly provided in clause (ii) below) for purposes of determining the Applicable Margin or any other purpose and (ii) calculating the Leverage Ratio as required by
Section 4.03(a), Consolidated Cash Flow for the Reference Period shall mean the greater of (A) Consolidated Cash Flow for the most recent period of four consecutive fiscal quarters prior to the date of determination and (B) 50% of Consolidated Cash Flow for the most recent period of eight consecutive fiscal quarters prior to the date of determination. In addition, it is understood and agreed that, when and to the extent that another provision of this Agreement expressly provides otherwise, the Borrower shall not be required to calculate Consolidated Cash Flow on a pro forma basis as of any date of determination other than the last day of each fiscal quarter of the Borrower.

          Section 6.30. Independent Corporate Existence. (a) Except as set forth on Schedule 6.30, (a) the Borrower shall maintain, and shall cause each of its Subsidiaries (other than Petro Holdings or its Subsidiaries) to maintain, books, records and accounts that are separate from the books, records and accounts of Petro or any of its Subsidiaries such that: (i) the revenues of the Borrower and its Subsidiaries will be credited to the accounts of the Borrower and its Subsidiaries only; (ii) all expenses incurred by the Borrower and its Subsidiaries shall be paid only from the accounts of the Borrower and its Subsidiaries (other than those paid by Petro and allocated to the Borrower in the manner set forth in clause (c) of this Section); (iii) only officers and employees of the General Partner, the Borrower and its Subsidiaries in their capacity as such shall have the authority to make disbursements with respect to the accounts of the Borrower and its Subsidiaries; (iv) there shall occur no sharing of accounts or funds between the Borrower and its Subsidiaries, on the one hand, and Petro or any of its Subsidiaries (other than the Borrower and its Subsidiaries), on the other hand; and (v) all cash and funds of the Borrower and its Subsidiaries shall be managed separately from the cash and funds of Petro or any of its Subsidiaries (other than the Borrower and its Subsidiaries), and there shall not occur any commingling, including for investment purposes, of funds or assets of the Borrower and its Subsidiaries with the funds or assets of Petro or any of its Subsidiaries.

          (b) All full-time employees, consultants and agents of the Borrower and its Subsidiaries (other than Petro Holdings or its Subsidiaries) shall be compensated directly from the bank accounts of the General Partner, the Borrower and such Subsidiaries (other than Petro Holdings or its Subsidiaries) for services provided by such employees, consultants and agents and, to the extent any employee, consultant or agent is also an employee, consultant or agent of Petro or any of its Subsidiaries, the compensation of such employee, consultant or agent shall be allocated in accordance with clause (c) of this Section among the Borrower and its Subsidiaries, on the one hand, and Petro and any of its Subsidiaries, on the other hand, on a basis which

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                                                                             115

reasonably reflects the services rendered to the Borrower and its Subsidiaries (other than Petro Holdings or its Subsidiaries).

          (c) All overhead expenses (including telephone and other utility charges) for items shared by the Borrower and its Subsidiaries, on the one hand, and Petro or any of its Subsidiaries (other than Petro Holdings or its Subsidiaries), on the other hand, shall be allocated on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use.

          (d) The Borrower shall not permit Petro or any of its Subsidiaries to be named as a loss payee or additional insured on the insurance policy covering the property of the Borrower or any of its Subsidiaries (other than Petro Holdings or its Subsidiaries), or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Petro and its Subsidiaries.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

          Section 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

          (a) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph
(a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (c) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in
Section 5.02(h) or any of Section 6.01 through Section 6.08, inclusive, Section 6.10, Section 6.11 (other than the failure to deliver any broker report on a timely basis as required by Section 15.3 of the Mortgage) and Section 6.17 through Section 6.29, inclusive, of this Agreement or in Section 4.21 or 4.23 of the Borrower Security Agreement;

          (d) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after such default shall first have become known to any officer of any Loan Party or written notice thereof shall have been received by the Borrower from the Administrative Agent or any Lender;

          (e) any representation or warranty made in writing or deemed made by or on behalf of the Borrower or any of its Affiliates in this Agreement or any other Operative

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                                                                             116

Agreement shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made;

          (f) the Borrower or any Restricted Subsidiary (as principal or guarantor or other surety) shall default in the payment of any amount of principal of or premium or interest on Indebtedness which is outstanding in a principal amount of at least $2,000,000 in the aggregate (other than the Facilities Obligations) or on the Mortgage Notes; or any event shall occur or condition shall exist in respect of any Indebtedness which is outstanding in a principal amount of at least $2,000,000 or the Mortgage Notes under any evidence of any such Indebtedness or the Mortgage Notes or of any mortgage, indenture or other agreement relating to such Indebtedness or the Mortgage Notes, the effect of which is to cause (or to permit one or more Persons to cause) such Indebtedness or the Mortgage Notes to become due before its stated maturity or before its regularly scheduled dates of payment or to permit the holders of such Indebtedness or the Mortgage Notes to cause the Borrower or any Restricted Subsidiary to repurchase or repay such Indebtedness or the Mortgage Notes, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

          (g) filing by or on the behalf of the Borrower or the General Partner of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or Federal, now or hereafter existing ("Bankruptcy Law"), or any action by the Borrower or the General Partner for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Borrower, or the General Partner, or of all or a substantial part of its property; or the making by the Borrower or the General Partner of any assignment for the benefit of creditors; or the admission by the Borrower or the General Partner in writing of its inability to pay its debts as they become due;

          (h) filing of any involuntary petition against the Borrower or the General Partner in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or the General Partner or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or the General Partner or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or the General Partner; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged;

          (i) filing by or on the behalf of any Restricted Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by any Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such

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                                                                             117

Restricted Subsidiary or of all or a substantial part of its property; or the making by any Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by any Restricted Subsidiary in writing of its inability to pay its debts as they become due;

          (j) filing of any involuntary petition against any Restricted Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court of competent jurisdiction shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Restricted Subsidiary; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged;

          (k) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against the Borrower or any Restricted Subsidiary for the payment of money in excess of $500,000 in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal within 45 days after the date due, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Restricted Subsidiary to enforce any such judgment;

          (l) any of the Loan Documents or other Operative Agreements shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or the validity or the enforceability of any of the Loan Documents or other Operative Agreements shall be contested by or on behalf of the Borrower or any other Loan Party, or the Borrower or any other Loan Party shall renounce any of the Loan Documents or other Operative Agreements, or deny that it is bound by the terms of any of the Loan Documents or other Operative Agreements;

          (m) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, other than as a result of an act or omission of any Agent or Lender;

          (n) any order, judgment or decree is entered in any proceedings against the Borrower decreeing a split-up of the Borrower which requires the divestiture of assets of the Borrower or the divestiture of the stock of a Restricted Subsidiary which would not be permitted if such divestiture were considered a partial disposition of assets pursuant to Section 6.07(c) and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal;

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                                                                             118

          (o) there shall occur at any time a change in Legal Requirements specifically applicable to the Borrower or to the Business or to the business of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances which would have a Material Adverse Effect and 60 days after the earlier of (i) such occurrence shall first have become known to any officer of the Borrower or the General Partner or (ii) written notice thereof shall have been received by the Borrower from the Administrative Agent or any Lender, such Material Adverse Effect shall be continuing;

          (p) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Related Person in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Related Person shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan or (vi) any other events or condition shall occur or exist with respect to a Plan; and, in each case in clauses (i) through (vi) above, such event or condition, together with all other such event or conditions, if any, could reasonably be expected to result in liabilities of the Borrower and the Restricted Subsidiaries in an aggregate amount in excess of $1,000,000;

          (q) either (i) the Borrower or any Restricted Subsidiary shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower or any Restricted Subsidiary, which liability, together with all other such liabilities, could reasonably be expected to result in liabilities of the Borrower and the Restricted Subsidiaries in excess of $1,000,000 or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that could reasonably be expected to be determined adversely to the Borrower or any Restricted Subsidiary and, on the basis of such a determination, to result in liabilities of the Borrower and the Restricted Subsidiaries in excess of $1,000,000;

          (r) any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Restricted Subsidiary, or the Borrower or any Restricted Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Restricted Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise;

          (s) the occurrence of a Material Adverse Effect;

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                                                                             119

          (t) the occurrence of any Change in Control; or

          (u) Petro Holdings or any other Unrestricted Subsidiary shall make any Restricted Payment, loans or other extensions of credit directly to the Public Partnership;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall take one or more of the following actions, at the same or different times: (i) by notice to the Borrower terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower to deposit cash collateral with the Trustee pursuant to the Intercreditor Agreement in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Collateral Documents or otherwise; or (v) any combination of the foregoing; provided that in the case of any of the Events of Default with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          Section 7.02. Remedies. In case any one or more Events of Default or Defaults shall occur and be continuing, (i) any Lender may proceed to protect and enforce the rights of such Lender by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (ii) the Trustee and the Lenders may exercise any rights or remedies in their respective capacities under the Collateral Documents in accordance with the provisions thereof. In case of a default in the payment or performance of any provision hereof or of the Loan Documents, the Borrower will pay to each Lender such further amount as shall be sufficient to cover the cost and expenses of collection, including reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein or in any of the Loan Documents. No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Loan Document upon any Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

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                                                                             120

                                  ARTICLE VIII

                           THE AGENTS AND ISSUING BANK

          Section 8.01. Appointment and Authorization. (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes each of the Agents and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to such Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agents nor the Issuing Bank shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents or the Issuing Bank.

          (b) The Administrative Agent is hereby expressly authorized by the Lenders to, without hereby limiting any implied authority, and hereby agrees (in the case of clause (ii) below, at the direction of the Required Lenders) to, (i) receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any Subsidiary pursuant to this Agreement or any other Loan Document as received by the Administrative Agent (other than materials required hereunder to be delivered by the Borrower directly to the Lenders).

          Section 8.02. Liability of Agents. Neither the Agents, the Issuing Bank, nor any of their respective directors, officers, employees, attorneys-in-fact, affiliates or agents, shall be liable as such for any action taken or omitted to be taken by any of them in connection with this Agreement or any other Loan Document, except for such party's own gross negligence or willful misconduct (as found by a final and nonappealable decision of a court of competent jurisdiction), or be responsible for any statement, warranty, recital or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Subsidiary of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Agents nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be

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                                                                             121

genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. Each of the Administrative Agent, the Issuing Bank and the Lenders shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Neither the Agents, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. None of Lenders identified in this Agreement as a "Documentation Agent" or "Syndication Agent" shall have any obligation, liability, responsibility or duty under this Agreement in such capacity other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as "Documentation Agent" or "Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that is has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          Section 8.03. Action by Agents. The Lenders hereby acknowledge that none of the Agents and the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agents and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein.

          Section 8.04. Notice of Default. Except for actual knowledge of non-payment, the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          Section 8.05. Successor Agents. Each Administrative Agent and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may

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                                                                             122

resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor, whereupon such successor shall succeed to the rights, powers and duties of either the Administrative Agent or Issuing Bank, and the term "Administrative Agent" or "Issuing Bank" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent or Issuing Bank's rights, powers and duties as Administrative Agent or Issuing Bank shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, Issuing Bank or any of the parties to this Agreement or any holders of the Loans. If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 10 days after the retiring Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Administrative Agent's or Issuing Bank's resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent or Issuing Bank, as the case may be, may, on behalf of the Lenders, appoint a successor, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as the Administrative Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Issuing Bank and the retiring Administrative Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of the Administrative Agent or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Issuing Bank.

          Section 8.06. Agent and Affiliate. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agents and the Issuing Bank in its individual capacity and not as an Agent or the Issuing Bank shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent or the Issuing Bank. The term "Lender" or "Lenders" shall include each Agent in its individual capacity. Each of the Agents and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent or the Issuing Bank (or such Affiliate thereof).

          Section 8.07. Indemnification. Each Lender agrees (a) to reimburse each of the Agents and the Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by such Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each of the Agents, the Issuing Bank and any of their respective directors, officers, employees, attorneys-in-fact, affiliates or agents, promptly after demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against it in its capacity as an Agent or the Issuing Bank or any of them in any way relating to or arising out of this Agreement, any other Loan

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                                                                             123

Document, any documents contemplated by or referred herein or therein, the transactions contemplated hereby or thereby or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent or the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or the Issuing Bank (as found by a final and nonappealable decision of a court of competent jurisdiction).

          Section 8.08. Credit Decision. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 8.09. Intercreditor Agreement. The Lenders hereby authorize and agree to be bound by the terms of the Intercreditor Agreement and authorize the Administrative Agent, on behalf of the Lenders, to execute the Agreement of Lenders and Supplement to Intercreditor Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

          (a) if to the Borrower, to it at:

          2187 Atlantic Street,
          Stamford, CT 06902
          Attention of Richard Ambury

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                                                                             124

          Telecopy no.: (203) 328-7393
          Telephone: (203) 328-7300
          E-Mail Address: rambury@star-gas.com;

          (b) if to the Administrative Agent, to it at:

          JPMorgan Chase Bank
          Loan and Agency Services Group
          1111 Fannin, Street
          Houston, TX 77002
          Attention: Debbie Meche/Melissa Paiva
          Telecopy no.: (713) 750-2938

          with a copy to:

          JPMorgan Chase Bank
          395 North Service Road
          Melville, NY 11747
          Attention: William DeMilt, Jr.
          Telecopy: (631) 755-5184

          (c) if to the Documentation Agent, to it at:

          Wachovia Bank, N.A.
          301 South College Street
          Charlotte, NC 28288
          Attention: Mark Weir
          Telecopy no.: (704) 383-0550

          with a copy to

          Wachovia Bank, N.A.
          201 South College Street
          Charlotte, NC 28288
          Attention: Cynthia Rawson
          Telecopy no.: (704) 715-0097

          (d) if to the Syndication Agent, to it at:

          Fleet National Bank
          100 Federal Street
          Boston, MA 02110
          Attention: Bert Valbona
          Telecopy no.: (617) 434-3652

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                                                                             125

          with a copy to:

          Fleet National Bank
          100 Federal Street
          Boston, MA 02110
          Attention: Francia Castille
          Telecopy no.: (617) 434-9820

          (e) if to a Lender, to it at its address on Schedule 1.01A hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01; provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

          Section 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agents and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Agents or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as (a) the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid, (b) the Commitments have not been terminated or (c) any Letter of Credit has not expired or been terminated.

                  Section 9.03. Binding Effect. This Agreement shall become effective when the conditions precedent set forth in Section 4.01 are satisfied (except that, solely for the purpose of calculating any fees stated herein to commence to accrue on the date of this Agreement, this Agreement shall become effective when the conditions precedent set forth in Section 4.01(a) are satisfied).

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                                                                             126

          Section 9.04. Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrower, provided that, no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under
          Section 7.01(a), (b), (g), (h), (i) or (j) has occurred and is continuing, any other Person;

               (B) the Administrative Agent, provided that, no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Tranche B Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

               (C) in the case of an assignment of any Revolving Credit Commitment, the Issuing Bank, provided that, no consent of the Issuing Bank shall be required for an assignment of any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent (and, if applicable, the Issuing Lender) otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under
          Section 7.01(a), (b), (g), (h), (i) or (j) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

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                                                                             127

               (B) each Lender shall simultaneously assign, and the Assignee shall simultaneously take an assignment of, a pro rata portion of the sum of the principal amount of the outstanding loans under the Parity Debt Credit Agreement and the unused amount of the commitment of the assigning lender under the Parity Debt Credit Agreement and all other interests, rights and obligations under the Parity Debt Credit Agreement in accordance with the provisions thereof, such that at all times (I) the Tranche B Revolving Credit Commitment Percentage of such Lender under Facility B and the Revolving Credit Commitment Percentage (as defined in the Parity Debt Credit Agreement) of such lender under the Parity Debt Credit Agreement shall be the same and (II) the Tranche A Revolving Credit Commitment Percentage of such Lender under Facility A and the Revolving Credit Commitment Percentage (as defined in the Parity Debt Credit Agreement) of such lender under the Parity Debt Credit Agreement shall be the same;

               (C) assignments and participations pursuant to this Section 9.04 need to be pro rata among the Facilities;

               (D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

               (E) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

          For the purposes of this Section 9.04, the terms "Approved Fund" has the following meaning:

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.15, Section 2.19 and Section 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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                                                                             128

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Letter of Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that, (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to Section 9.08(b) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.17 as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13, Section 2.14 or Section 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

     Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.04(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          Section 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay (whether or not the transactions contemplated hereby shall be consummated) all reasonable out-of-pocket costs and expenses incurred by any Agent or the Issuing Bank in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, the closing of the Facilities, the administration of the Facilities or any amendment, modification or waiver of the provisions hereof or thereof or incurred by any Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agents, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents or in connection with the Loans made hereunder, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, (ii) any search and filing fees of any company acceptable to the Lenders, (iii) any third party consultants retained to assist the Agents in analyzing any environmental, insurance and other due diligence issues and (iv) in connection with any such enforcement or protection, any other counsel for any Agent, the Issuing Bank or any Lender.

          (b) The Borrower agrees to indemnify each of the Agents, the Issuing Bank, the affiliates of any Agent, the Issuing Bank, the Lenders, and their respective directors, officers, employees, agents and Controlling Persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Facilities and the transactions contemplated hereby and thereby, (ii) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the other transactions contemplated hereby and thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

          (c) The Borrower agrees to indemnify each of the Agents, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Environmental Laws affecting the Borrower or any other Loan Party or its properties or assets, (ii) any Hazardous Materials managed by the Borrower or any other Loan Party, (iii) any event, condition or circumstance involving environmental pollution, regulation or control affecting the Borrower or any other Loan Party or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

          (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

          (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein, (ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Borrower shall not in any event be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

          (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section
9.05 shall be payable on written demand therefor.

          Section 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          Section 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 9.08. Waivers; Amendment. (a) No failure or delay of any Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of

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                                                                             132

any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) None of this Agreement, the other Loan Documents and any provision hereof or thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such waiver, amendment or modification shall
(i) decrease the principal amount of any Loan, extend the Tranche A Maturity Date, the Tranche B Conversion Date or the Tranche B Maturity Date, extend any Tranche B Repayment Date or any date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) increase or extend the Commitment or decrease the Commitment Fees or Letter of Credit Fees of any Lender without the prior written consent of such Lender, (iii) postpone the date fixed for any reimbursement of a Letter of Credit Disbursement without the prior written consent of each Lender affected thereby, (iv) permit the release of any material amount of Collateral under any Collateral Document or permit the release of any material guarantor from the Guarantee Agreements without the prior written consent of each Lender, (v) increase the aggregate Commitments of the Lenders without the prior written consent of each Lender, (vi) waive, amend or modify
Section 6.01 so as to permit any renewal, refunding or refinancing of Facility A without the prior written consent of each Lender or (vii) amend or modify the provisions of Section 2.01(c) or waive the conditions set forth therein, the provisions of Section 2.11(h), the provisions of Section 2.16, the provisions of
Section 9.04(a)(i), Section 9.04(b)(ii)(B) and Section 9.04(b)(ii)(C) or any of the provisions of Article II relating to the pro rata treatment between this Agreement and the Parity Debt Credit Agreement, the provisions of this Section
9.08 or the definition of "Required Lenders" or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under any provision of this Agreement or any other Loan Document, without the prior written consent of each Lender; provided further that (A) if any amendment, modification or waiver of Section 2.11(e),
(f), (g) or (h) would affect the holders of Tranche A Revolving Loans or Tranche B Loans, as applicable (an "Affected Class"), then such amendment, modification or waiver shall require the prior written consent of Lenders holding Loans and participations in Letters of Credit, and having Commitments, representing a majority of the outstanding principal amount of all Loans of the Affected Class, the aggregate amount of the Letter of Credit Exposure of the Affected Class and the aggregate amount of unused Commitments of the Affected Class and (B) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder without the prior written consent of such Agent or the Issuing Bank, as applicable. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this
Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

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                                                                             133

          (c) In the event that any waiver, amendment or modification requires the prior written consent of each Lender pursuant to Section 9.08(b), and the Borrower has obtained the approval of all but one Lender, the Borrower shall have the right to replace such non-consenting Lender; provided that, (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under
Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 9.04(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          Section 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          Section 9.10. Entire Agreement. This Agreement, the other Loan Documents, the other Operative Agreements and the Letter Agreement constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any agreement previously entered into among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement, the other Loan Documents, the other Operative Agreements and the Letter Agreement. Nothing in this Agreement, the other Loan Documents, the other Operative Agreements or the Letter Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents, the other Operative Agreements or the Letter Agreement.

          Section 9.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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                                                                             134

          Section 9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          Section 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          Section 9.14. Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) To the fullest extent permitted under applicable law, each of the Borrower, the Lenders, the Agents and the Issuing Bank hereby irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement and the other Loan Documents or any of the transactions contemplated hereby or thereby.

          Section 9.15. LEGEND. THIS AGREEMENT AND THE NOTES ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT WHICH, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS AGREEMENT AND THE NOTES AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED

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                                                                             135

CREDITORS. COPIES OF THE INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THE NOTES UPON REQUEST TO THE BORROWER.

          Section 9.16. Effect of Amendment and Restatement of the Existing Credit Agreement. On the Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the "Facilities Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Closing Date, (b) such "Facilities Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and (c) upon the effectiveness of this Agreement all Loans of the Lenders outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be converted into Loans hereunder on the terms and conditions set forth in this Agreement.

          Section 9.17. Special Provisions. (a) From and after the Closing Date,
(i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement (including, without limitation, with respect to Bank of America, N.A., its obligations or liabilities as documentation agent under the Existing Credit Agreement) with respect to the period from and after the Closing Date and, without limiting the foregoing, no Exiting Lender shall have any Revolving Credit Commitment under this Agreement or any participation in any Letter of Credit outstanding hereunder and (iii) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

          (b) The Lenders (which are Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, commitment terminations, minimum amounts of prepayments of Revolving Loans (as defined in the Existing Credit Agreement), ratable reductions of Tranche A Revolving Commitment or Tranche B Revolving Commitment (as defined in the Existing Credit Agreement) and ratable payments on account of the principal or interest of any Revolving Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to Section 4.01(e).

          (c) The Lenders hereby confirm that, from and after the making of the initial Loans, all participations of the Lenders in respect of (i) Tranche A Letters of Credit outstanding hereunder pursuant to Section 2.21(a) shall be based upon the Tranche A Revolving Credit Commitment Percentages of the Lenders (after giving effect to this Agreement) and (ii) Tranche B Letters of Credit outstanding hereunder pursuant to Section 2.21(b) shall be based upon the Tranche B Revolving Credit Commitment Percentages of the Lenders (after giving effect to this Agreement).

          (d) The Borrower hereby releases, effective as of the making of the initial Loans, in full the Exiting Lenders from their obligations in respect of the Revolving Credit Commitments (as defined in the Existing Credit Agreement) and, effective as of the Closing

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                                                                             136

Date, the Lenders hereby assume such obligations, it being understood that such assumption is reflected in the Revolving Credit Commitments of the Lenders hereunder.

          IN WITNESS WHEREOF, the Borrower, the Agents, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        STAR GAS PROPANE, L.P., as Borrower


                                        By: STAR GAS LLC, its general partner


                                            By:
                                                --------------------------------
                                                Name:
                                                Title: Managing Member


                                        JPMORGAN CHASE BANK, as Administrative
                                        Agent and as a Lender


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FLEET NATIONAL BANK, as Syndication
                                        Agent and as a Lender


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WACHOVIA BANK, N.A., as Documentation
                                        Agent and as a Lender


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: